UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Prologis, Inc.

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2017

C.R.England
211
212
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PROLOGIS PROXY STATEMENT

Notice of Annual Meeting of Stockholders

Wednesday, May 3, 2017
1:30 p.m., Pacific time
Le Meridien
333 Battery St.
San Francisco, California 94111

PROLOGIS.

The date of this proxy statement is
MARCH 23, 2017

2017 Proxy Statement

March 23, 2017

Dear Stockholder,

You are invited to attend our Annual Meeting of Stockholders on May 3, 2017 in San Francisco, California. This proxy statement contains information about our company and our 2017 annual meeting proposals and process. Your vote is important to us, and we ask that you vote in accordance with our board’s recommendations.

2016 was a year of significant accomplishment at Prologis. Our results were a testament to the strength of our global portfolio. Our team delivered record occupancy with double-digit rent growth, significant value creation by our development business and an increase in strategic capital fees and promotes.

I am proud of what our experienced and dedicated teams across the globe have accomplished and look forward to the year ahead. Thank you for your continued support and interest.

Sincerely,

HAMID R. MOGHADAM

Chairman and Chief Executive Officer

2017 Proxy Statement

¾	NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

March 23, 2017

To our Stockholders:

I invite you to attend the 2017 annual meeting of stockholders of Prologis, Inc. at 1:30 p.m. on May 3, 2017 at Le Meridien at 333 Battery Street, San Francisco, California 94111.

Items of business. The following items of business will be conducted at our 2017 annual meeting of stockholders:

1.	To elect ten directors to our board of directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2.	Advisory vote to approve the company’s executive compensation for 2016.

3.	Advisory vote on the frequency of future advisory votes on the company’s executive compensation.

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2017.

5.	To consider any other matters that may properly come before the meeting and at any adjournments or postponements of the meeting.

Record Date. If you were a holder of shares of our common stock at the close of business on March 9, 2017, you are entitled to receive this notice and to vote at the annual meeting and any adjournment(s) or postponement(s) of the annual meeting.

How to Vote. You can vote your shares by proxy through the Internet, by telephone or by mail using the instructions on the proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the annual meeting.

Meeting Attendance. If you plan to attend the meeting in person, you must bring proof of current ownership of our common stock to be admitted to and to attend the 2017 annual meeting.

Proxy Materials. On or about March 24, 2017, we intend to distribute to our stockholders:

(i)	Either in printed form by mail or electronically by e-mail, a Notice of Annual Meeting and Internet Availability of Proxy Materials containing instructions on: (a) how to electronically access our 2017 Proxy Statement and 2016 Annual Report to Stockholders, which includes our 2016 Annual Report on Form 10-K; (b) how to vote; and (c) how to request printed proxy materials (if desired).

(ii)	If requested or required, printed proxy materials, which will include our 2017 Proxy Statement, our 2016 Annual Report on Form 10-K and a proxy card.

On behalf of the Board of Directors,

EDWARD S. NEKRITZ

Chief Legal Officer, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 3, 2017. This proxy statement and accompanying form of proxy are first being made available to you on or about March 23, 2017. Proxy materials are available at www.proxyvote.com.

Proxy Statement: Table of Contents

¾	PROXY STATEMENT: TABLE OF CONTENTS

1	Proxy Summary

2	2016 Business Highlights

3	2016 Compensation Highlights

3	2016 Governance and Corporate Responsibility Highlights

4	Proposals Submitted to Vote at the 2017 Annual Meeting
6	Board of Directors and Corporate Governance

6	Governance and Corporate Responsibility Summary

7	Election of Directors (Proposal 1)

7	Board Evaluations and Process for Selecting Directors

8	Director Qualifications, Skills and Experience

10	Director Nominees

15	Director Independence

15	Board Leadership Structure

17	Board Committees

19	Other Governance Matters
25	Executive Officers
26	Executive Compensation

26	Compensation Discussion and Analysis

26	Executive Summary

29	Prologis Business Model and 2016 Performance Highlights

32	2016 Compensation Highlights

37	2016 Say-on-Pay Vote and Stockholder Outreach

38	Discussion of Compensation Comparison Group

40	Compensation Elements and 2016 Decisions

52	Other Compensation Elements and Considerations

55	Compensation Committee Report

55	Summary Compensation Table for Fiscal Year 2016

59	Grants of Plan-Based Awards in Fiscal Year 2016

65	Outstanding Equity Awards at Fiscal Year-End (December 31, 2016)

67	Option Exercises and Stock Vested in Fiscal Year 2016

69	Nonqualified Deferred Compensation in Fiscal Year 2016

72	Potential Payments Upon Termination or Change in Control

75	Advisory Vote to Approve the Company’s Executive Compensation for 2016 (Proposal 2)

75	Advisory Vote on the Frequency of Future Advisory Votes on the Company’s Executive Compensation (Proposal 3)
77	Director Compensation

78	Nonqualified Deferred Compensation Plans for Directors

79	Director Compensation for Fiscal Year 2016
81	Security Ownership
84	Equity Compensation Plans
85	Audit Matters

85	Audit Committee Report

86	Independent Registered Public Accounting Firm

86	Ratification of the Appointment of the Independent Registered Public Accounting Firm (Proposal 4)
88	Additional Information

88	Proxy Materials and Voting Information
A-1	Appendix A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

i

Proxy Summary

¾	PROXY SUMMARY

2016 Company Dashboard

¾	2016 marked the culmination of our three-year strategic plan with outstanding results. We outperformed both operationally and in the equity markets, while positioning ourselves for durable and sustainable growth.

(1)	Core FFO per share and our loan-to-value ratio are non-GAAP measures. Please see Appendix A for a discussion and reconciliations to the most directly comparable GAAP measures.
(2)	Total stockholder return (“TSR”) is calculated based on the stock price appreciation and dividends paid to show the total return to a stockholder over a period of time. TSR assumes dividends are reinvested in common stock on the day the dividend is paid.
(3)	A real estate investment trust is a “REIT.” MSCI US REIT Index is the “MSCI REIT Index” and the Cohen & Steers Realty Majors Portfolio Index is the “Cohen & Steers REIT Index.”
(4)	Change in ratings by Moody’s and Standard & Poors (“S&P”), respectively. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.
(5)	Generally requires ownership of at least 3% of our common stock by up to 20 stockholders for at least 3 years to nominate up to the greater of 20% or two of our directors.

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Proxy Summary

2016 Business Highlights

¾	Our business model delivers results.

1361% increase in Net Earnings per share over the last 5 years	48% increase in Core FFO per share(1) over the last 5 years

45% increase in our Stock Price over the last 5 years	50% increase in our Common Stock Dividend over the last 5 years

(1)	Core FFO per share is a non-GAAP measure. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measure.

For further detail, please see “Compensation Discussion and Analysis—Prologis Business Model and 2016 Performance Highlights.”

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Proxy Summary

2016 Compensation Highlights

¾	Our compensation program incentivizes outperformance responsibly.

No Increase in Base Salaries of our named executive officers in 2016	Increased Difficulty of Prologis Outperformance Plan Award Hurdles in 2016 plan amendment

$2.8 Billion in Outperformance Generated for Stockholders(1) in exceeding Prologis Outperformance Plan award hurdles to earn awards for the 2014-2016 performance period	$866.4 Million in Value Created for Stockholders(2) in achieving Prologis Promote Plan award hurdles to earn 2016 Promote Plan awards

For further detail, please see “Compensation Discussion and Analysis—2016 Compensation Highlights.”

2016 Governance and Corporate Responsibility Highlights

¾	We take governance and corporate responsibility seriously.

Proxy Access adopted with 3/3/20/20 Market Standard(3)	9 Green Stars awarded by GRESB(4) (their highest designation for outstanding performance in environmental stewardship, social responsibility and governance)

For further detail, please see “Board of Directors and Corporate Governance” and “Compensation Discussion and Analysis—2016 Say-on-Pay Vote and Stockholder Outreach.”

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Proxy Summary

(1)	We calculate our outperformance by comparing the aggregate dollar value of our actual TSR versus the aggregate value of our TSR had it tracked the growth of the MSCI REIT Index over the same period of time. The aggregate dollar value of our TSR is generally the sum of (i) the increase in value of existing and newly issued shares, plus (ii) cumulative dividends including reinvestment. Please see our Prologis Outperformance Plan (“POP”) for further detail regarding the outperformance calculation. Prologis’ aggregate TSR over 2014-2016 was $11.0 billion vs. $8.2 billion had our stock performance matched the performance of the index. This calculation uses a market capitalization for Prologis of $18.7 billion at the beginning of the three-year period and $28.3 billion at the end of such period, a 51% increase.
(2)	The “total value created in exceeding the promote hurdles” is calculated by determining our ownership share of the growth in net asset value during the incentive period, gross of any promote accrual for the applicable ventures, adding in management fees paid to Prologis by such ventures during the same period. The “total value created in exceeding the promote hurdles” excludes equity transactions that, while impacting net asset value, did not create value for the fund, such as capital contributions, returns of capital, etc. It also excludes Prologis’ ownership share of management fees paid to Prologis by the ventures. The promotes relevant to this calculation were the promotes related to the PPP awards paid in 2016.
(3)	Generally requires ownership of at least 3% of our common stock by up to 20 stockholders for at least 3 years to nominate up to the greater of 20% or two of our directors.
(4)	Global Real Estate Sustainability Benchmark (“GRESB”).

Proposals Submitted to Vote at the 2017 Annual Meeting

¾	We are asking our stockholders of record on March 9, 2017 to vote on the following matters at our 2017 annual meeting of stockholders to be held on May 3, 2017. Please see the section entitled “Additional Information” for details on how to vote.

Proposal	Board Recommendation

Proposal 1: Election of Directors

¾   At the annual meeting you will be asked to elect to the board of directors (the “Board”) of Prologis, Inc. the ten persons nominated by the Board. The directors will be elected to one-year terms and will hold office until the 2018 annual meeting and until their successors are duly elected and qualified.

¾   Vote Required: You may vote for, vote against or abstain from voting for any of the director nominees. Assuming a quorum is present, to elect a particular director nominee, the number of votes cast “For” a director nominee must exceed the number of such votes cast “Against” the director nominee. Abstentions and broker non-votes, if any, will have no effect on the outcome of the election. A more detailed description of these majority voting procedures is provided below under “Majority Voting.”

For

Proposal 2: Advisory Vote to Approve the Company’s Executive Compensation for 2016

¾   At the annual meeting you will be asked to approve a resolution on the company’s executive compensation for 2016 as reported in this proxy statement.

¾   Vote Required: You may vote for, vote against or abstain from voting to approve the resolution on the company’s executive compensation for 2016. Assuming a quorum is present, to be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, are considered shares present in person or by proxy and thus will have the same effect as votes cast “Against” the proposal.

For

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Proxy Summary

Proposal	Board Recommendation

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on the Company’s Executive Compensation

¾   At the annual meeting you will be asked to vote on whether future advisory votes on the company’s executive compensation should occur every year, every two years or every three years.

¾   Vote Required: You will be able to specify, through your vote, one of four choices on your proxy card: one year, two years, three years or abstain. You are voting to indicate your choice of frequency options. The non-binding vote on the frequency of future advisory votes on executive compensation will be the frequency receiving the greatest number of votes at the annual meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

Annually

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm

¾   At the annual meeting you will be asked to ratify the appointment of KPMG LLP by the Audit Committee (the “Audit Committee”) of the Board as the company’s independent registered public accounting firm for the year 2017.

¾   Vote Required: You may vote for, vote against or abstain from voting on ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year 2017. Assuming a quorum is present, to be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, are considered shares present in person or by proxy and thus will have the same effect as votes cast “Against” the proposal.

For

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is reached.

References in this proxy statement to “we,” “us,” “our,” the “company,” and “Prologis” refer to Prologis, Inc. and its subsidiaries, unless the context otherwise requires.

This summary highlights information contained in this proxy statement. This summary does not contain all the information you should consider and you should read the entire proxy statement before voting. For more complete information regarding our 2016 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2016. All company operational information in this proxy statement is as of December 31, 2016, unless otherwise noted. See Appendix A for definitions and discussion of non-GAAP measures and reconciliations to GAAP measures and for additional detail regarding definitions of terms as generally explained in the proxy statement.

5

Board of Directors and Corporate Governance

¾	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Governance and Corporate Responsibility Summary

Director Independence and Compliance

¾   90% of our Board of Directors (“Board”) is independent: All directors, other than our chairman, are independent

¾   No related-party transactions

¾   No hedging or pledging of our securities

¾   All directors attended 75% or more of Board and Board committee meetings

¾   All directors are in compliance with our stock ownership guidelines (5x annual cash retainer)

Director Qualifications

¾   Annual Board evaluation process involving Board, Board committee and individual director assessments: Administered by the chair of our Board Governance and Nomination Committee (the “Governance Committee”) and our lead independent director, with a third-party evaluation at least every two years

¾   Age/tenure policy: 72 years maximum age limit.(1) Impact of tenure on director independence is evaluated through our extensive annual Board evaluation process

¾   Our mix of director tenure provides a balance of experience and institutional knowledge with fresh perspectives

¾   Directors have diverse skills and broad relevant experience

Board Leadership	¾ Lead independent director role with significant authority and responsibilities ¾ Chairman and CEO policy gives Board flexibility to determine best candidate for position
Strong Stockholder Rights

¾   Adopted proxy access with 3/3/20/20 market standard

¾   No stockholder-rights plan (“Poison Pill”)

¾   Majority vote is the standard in uncontested director elections

¾   Irrevocably opted out of Maryland staggered board provisions: All directors elected annually

¾   Stockholders can amend bylaws with majority vote

Environmental Stewardship and Social Responsibility

¾   Ranked #1 REIT in corporate governance by Green Street Advisors for 14 consecutive years

¾   Recognized as one of the 100 Most Sustainable Corporations in the World by Corporate Knights and CR Magazine’s Top 10 Industry Sector Best Corporate Citizens for the Financial/Insurance/Real Estate sector, in addition to receiving 9 GRESB Green Stars

¾   Received sustainable building certifications (including LEED, BREEAM and CASBEE(2) certifications) for buildings totaling 87 million square feet across 231 projects in 15 countries

(1)	Our governance guidelines provide that directors will not be nominated or appointed to the Board if they are, or would be, 72 years or older at the time of the election or appointment.
(2)	“LEED” is Leadership in Energy and Environmental Design, “BREEAM” is Building Research Establishment’s Environmental Assessment Method, and “CASBEE” is Comprehensive Assessment System for Built Environment Efficiency.

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Board of Directors and Corporate Governance

Election of Directors (Proposal 1)

The Board currently consists of ten directors, all of whom, except Christine Garvey, are standing to be elected to the Board at the 2017 annual meeting of stockholders to hold office until the 2018 annual meeting and until their successors are duly elected and qualified. Ms. Garvey will be retiring prior to the annual meeting in accordance with our retirement age limits. The Board has nominated Olivier Piani as a new director nominee to stand for election to the Board at our 2017 annual meeting.

The Board has affirmatively determined that all of the director nominees, other than Hamid Moghadam, are independent directors in accordance with New York Stock Exchange (“NYSE”) rules, our governance guidelines and our bylaws.

Our bylaws provide for a majority voting standard for the election of directors. See “Additional Information—Majority Voting” below for further detail.

We do not know of any reason why any nominee would be unable or unwilling to serve as a director, if elected. However, if a nominee becomes unable to serve or will not serve, proxies may be voted for the election of such other person nominated by the Board as a substitute or the Board may reduce the number of directors. Each of the director nominees has consented to be named in this proxy statement and to serve as a director if elected.

Information about each director nominee’s share ownership is presented below under “Security Ownership.”

Certain of the director nominees previously served on the board of ProLogis (the “Trust”). In June 2011, AMB Property Corporation (“AMB”) and the Trust completed a merger transaction (the “Merger”) and, effective with the Merger, our name was changed from AMB Property Corporation to Prologis, Inc.

The shares represented by the proxies received will be voted for the election of each of the ten nominees named below, unless you indicate in the proxy that your vote should be cast against any or all of the director nominees or that you abstain from voting. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until the earliest of his or her resignation, retirement or death.

The ten nominees for election to the Board at the 2017 annual meeting, all proposed by the Board, are listed below with brief biographies.

The Board unanimously recommends that the stockholders vote FOR the election of each nominee.

Board Evaluations and Process for Selecting Directors

In the annual Board evaluation process, the Governance Committee evaluates our directors in light of current needs of the Board and the company. In addition, during the course of the year, the committee discusses Board succession and reviews potential candidates. The committee may also retain a third party to assist in identifying potential nominees.

Our annual Board evaluation process involves assessments at the Board, Board committee and individual director levels. These annual evaluations are conducted by the chair of the Governance Committee and our lead independent director and, at least every two years, by an independent third party. Through this process, the Board determines who should be nominated to stand for election based on current company and Board needs.

Our governance guidelines provide that directors will not be nominated or appointed to the Board if they are, or would be, 72 years or older at the time of the election or appointment. Term limits on directors’ service have not been instituted.

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Board of Directors and Corporate Governance

Director Qualifications, Skills and Experience

Each of the director nominees was chosen to serve on the Board based on his or her qualifications, skills and experience, as discussed in their biographies, and how those characteristics supplement the resources and talent on the Board and serve the current needs of the Board and the company. For information about our business, its strategy and goals, please see “Compensation Discussion and Analysis.”

In making its nominations, the Governance Committee also assessed each director nominee by a number of key characteristics, including integrity, experience, accountability, judgment, courage to voice opinions, supportiveness in working with others and willingness to commit the time needed to satisfy the requirements of Board and committee membership. While the Governance Committee does not have a formal policy regarding diversity, the committee considers diversity in gender, ethnic background, geographic origin and professional experience in assessing director nominees.

Board composition and refreshment

The Governance Committee is focused on ensuring that the Board reflects a diversity of experience, skills and backgrounds.

As Christine Garvey will retire from the Board prior to our annual meeting having reached our board retirement age limits, the committee is focused on identifying other qualified diverse director candidates with commensurate experience and background. The Board’s current pool of potential candidates are mostly female and/or otherwise diverse candidates.

In evaluating the current needs of the Board and the company, the Governance Committee identified a need for geographic diversity and additional expertise in international markets and fund operations. Our business model requires a growing presence in markets outside of the U.S. to serve the needs of our customers. Our strategic capital partners provide the capital in local regions to fund our business in such markets. Accordingly, a substantial portion of our assets under management (“AUM”) outside of the U.S. is held in our strategic capital ventures.

With his vast experience in fund management in Europe, Olivier Piani is an exceptional director candidate. European in background, Mr. Piani brings geographic diversity and experience to the Board. Prior to his retirement, Mr. Piani was chief executive officer of Allianz Real Estate, where he grew a platform of real estate assets by more than €50 billion worldwide. Mr. Piani also built the pan-European platform for GE Capital Real Estate, which had more than 500 employees in seven countries.

By tenure, the Board will comprise two directors in the 0-4 year category and four directors in each of the 5-10 year and the 10-plus year categories (if Mr. Piani is elected at our annual meeting). This mix provides a balance of experience and institutional knowledge with fresh perspectives.

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Board of Directors and Corporate Governance

(1)	Does not include Ms. Garvey, who is retiring prior to the annual meeting per our retirement age policy, and includes Mr. Piani in the 0-4 year category and Mr. Moghadam in the 10+ year category

The Board is committed to regular refreshment to maintain an optimal balance of different perspectives and proper oversight over the company.

The Board was completely refreshed and rebuilt at the time of the Merger in 2011. The Merger essentially created a new company with a new operating and corporate platform. At that time, all directors underwent intensive review to determine which directors would best fit the newly created combined company.

Each director selected in this rebuilding process was onboarded as a new director to the newly established company. These directors were required to perform in a new governance environment, with new structures, processes, committees, charters and guidelines.

We have continued to refresh the Board since the Merger. David O’Connor onboarded as a new director in 2015, and Mr. Piani is a new director nominee in this annual election. Our director candidate search process actively identifies and assesses a pool of potential candidates through a variety of sources. This process will serve to continue to refresh the Board and maintain a balanced mix of new perspectives and experience.

Board Qualifications

In addition to other attributes, director nominees possess qualifications in the following areas:

	H. Moghadam	G. Fotiades	L. Kennard	J.M. Losh	I. Lyons III	D. O’Connor	O. Piani	J. Skelton	C. Webb	W. Zollars
Real estate/logistics (development, investment, management and/or fund operations)	✓		✓		✓	✓	✓			✓
CEO/executive management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategic planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance/accounting	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Global operations	✓	✓		✓	✓		✓			✓
Risk management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

9

Board of Directors and Corporate Governance

Director Nominees

Hamid R. Moghadam
Chairman of the Board since January 2000; Director since November 1997
¾	Board Committees: Executive
¾	Other public directorships: None

Mr. Moghadam, 60, has been our chief executive officer since the end of December 2012 and was our co-chief executive officer from June 2011 to December 2012. He is the co-founder of AMB Property Corporation and was AMB’s chief executive officer from November 1997 (from the time of AMB’s initial public offering) to June 2011 when AMB merged with the Trust.

Other relevant qualifications. Mr. Moghadam is on the board of the Stanford Management Company and formerly served as its chairman. He is a former trustee of Stanford University and previously served on the Executive Committee of the Board of Directors of the Urban Land Institute. Mr. Moghadam holds Bachelor’s and Master’s degrees in engineering from the Massachusetts Institute of Technology and a Master of Business Administration from the Graduate School of Business at Stanford University.

Irving F. Lyons III
Lead Independent Director since June 2011 (prior to the Merger served as a trustee of the Trust from September 2009 to June 2011 and from March 1996 to May 2006)
¾	Board Committees: Executive
¾	Other public directorships: Equinix, Inc. and Essex Property Trust, Inc.

Mr. Lyons, 67, has been a principal with Lyons Asset Management, a private equity firm, since January 2005. In 2004, Mr. Lyons retired from the Trust where he served as chief investment officer from 1997 until his retirement. He joined the Trust in 1993 and served as president from 1999 to 2001 and vice chairman from 2001 to 2004. Mr. Lyons is a member of the boards of Equinix, Inc., a global data center operator, and Essex Property Trust, Inc., a real estate investment trust investing in apartment communities. Mr. Lyons previously served as chairman of the board of BRE Properties, Inc.

Other relevant qualifications. Mr. Lyons joined the Trust when King & Lyons, an industrial real estate management and development company, was acquired by the Trust in 1993. Mr. Lyons had been the managing general partner of that firm since its inception in 1979 and was one of its principals at the time of the acquisition. Mr. Lyons holds a Master in Business Administration from Stanford University and a Bachelor of Science in industrial engineering and operations research from the University of California at Berkeley.

10

Board of Directors and Corporate Governance

George L. Fotiades
Director since June 2011 (prior to the Merger served as a trustee of the Trust from December 2001 to June 2011)
¾	Board Committees: Compensation (Chair)
¾	Other public directorships: AptarGroup, Inc. and Cantel Medical Corp.

Mr. Fotiades, 63, has been a partner at Diamond Castle Holdings, a private equity investment firm, since April 2007. Mr. Fotiades was chairman of Catalent Pharma Solutions, Inc., a provider of advanced technologies for pharmaceutical, biotechnology, and consumer health companies, from June 2007 to February 2010. Mr. Fotiades is a member of the board of AptarGroup, Inc., a global dispensing systems company, and is vice chairman of the board of Cantel Medical Corp., a provider of infection prevention and control products. He previously served on the board of Alberto-Culver Company, a consumer products company specializing in hair and skin care products.

Other relevant qualifications. Mr. Fotiades was previously the president and chief operating officer of Cardinal Health, Inc. and also served as president and chief executive officer of Cardinal’s Pharmaceutical Technologies and Services segment. Mr. Fotiades also served as president of Warner-Lambert’s consumer healthcare business, as well as in other senior positions at Bristol-Myers Squibb, Wyeth and Procter & Gamble. Mr. Fotiades holds a Master of Management from The Kellogg School of Management at Northwestern University and a Bachelor of Arts from Amherst College.

Lydia H. Kennard
Director since August 2004
¾	Board Committees: Governance
¾	Other public directorships: Freeport-McMoRan Copper & Gold Inc.

Ms. Kennard, 62, is the founder and chief executive officer of KDG Construction Consulting, a provider of project and construction management services, a principal of Airport Property Ventures, LLC, an aviation focused real estate operating and development company, and a principal with 3801-3825 N. Mission Rd, LA, LLC, a single-purpose real estate entity. Ms. Kennard is a member of the board of Freeport-McMoRan Copper & Gold Inc., a natural resource company. Ms. Kennard was previously a member of the board of URS Corporation, a provider of engineering, construction, and technical services, and Intermec, Inc., an automated identification and data collection company.

Other relevant qualifications. Ms. Kennard served as executive director of Los Angeles World Airports, a system of airports comprising Los Angeles International, Palmdale Regional and Van Nuys General Aviation Airports from 1999 to 2003 and again from 2005 to 2007. From 1994 to 1999, she served as the system’s deputy executive for design and construction. She also previously served on the board of Indymac Bancorp, Inc., a thrift/mortgage bank holding company. Ms. Kennard holds a Juris Doctor degree from Harvard University, a Master’s degree in city planning from Massachusetts Institute of Technology, and a Bachelor of Science in urban planning and management from Stanford University.

11

Board of Directors and Corporate Governance

J. Michael Losh
Director since January 2003
¾	Board Committees: Audit (Chair)
¾	Other public directorships: AON Corporation, Masco Corporation and H.B. Fuller Company

Mr. Losh, 70, was interim chief financial officer of Cardinal Health, Inc., a health care products and services company, from July 2004 to May 2005 and served on its board from 1996 until September 2009. Mr. Losh is a member of the boards of AON Corporation, a global provider of risk management services, insurance and re-insurance, and human resource consulting and outsourcing, Masco Corporation, a home improvement and building products company, and H.B. Fuller Company, a global formulator, manufacturer, and marketer of chemical products. Mr. Losh previously served on the boards of TRW Automotive Holdings Inc., a global automotive supply company and CareFusion Corporation, a global medical technology company.

Other relevant qualifications. Mr. Losh spent 36 years with General Motors Corporation, an automobile manufacturer, most recently as executive vice president and chief financial officer from July 1994 to August 2000 and as chairman of GMAC, General Motors’ financial services group, from July 1994 to April 1999. Mr. Losh holds a Master in Business Administration from Harvard University and a Bachelor of Science in mechanical engineering from Kettering University.

David P. O’Connor
Director since January 2015
¾	Board Committees: Compensation
¾	Other public directorships: Regency Centers, Inc. and Paramount Group, Inc.

Mr. O’Connor, 52, is a private investor, managing partner of High Rise Capital Partners, LLC, a private real estate investment firm and a non-executive co-chairman of HighBrook Investors LLC. He was the co-founder and senior managing partner of High Rise Capital Management LP, a real estate securities hedge fund manager that operated from 2001 to 2011. Mr. O’Connor is a member of the boards of Regency Centers, Inc., a publicly traded real estate investment trust specializing in shopping centers, and Paramount Group, Inc., a publicly traded real estate investment and management company specializing in office buildings. He previously served on the board of Songbird Estates plc, the former majority owner of Canary Wharf in London, UK.

Other relevant qualifications. Mr. O’Connor was previously a principal, co-portfolio manager, and investment committee member of European Investors, Inc., a large dedicated real estate investment trust investor, from 1994 to 2000. Mr. O’Connor received a Master of Science in real estate from New York University and holds a Bachelor of Science degree from the Carroll School of Management at Boston College.

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Board of Directors and Corporate Governance

Olivier Piani
New director nominee
¾	Other public directorships: None

Mr. Piani, 63, is the chief executive officer and founder of OP Conseils, a consulting company in real estate and finance that Mr. Piani started in January 2016. Mr. Piani is also a senior consultant with Ardian, a major European private equity group. From September 2008 to December 2015, Mr. Piani was chief executive officer of Allianz Real Estate, the real estate and asset management investment platform for the Allianz Group.

Other relevant qualifications. From 1998 to 2008, Mr. Piani built the pan-European platform for GE Capital Real Estate spanning seven different countries. Prior to joining GE in 1998, Mr. Piani was chief executive officer of UIC-Sofal, a real estate bank. From 1982 to 1995, Mr. Piani held various leadership positions in the Paribas Group in Paris, New York and London. Mr. Piani is a graduate of Paris Ecole Superieure de Commerce de Paris and received a Master in Business Administration from Stanford University.

Jeffrey L. Skelton
Director since November 1997
¾	Board Committees: Governance (Chair), Executive (Chair)
¾	Other public directorships: None

Mr. Skelton, 67, retired in 2009 as president and chief executive officer of Symphony Asset Management, a subsidiary of Nuveen Investments, Inc., an investment management firm. After his retirement in 2009 and until 2013, Mr. Skelton was a co-founder and managing partner of Resultant Capital Partners, an investment management firm.

Other relevant qualifications. Prior to founding Symphony Asset Management in 1994, Mr. Skelton was with Wells Fargo Nikko Investment Advisors from 1984 to 1993, where he served in a variety of capacities, including chief research officer, vice chairman, co-chief investment officer and chief executive officer of Wells Fargo Nikko Investment Advisors Limited in London. Previously, Mr. Skelton was also an assistant professor of finance at the University of California at Berkeley, Walter A. Haas School of Business. Mr. Skelton holds a Ph.D. in mathematical economics and finance and a Master of Business Administration from the University of Chicago.

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Board of Directors and Corporate Governance

Carl B. Webb
Director since August 2007
¾	Board Committees: Audit
¾	Other public directorships: Hilltop Holdings Inc.

Mr. Webb, 67, is currently a co-managing member of Ford Financial Fund II, L.P. a private equity firm focusing on equity investments in financial services, a position he has held since February 2012. Mr. Webb has served as chairman of the Mechanics Bank board since April 2015. From June 2008 until December 2012, Mr. Webb was a senior partner of Ford Management, L.P. Mr. Webb was also the chief executive officer and a board member of Pacific Capital Bancorp and chairman of Santa Barbara Bank and Trust from August 2010 until December 2012. Mr. Webb has also served as a consultant to Hunter’s Glen/Ford, Ltd., a private investment partnership, since November 2002. Additionally, Mr. Webb is a member of the board of Hilltop Holdings Inc., a publicly traded financial services holding company.

Other relevant qualifications. Mr. Webb previously served on the boards of Plum Creek Timber Company, M & F Worldwide Corp. and Triad Financial SM LLC, where he was co-chairman from July 2007 to October 2009 and served as interim president and chief executive officer from August 2005 to June 2007. Since 1983, Mr. Webb held executive positions at banking institutions, including Golden State Bancorp, Inc. and its subsidiary, California Federal Bank, FSB, First Madison Bank, FSB, First Gibraltar Bank, FSB, and First National Bank at Lubbock. Mr. Webb holds a Bachelor of Business Administration from West Texas A&M University and a graduate banking degree from Southwestern Graduate School of Banking at Southern Methodist University.

William D. Zollars
Director since June 2011 (prior to the Merger served as a trustee of the Trust from December 2001 to May 2010)
¾	Board Committees: Governance, Compensation
¾	Other public directorships: Cerner Corporation and CIGNA Corporation

Mr. Zollars, 69, retired from YRC Worldwide, Inc., a global transportation service provider, in July 2011 where he served as chairman, president and chief executive officer from 1999 until his retirement. He was president of Yellow Transportation, Inc. from 1996 to 1999. Mr. Zollars is a member of the boards of Cerner Corporation, a supplier of healthcare information technology solutions, healthcare devices, and related services and CIGNA Corporation, a global health service organization.

Other relevant qualifications. Mr. Zollars was previously a senior vice president of Ryder Integrated Logistics, a division of Ryder System, Inc. and he spent 24 years in various executive positions, including eight years in international locations, at Eastman Kodak. Mr. Zollars holds a Bachelor of Arts in economics from the University of Minnesota.

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Board of Directors and Corporate Governance

Director Independence

We require that a majority of the Board be independent in accordance with NYSE rules. To determine whether a director is independent, the Board must affirmatively determine that there is no direct or indirect material relationship between the company and the director.

90% of the Board is independent.

The Board has determined that all of our directors, other than our chairman, Mr. Moghadam, are independent (including new director nominee, Mr. Piani).

The Board reached this determination after considering all relevant facts and circumstances, reviewing director questionnaires and considering transactions and relationships, if any, between us, our affiliates, our executive officers and their affiliates, and each of the directors and prospective director, members of each of their immediate families, and their affiliates.

Audit, Compensation and Governance Committees are 100% independent. The Board has also determined that all members of the Audit, Compensation and Governance Committees of the Board are independent in accordance with NYSE and Securities and Exchange Commission (“SEC”) rules.

Board Leadership Structure

Our governance guidelines do not specify a leadership structure for the Board, allowing the Board the flexibility to choose the best option for the company as circumstances warrant. The Board believes that strong independent leadership ensures effective oversight over the company. Such independent oversight is maintained through:

¾	our lead independent director;

¾	our independent directors;

¾	the Audit, Compensation and Governance Committees, which are all comprised entirely of independent directors;

¾	annual review of the Board leadership structure and effectiveness of oversight through the Board evaluation process; and

¾	strong adherence to our governance guidelines.

All of our independent directors have the ability to provide input for meeting agendas and are encouraged to raise topics for discussion by the Board. In addition, the Board and each Board committee has complete and open access to any member of management.

Each committee has the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board also holds regularly scheduled executive sessions of only independent directors in order to promote free and open discussion among the independent directors.

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Board of Directors and Corporate Governance

Chairman and CEO assessment

Our chairman and CEO and our lead independent director act together in a system of checks and balances, providing both strong oversight and operational insight.

Our CEO, Mr. Moghadam, serves as chairman of the Board. The lead independent director role is focused on ensuring independent oversight of the company. Mr. Moghadam’s roles as both CEO and chairman enable him to act as a bridge between management and the Board, ensuring that the Board understands our business when making its decisions.

Mr. Moghadam has the breadth of experience to execute our unique business plan and provide special insight to the Board.

Very few have experience running a public company with extensive global operations and substantial strategic capital and development businesses. Mr. Moghadam co-founded the company and has served on the Board since the company’s initial public offering in November 1997. As one of our founders, Mr. Moghadam has extensive knowledge and expertise in the real estate and REIT industries, as well as history and knowledge of our company.

Considering all of these factors, the Board believes that a structure that combines the roles of CEO and chairman, along with an independent lead director, independent chairs for each of the Board committees and independent non-employee directors, provides the best leadership for the company at this time and places the company in a competitive position to provide long-term value to our stockholders.

Lead independent director

If the offices of chairman and CEO are held by the same person, the independent members of the Board will annually elect an independent director to serve in a lead capacity. The lead independent director is generally expected to serve for more than one year. Mr. Lyons has been selected as the lead independent director by our Governance Committee and the independent members of our Board and has served in that capacity for nearly six years.

The lead independent director coordinates the activities of the other independent directors, and performs such other duties and responsibilities as the Board may determine.

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Board of Directors and Corporate Governance

The specific responsibilities of the lead independent director are currently as follows:

Executive Sessions/Committee Meetings

¾   Presides at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors (generally held at every regular board meeting)

¾   Attends meetings of the various Board committees regularly

Meetings of Independent Directors	¾ Has the authority to call meetings of the independent directors and set the agenda
Board Evaluations

¾   Oversees, with the chair of the Governance Committee, annual evaluations of the Board, Board committees and individual directors, including an evaluation of the chairman’s effectiveness as both chairman and CEO

Liaison with Chairman and CEO	¾ Serves as liaison between the independent directors and the chairman ¾ Meets regularly between Board meetings with the chairman and CEO
Board Processes and Information

¾   Ensures the quality, quantity, appropriateness and timeliness of information provided to the Board and provides input to create meeting agendas

¾   Ensures that feedback is properly communicated to the Board and chairman

¾   Ensures the institution of proper Board processes, including the number, frequency and scheduling of Board meetings and sufficient time for discussion of all agenda items

Retention of Outside Advisors and Consultants	¾ Has authority to retain outside advisors and consultants who report directly to the Board
Communications with Stockholders

¾   Responds to stockholder inquiries when appropriate, following consultation with the chairman and CEO

¾   Communicates with stockholders when appropriate, following consultation with the chairman and CEO

Board Committees

Pursuant to the Maryland General Corporation Law and our bylaws, our business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through our executive management team.

The four standing committees of the Board are: Audit, Governance, Compensation and Executive Committee (the “Executive Committee”). The Board has determined that each member of the Audit, Governance and Compensation Committees is an independent director in accordance with NYSE rules.

The current membership information for our Board committees is presented below.

Each committee has a charter which generally states the purpose of the committee and outlines the committee’s structure and responsibilities. The committees, other than the Executive Committee, must review the adequacy of their charter on an annual basis.

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Board of Directors and Corporate Governance

Board Committees

Audit Committee

Members: J. Michael Losh (Chair), Christine Garvey and Carl Webb

Number of Meetings in 2016: 9

¾   Oversees the financial accounting and reporting processes of the company

¾   Responsible for the appointment, compensation and oversight of our public accountants

¾   Monitors: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our public accountant’s qualifications and independence; and (iv) the performance of our internal audit function and public accountants

¾   Oversees financial and cybersecurity risks relating to the company

¾   All committee members are designated by the Board as “audit committee financial experts” in accordance with SEC regulations and meet the independence, experience and financial literacy requirements of the NYSE and Section 10A of the Securities Exchange Act of 1934, as amended.

Compensation Committee

Members: George Fotiades (Chair), David O’Connor and William Zollars

Number of Meetings in 2016: 5

¾   Discharges the Board’s responsibilities relating to compensation of directors and executives and produces an annual report on executive compensation for inclusion in the proxy statement

¾   Approves and evaluates our director and officer compensation plans, policies and programs

¾   Reviews and recommends to the Board corporate goals and objectives relative to the compensation of our CEO

¾   Evaluates our CEO’s performance in light of corporate goals and objectives, and sets the CEO’s compensation level based on this evaluation, including incentive and equity-based compensation plans

¾   Sets the amount and form of compensation for the executive officers who report to the CEO

¾   Makes recommendations to the Board (including recommendations for non-employee directors) on general compensation practices, including incentive and equity-based compensation plans, and adopts, administers and makes awards under annual and long-term incentive compensation and equity-based compensation plans, including any amendments to the awards under any such plans, and reviews and monitors awards under such plans

¾   Reviews and approves any new employment agreements, change-in-control agreements and severance or similar termination payments proposed to be made to the CEO or any other executive officer of the company

¾   Confirms that relevant reports are made to the Board or in periodic filings as required by governing rules and regulations of the SEC and NYSE

¾   Reviews and discusses with management Compensation Discussion and Analysis (“CD&A”) and determines whether to recommend its inclusion in the proxy statement to the Board

¾   Participates in succession planning for key executives

¾   Focuses on risks relating to remuneration of our officers and employees and administers our equity compensation plans, our nonqualified deferred compensation arrangements and our 401(k) plan

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Board of Directors and Corporate Governance

Board Committees

Board Governance and Nomination Committee

Members: Jeffrey Skelton (Chair), Christine Garvey, Lydia Kennard and William Zollars

Number of Meetings in 2016: 4

¾   Reviews and makes recommendations to the Board on Board organization and succession matters

¾   Assists the full Board in evaluating the effectiveness of the Board and its committees

¾   Reviews and makes recommendations for committee appointments to the Board

¾   Identifies individuals qualified to become Board members consistent with any criteria approved by the Board and proposes to the Board a slate of nominees for election to the Board

¾   Assesses and makes recommendations to the Board on corporate governance matters

¾   Develops and recommends to the Board a set of corporate governance principles applicable to the company

¾   Assists the Board in reviewing and approving the company’s activities, goals and policies concerning environmental stewardship and social responsibility matters

¾   Reviews the adequacy of our governance guidelines on an annual basis and focuses on reputational and corporate governance risks

Executive Committee

Members: Jeffrey Skelton (Chair), Irving Lyons III and Hamid Moghadam

Number of Meetings in 2016: 0

¾   Acts only if action by the Board is required, the Board is unavailable and the matter to be acted on is time-sensitive

¾   Has all of the powers and authority of the Board, subject to such limitations as the Board, the committee’s charter and/or applicable law, rules and regulations may from time to time impose

Other Governance Matters

Board’s role in risk oversight

Risk awareness is embedded throughout our operations, underpinned by an integrated framework for identifying, assessing and managing risk.

The Board has the primary responsibility for overseeing risk management of the company. Oversight for certain specific risks falls under the responsibilities of our Board committees.

¾	The Audit Committee focuses on financial and cybersecurity risks relating to the company.

¾	The Compensation Committee focuses on risks relating to remuneration of our officers and employees.

¾	The Governance Committee focuses on reputational and corporate governance risks and corporate responsibility and sustainability initiatives relating to the company.

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Board of Directors and Corporate Governance

These committees regularly advise the full Board of their risk oversight activities.

Critical components of our risk oversight framework include regular communication among the Board, our management executive committee and our risk management infrastructure to identify, assess and manage risk.

Identifying, Managing and Assessing Risks

Our risk oversight framework includes:

¾	Board engagement with executive and risk management teams including risk assessment mapping and one-on-one interviews between each director and our risk management team

¾	Executive management committee meetings focused on strategic risks

¾	A structured approach to capital deployment vetted through weekly investment committee meetings

¾	Management of one of the strongest balance sheets in the REIT industry achieved by lowering our financial risk and foreign currency exposure

¾	Rigorous internal and third-party audits assessing the company’s controls and procedures

¾	Centralized team dedicated to managing risk globally closely engaged with Prologis’ teams at an individual market level

CEO and management succession planning

The Board is responsible for ensuring that we have a high-performing management team in place. The Board, with the assistance of the Compensation Committee, regularly conducts a detailed review of management development and succession planning activities to ensure that top management positions, including the CEO position, can be filled without undue interruption.

Communications with directors

We appreciate your input. You can communicate with any of the directors, individually or as a group, by writing to them in care of Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111. Such communications will be reviewed and forwarded to the appropriate director. Each communication intended for the Board and received by the secretary that is related to the operation of the company and is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures. The directors will be advised of any communications that were excluded through normal security procedures and they will be made available to any director who wishes to review them.

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Board of Directors and Corporate Governance

Director attendance

The Board held five meetings in 2016, including telephonic meetings, and all of the directors attended 75% or more of the aggregate number of Board and applicable committee meetings on which he or she served during 2016 (held during the periods they served). Each director standing for election in 2017 is expected to attend the annual meeting of stockholders, either in person or telephonically, absent cause. All of our directors attended the annual meeting last year, in person or telephonically.

Director compensation

Please see “Director Compensation” and the table titled “Directors Compensation for Fiscal Year 2016.”

Stock ownership guidelines and prohibition on hedging/pledging

Our directors must comply with our stock ownership guidelines which require the director to maintain an ownership level in our common stock equal to five times the annual cash retainer (a total of $550,000 as of December 31, 2016). Shares included as owned by directors for purposes of the guidelines include common stock owned, vested or unvested equity awards (restricted stock, restricted stock units, shares and share units deferred under the terms of the Director Deferred Fee Plan or the applicable non-qualified deferred compensation plan, deferred share units and dividend equivalent units) and operating partnership or other partnership units exchangeable or redeemable for common stock. Until such time as the guidelines are met, we will require directors to retain and hold 50% of any net shares of our common stock issued to our directors under our equity compensation plans.

Additionally, our insider trading policy prohibits our directors and employees from hedging the economic risk of ownership of our common stock and from pledging shares of our common stock.

All of our directors are currently in compliance with the stock ownership guidelines and the prohibition on hedging and pledging our common stock.

Independent compensation consultant

The Compensation Committee directly engages an outside compensation consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”) to assist the committee in assessing our compensation programs for our Board, our CEO and other members of executive management. FW Cook reports directly to the Compensation Committee. FW Cook receives no compensation from the company other than for its work in advising the Compensation Committee and maintains no other economic relationships with the company. FW Cook interacts directly with members of our management only on matters under the Compensation Committee’s oversight.

FW Cook conducted a comprehensive competitive review of the compensation program for our executive officers and our non-employee directors in 2016, which was used by the Compensation Committee to assist it in making compensation recommendations to the Board. Our CEO makes separate recommendations to the Compensation Committee concerning the form and amount of the compensation of our executive officers (excluding his own compensation). FW Cook has also assisted the Compensation Committee in evaluating the design of certain outperformance compensation plans implemented in 2012.

Annually, the Compensation Committee considers the independence of FW Cook in light of the rules regarding compensation committee advisor independence mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). The Compensation Committee reviewed factors, facts and circumstances regarding compensation consultant independence, including a letter from FW Cook addressing FW

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Board of Directors and Corporate Governance

Cook’s and their consulting team’s independent status with respect to the following factors: (i) other services provided to us by FW Cook; (ii) fees we pay to FW Cook as a percentage of their total revenues; (iii) FW Cook’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship between FW Cook or members of their consulting team that serves the Compensation Committee and a member of the Compensation Committee; (v) any shares of our stock owned by FW Cook or members of their consulting team that serves the Compensation Committee; and (vi) any business or personal relationships between our executive officers and FW Cook or members of their consulting team that serves the Compensation Committee. After discussing these factors, facts and circumstances, the Compensation Committee affirmed the independent status of FW Cook and concluded that there are no conflicts of interest with respect to FW Cook.

Compensation Committee interlocks and insider participation

No member of the Compensation Committee: (i) was, during the year ended December 31, 2016, or had previously been, an officer or employee of the company or (ii) had any material interest in a transaction with the company or a business relationship with, or any indebtedness to, the company. No interlocking relationships existed during the year ended December 31, 2016, between any member of the Board or the Compensation Committee and an executive officer of the company.

Code of Ethics and Business Conduct and Governance Guidelines

The Board has adopted a code of ethics and business conduct that applies to all employees and directors. The Board has formalized policies, procedures and standards of corporate governance that are reflected in our Governance Guidelines.

Our Code of Ethics and Business Conduct outlines in great detail the key principles of ethical conduct expected of our employees, officers and directors, including matters related to conflicts of interest, use of company resources, fair dealing and financial reporting and disclosure. The code establishes formal procedures for reporting illegal or unethical behavior to the company’s internal ethics committee. These procedures permit employees to report any concerns, including concerns about the company’s accounting, internal accounting controls or auditing matters, on a confidential or anonymous basis if desired. Employees may contact the ethics committee by e-mail, in writing, by web-based report or by calling a toll-free telephone number. Any significant concerns are reported to the Audit Committee in accordance with the code.

Simultaneous Board service

Our governance guidelines require that, if a director serves on three or more public company boards simultaneously, including our Board, a determination is made by our Board as to whether such simultaneous service impairs the ability of such member to effectively serve the company. Messrs. Fotiades, Losh, Lyons, O’Connor and Zollars and Ms. Garvey currently serve on at least three public company boards, including our Board. In each case, our Board has determined that such simultaneous board service does not impair the Board member’s ability to be an effective member of our Board. None of our directors currently serve on more than four public company boards (including our Board).

Certain relationships and related party transactions

We do not have any related party transactions to report under relevant SEC rules and regulations. According to our Articles of Incorporation, the Board may authorize any agreement or other transaction with any party even

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Board of Directors and Corporate Governance

though one or more of our directors or officers may be a party to such an agreement or is an officer, director, stockholder, member or partner of the other party if: (i) the existence of the relationship is disclosed or known to the Board, and the contract or transaction is authorized, approved or ratified by the affirmative vote of not less than a majority of the disinterested directors, even if they constitute less than a quorum of the Board; (ii) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote (excluding shares owned by any interested director or officer or the organization in which such person is a director or has a material financial interest); or (iii) the contract or transaction is fair and reasonable to the company.

We recognize that transactions between us and related parties can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the company’s best interests and the best interests of our stockholders. Related parties may include our directors, executives, significant stockholders and immediate family members and affiliates of such persons. Accordingly, several provisions of our code of ethics and business conduct are intended to help us avoid the conflicts and other issues that may arise in transactions between us and related parties, prescribing that:

¾	employees will not engage in conduct or activity that may raise questions as to the company’s honesty, impartiality or reputation or otherwise cause embarrassment to the company;

¾	employees shall not hold financial interests that conflict with, or leave the appearance of conflicting with, the performance of their assigned duties;

¾	employees shall act impartially and not give undue preferential treatment to any private organization or individual; and

¾	employees should avoid actual conflicts or the appearance of conflicts of interest.

These provisions of our code of ethics and business conduct may be amended, modified or waived by the Board or the Governance Committee, subject to the disclosure requirements and other provisions of the rules and regulations of the SEC and the NYSE.

No waivers of our code of ethics and business conduct were granted in 2016.

Although we do not have detailed written procedures concerning the waiver of the application of our code of ethics and business conduct or the review and approval of transactions with directors or their affiliates, our directors would consider all relevant facts and circumstances in considering any such waiver or review and approval.

Sustainability: environmental stewardship, social responsibility and governance

As an environmental, social responsibility and governance (“ESG”) leader in our industry, we are committed to minimizing the environmental impact of our operations and development activity in ways that create value for our stockholders, our customers and the communities in which we operate.

In 2016, we received accolades in third-party reports and rankings as a top corporation in ESG not only among REITs but across corporations worldwide. Among other commendations, we were recognized as:

¾	One of the Global 100 Most Sustainable Corporations in the World for the ninth consecutive year;

¾	Green Street Advisors REIT Industry’s Corporate Governance Leader for the 14th consecutive year; and

¾	NAREIT’s Industrial Leader in the Light in sustainability for the fifth consecutive year.

We have incorporated sustainability and social responsibility into our long-term strategy as follows:

Sustainability is strategic

¾	Focusing on environmental and social sustainability is not only the right thing to do, it is the smart thing to do. Our goal is to be the provider of choice for energy efficient and sustainable logistics space worldwide.

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Board of Directors and Corporate Governance

Our focus on our customers demands a focus on sustainability

¾	Our business model pivots around what our customers want. This is our competitive advantage. Our customers around the world want sustainable logistics space, so we provide it.

¾	For example, our customers are seeking energy efficiency. As such, we adopted an efficient LED lighting program covering approximately 78% of our operating portfolio and have extended solar capacity across our portfolio in nine countries.

¾	We develop modern facilities, and retrofit existing ones, in line with recognized design standards, such as LEED in the United States, BREEAM in Europe and CASBEE in Japan.

¾	We have obtained sustainable building certifications for 87 million square feet of space in 231 projects in 15 countries and International Organization for Standardization (“ISO”) certifications that hold us to standards regarding the environmental impact of our U.S. and European development practices.

Our commitment to sustainability extends to social responsibility

¾	Being a leader in our industry means more to us than just being top in our field. It means that we need to set a good example for the rest. We have established a foundation to actively support our communities. This foundation promotes a number of charitable contribution programs, such as our program to match employee and director donations.

¾	Reflecting our commitment to our communities, our employees worldwide participate in our annual IMPACT day, volunteering at local schools and non-profits. In 2016, we sponsored over 10,000 employee volunteer hours and donated approximately 567,000 square feet of logistics space to various charitable organizations.

We communicate our approach to sustainability to hold ourselves accountable

¾	We designed our sustainability program around the Global Reporting Initiative’s (“GRI”) guidelines to communicate how we are performing against our goals, releasing GRI reports annually.

¾	Our participation in the GRESB assessment process resulted in the award of nine Green Stars (their highest distinction for excellence in environmental stewardship, social responsibility and governance).

¾	In addition, we independently verify our corporate carbon footprint and report it to the Carbon Disclosure Project and track our energy usage for the ULI Greenprint Center for Building Performance.

.

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Executive Officers

¾	EXECUTIVE OFFICERS

Biographies of our executive officers as of December 31, 2016, other than Mr. Moghadam, are presented below. Information for Mr. Moghadam is included above under “Board of Directors and Corporate Governance.” All of our executive officers are named executive officers (each an “NEO”).

Thomas S. Olinger: Chief Financial Officer

Mr. Olinger, 50, has been our chief financial officer since May 2012 and was our chief integration officer from June 2011 to May 2012. Mr. Olinger was the chief financial officer of AMB from March 2007 to June 2011. Prior to joining AMB in February 2007, Mr. Olinger was the vice president and corporate controller at Oracle Corporation, an enterprise software company and provider of computer hardware products and services. Prior to his employment with Oracle, Mr. Olinger was an accountant and partner at Arthur Andersen LLP, where he served as the lead partner on our account from 1999 to 2002. Since January 2011, Mr. Olinger has served as a director of American Assets Trust, a real estate investment trust investing in retail, office and residential properties. Mr. Olinger holds a Bachelor of Science degree in finance from the Kelley School of Business at Indiana University.

Eugene F. Reilly: CEO, The Americas

Mr. Reilly, 55, has been CEO, the Americas, since the Merger in June 2011, and he served as president, the Americas, as well as a number of other executive positions, at AMB from October 2003 until the Merger in June 2011. Mr. Reilly serves on the technical committee of FIBRA Prologis, a publicly traded Mexican REIT that is sponsored and managed by the company. Prior to joining AMB in October 2003, Mr. Reilly was chief investment officer of Cabot Properties, Inc., a private equity industrial real estate firm of which he was also a founding partner. From August 2009 until December 2015, Mr. Reilly served as a director of Strategic Hotels and Resorts, an owner and asset manager of high-end hotels and resorts. Mr. Reilly holds an A.B. degree in economics from Harvard College.

Edward S. Nekritz: Chief Legal Officer, General Counsel and Secretary

Mr. Nekritz, 51, has been our chief legal officer, general counsel and secretary since the Merger in June 2011. Mr. Nekritz was general counsel of the Trust from December 1998 to June 2011 and secretary of the Trust from March 1999 to June 2011. Mr. Nekritz serves on the technical committee of FIBRA Prologis. Prior to joining the Trust in September 1995, Mr. Nekritz was an attorney with Mayer, Brown & Platt (now Mayer Brown LLP). Mr. Nekritz holds a Juris Doctor degree from the University of Chicago Law School and an A.B. degree in government from Harvard College.

Gary E. Anderson: CEO, Europe and Asia

Mr. Anderson, 51 has been our CEO, Europe and Asia, since the Merger in June 2011. Mr. Anderson held various positions with the Trust from August 1994 to June 2011, including head of the Trust’s global fund business from March 2009 to June 2011 and president of the Trust’s European operations, from November 2006 to March 2009. Prior to joining the Trust, Mr. Anderson held various positions with Security Capital Group Incorporated, a diversified real estate investment company. Mr. Anderson holds a Master of Business Administration in finance and real estate from the Anderson Graduate School of Management at the University of California at Los Angeles and a Bachelor of Arts in marketing from Washington State University.

Michael S. Curless: Chief Investment Officer

Mr. Curless, 53, has been our chief investment officer since the Merger in June 2011. Mr. Curless was chief investment officer of the Trust from September 2010 to June 2011, and he was with the Trust in various capacities from August 1995 through February 2000. Mr. Curless was president and a principal at Lauth, a privately-held national construction and development firm, from March 2000 until rejoining the Trust in September 2010. Prior thereto, he was a marketing director with the Trammell Crow Company. Mr. Curless holds a Master of Business Administration in finance and marketing and a Bachelor of Science in finance from the Kelley School of Business at Indiana University.

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Executive Compensation

¾	EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

26	Executive Summary

27	2016 Company Dashboard

28	2016 Key Points

29	Prologis Business Model and 2016 Performance Highlights

32	2016 Compensation Highlights

34	Analysis of CEO Compensation

37	2016 Say-on-Pay Vote and Stockholder Outreach

38	Discussion of Compensation Comparison Group

40	Compensation Elements and 2016 Decisions

41	Annual Base Salary for 2016 Performance Year

41	Annual Bonus for 2016 Performance Year

45	Annual LTI Equity Awards

49	Outperformance Compensation Plans

52	Other Compensation Elements and Considerations

55	Compensation Committee Report

Executive Summary

¾	2016 was a year of significant accomplishment at Prologis, reflecting solid execution by our team and outperformance in the equity markets. Results were ahead of most of our performance targets as we concluded our three-year strategic plan.

¾	We achieved net earnings of $2.27 per share and Core FFO(1) of $2.57 per share, representing an increase of 38% and 15%, respectively, over 2015. Our three-year compound annual growth rate for net earnings and Core FFO per share was 53% and 16%, respectively.

¾	Our annualized three-year TSR outperformed the Cohen & Steers REIT Index by 210 basis points and the MSCI REIT Index by 340 basis points.

¾	We now have one of the top balance sheets in our sector. Our credit rating upgrades to A3 and A- by Moody’s and S&P, respectively, are an acknowledgement of our prudent financial management and balance sheet strength. These upgrades mark the achievement of one of our primary long-term goals.

¾	We continue our focus on industry-leading governance and responsible compensation practices, assessing and strengthening our programs in response to stockholder feedback. In 2016, we adopted proxy access and amended our Prologis Outperformance Plan (“POP”) to make its performance hurdles even more challenging.

(1)	Core FFO per share is a non-GAAP measure. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measure. See Appendix A for a calculation of the compound annual growth rate of our Core FFO per share.

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Executive Compensation

2016 Company Dashboard

(1)	Core FFO per share and our loan-to-value ratio are non-GAAP measures. Please see Appendix A for a discussion and reconciliations to the most directly comparable GAAP measures.
(2)	TSR is calculated based on the stock price appreciation and dividends paid to show the total return to a stockholder over a period of time. TSR assumes dividends are reinvested in common stock on the day the dividend is paid.
(3)	Change in ratings by Moody’s and S&P, respectively. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.
(4)	Generally requires ownership of at least 3% of our common stock by up to 20 stockholders for at least 3 years to nominate up to the greater of 20% or two of our directors.

All company operational information in CD&A is for the year ended or as of December 31, 2016, unless otherwise noted. See Appendix A for definitions and discussion of non-GAAP measurements and reconciliations to the most directly comparable GAAP measures and for additional detail regarding definitions of terms as generally explained in CD&A. The Compensation Committee reviews management’s performance against key company performance measures, such as Core FFO per share, discussed above. See “Annual Bonus for the 2016 Performance Year” below for more information about our key performance measures and targets.

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Executive Compensation

2016 key points

¾	We are uniquely positioned to meet the evolving logistics needs of our customers across four continents. We have approximately $66.0 billion in AUM across 20 countries with a substantial strategic capital business and development program essential to our business model. Our portfolio is concentrated in major population centers critical to our customers’ logistics strategies.

¾	Our business model is a strategic advantage that delivers durable and sustainable growth.

¾	Our compensation program supports our business model. Our compensation is based on performance measured against our operational goals and the TSR indices important to our stockholders.

¾	Our compensation reflects the level of our performance. As demonstrated in 2015, if we do not meet established performance metrics, our compensation (largely formulaic in determination) will reflect our underperformance. If we outperform, as we did in 2016, our compensation will reflect our outperformance according to plan formulas.

A unique business model

Our focus on our customers is a competitive advantage

¾   We are where our customers need us to be. Our customers are multinational companies with logistics needs that span four continents. Eighteen out of our top 20 customers lease from us in multiple countries.

¾   The combination of our worldwide reach, significant development platform and size and scope of our strategic capital business puts us in a unique category among REITs.

¾   Our strategic capital partners provide capital that enables us to own and manage properties in locations vital to our customers.

¾   Through our development business, we build the modern facilities in the right locations our customers need.

We deliver long-term growth and value for our stockholders

Durable and sustainable growth and value over the long term

¾   Not only did we outperform the Cohen & Steers REIT and MSCI REIT Indices in three-year TSR, but our common stock price and dividends have grown by 45% and 50%, respectively, in the last five years.

¾   We also outperformed operationally in 2016. In addition to 38% growth in net earnings per share and 15% growth in Core FFO per share, our owned and managed portfolio was 96.2% occupied on average and its rent change on rollover grew by 13.8% in 2016.

Our compensation program supports our business

Incentive-based to achieve strong operational and TSR performance for our stockholders

¾   Our annual bonus program rewards successful execution of our strategic priorities.

¾   Our long-term incentive equity awards represent a significant component of annual compensation and reward relative three-year TSR performance.

¾   Our nondiscretionary outperformance compensation plans complete the total pay opportunity for our NEOs but only deliver compensation when exceptional levels of performance are reached. These plans extend far beyond the NEOs to incentivize about 100 participants in total.

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Executive Compensation

Our compensation program is working as designed

Compensation aligns with performance

¾   In 2015, our operational performance was strong but our three-year TSR underperformed, so our NEOs received only 50% of the target value for their annual equity awards in accordance with the established formula. No payments were earned under our outperformance plans.

¾   In 2016, we outperformed substantially both from an operational and TSR standpoint, resulting in above-target bonuses, target annual equity awards and payments under our outperformance plans.

Prologis Business Model and 2016 Performance Highlights

¾	Our business model serves our customers and delivers value.

Prologis Business Model

Operational Strength(1) Generate income and cash flow by maintaining high occupancy and increasing rents	Development Value Driver(1) Contributes to significant earnings growth as projects lease up and generate income	Strategic Capital Access Access third-party capital to earn recurring fees and promotes through long-life co-investment ventures(2)
¾ 13.8% increase in rent change on rollover in 2016(3) ¾ 96.2% average occupancy in 2016	¾ 25.5% estimated weighted average margin(4) on $2.5 billion of development projects stabilized in 2016 ¾ $640 million of value created by development stabilizations(5)	¾ 10% growth year-over-year in third-party AUM at year-end 2016(6) ¾ 63% increase during 2016 in our asset management fee and net promote(7) revenue from our co-investment ventures
(1)	Information in this table relates to our owned and managed portfolio of real estate.
(2)	Strategic capital ventures (also referred to as co-investment ventures) are real estate ventures in which we co-invest with third-party partners. As of year-end 2016, we managed nine private ventures and two non-U.S. publicly traded vehicles, of which we own 15%-66%.
(3)	Represents the change in the average rate over the lease term on leases signed compared with the previous rental rates in the same space.
(4)	Margins on completed developments measure the value created by the development of properties in relation to estimated costs to buy land and develop and lease the properties. Stabilized developments are generally properties that are completed and substantially leased.
(5)	Value created over our total expected investment in the properties, which are generally land, development and leasing costs based on current projections. Please see Appendix A for further detail regarding how we calculate “value creation.”
(6)	Includes estimated investment capacity.
(7)	Net promotes include actual promotes earned from third-party investors during the period, net of related cash expenses.

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Executive Compensation

Our business model drives durable and sustainable long-term growth

Our operations demonstrate continued strength.

¾	We continue to demonstrate strength in our operations, reporting average occupancy across our owned and managed portfolio of 96.2% in 2016.

Strategic capital fee streams add to our bottom line.

¾	Our strategic capital ventures pay us regular management fees to manage the assets in the ventures’ portfolios. In some ventures, we also receive special incentive fees called promotes if we produce returns on the ventures’ investments over certain hurdles.

¾	These hurdles, different for each venture, are all set at high levels so that, if met, the venture investors achieve significant returns.

¾	Not only do our venture investors benefit when we meet promote hurdles, our stockholders reap the rewards too. The promotes we earn, in addition to the recurring management fee streams, boost our earnings and cash flows benefitting our stockholders.

¾	Third-party share of asset management fees(1) and net promotes(2) from our strategic capital ventures has grown by 193% over the last five years.

(1)	Third-party share of asset management fees represents the portion of asset management fees that we receive from third parties and excludes the portion that is attributable to our ownership percentage of the applicable ventures.
(2)	See definition of Net Promote in “Prologis Business Model” above.

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Executive Compensation

Our development business creates significant value.

¾	Developing well-located land into income-generating logistics facilities unlocks the asset value potential in raw assets. In 2016, we stabilized development projects totaling $2.5 billion, creating approximately $640 million in value over our total expected investment in the properties.

Smart management of risk protects long-term stockholder value.

¾	Our credit ratings were upgraded from Baa1/BBB+ to A3/A- by Moody’s and S&P, respectively, in 2016. We have worked hard to improve our credit metrics. We are now one of the top credit-rated REITs in our industry, with over $4.0 billion in liquidity at year-end 2016.

(1)	Loan-to-Value is a non-GAAP measure. A decrease in loan-to-value ratios demonstrates decreased leverage risk. A loan-to-value ratio is generally the ratio of our ownership share of debt to our ownership share of the historical costs of our assets.

Our business model delivers long-term growth both on a relative and absolute basis.

¾	The three-year compound annual growth rate of our net earnings per share was 53% versus that of our domestic industrial REIT comparison group (East Group Properties, First Industrial, DCT Industrial and Duke Realty) averaging 43%.(1) The compound annual growth rate of our Core FFO per share(1) was 16%, while that of our domestic industrial REIT comparison group averaged 7%.(1) Our three-year compound annual dividend growth rate was 15% versus 5%(1) from the same select group.

¾	Since 2012, our annual net earnings per share have grown by 1361%, Core FFO per share by 48% and our common stock dividends by 50%. We delivered this growth while also substantially deleveraging to improve our balance sheet and building significant liquidity.

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Executive Compensation

(1)	Core FFO per share is a non-GAAP measure. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measure. Compound annual growth rates were calculated for the 2013-2016 period, and the averaged rates for our comparison group are weighted by market capitalization. See Appendix A for a calculation of the compound annual growth rate of our Core FFO per share.
(2)	Growth of our year-end common stock price.

2016 Compensation Highlights

Our compensation is aligned with long-term relative TSR and operational performance

Base salaries

¾	We did not increase the base salaries of our NEOs in 2016.

Bonuses

¾	Our performance in 2016 was exceptional, as discussed above. Based on the Compensation Committee’s assessment of our performance against the annual bonus metrics outlined on the following page, our NEOs earned bonuses ranging from 148% to 154% of target.

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Executive Compensation

Long-term incentive awards

¾	Our relative annualized three-year TSR at the end of 2016 outperformed the Cohen & Steers REIT Index by 210 basis points and the MSCI REIT Index by 340 basis points.

¾	Performance indices used in our long-term incentive programs are indices important to our stockholders to assess our relative TSR performance. Our annual long-term incentive (“LTI”) equity award and outperformance programs each employ different indices to represent the full picture of how our performance is measured by our stockholders.

Annual LTI equity awards

¾	Annual LTI equity awards represent the largest portion, approximately 58% to 77%, of total target core compensation (annual base salary, annual bonus and annual LTI equity awards). Target annual LTI equity awards are generally set at levels such that total target core compensation is within a reasonable range of the median of our comparison group.

¾	Pursuant to the formula used to determine annual LTI grant values, which uses the Cohen & Steers REIT Index and the global and domestic REIT comparison groups, each of our NEOs were granted 100% of their target grant value in 2017 for the prior three years’ performance.

Outperformance compensation plans (POP and Prologis Promote Plan (“PPP”))

¾	Our outperformance compensation plans pay out only when strenuous formulaic performance hurdles are achieved.

POP

–	About 100 participants receive an annual opportunity to earn awards under POP but only if high-reach three-year relative TSR hurdles are met. A POP compensation pool only funds if and to the extent our three-year compound annualized TSR exceeds the three-year MSCI REIT Index annual return by 100 basis points.

–	For the 2012-2014 and 2013-2015 performance cycles, POP did not pay out because the high-reach MSCI REIT Index hurdles were not achieved.

–	When we achieve the high-reach hurdle, our stockholders benefit. For the 2014-2016 performance cycle, we surpassed the high-reach three-year relative TSR hurdle, resulting in a total payout of $28.0 million to the NEOs. The aggregate payout to the NEOs was 1.0% of the $2.8 billion in stockholder value created above index performance, over the three-year performance period.

–	The calculation of our outperformance during the 2014-2016 performance cycle uses a market capitalization for Prologis of $18.7 billion at the beginning of the three-year performance period and $28.3 billion at the end of such period, representing a 51% increase in our market capitalization.

PPP

–	We also exceeded the difficult promote hurdles for three of our ventures, resulting in payments of PPP awards in 2016.

–	PPP awards are earned when Prologis meets certain hurdles to earn a promote from an applicable venture. The promote thresholds relating to PPP awards are certain investment rates of return in excess of compound annualized returns.

–	The promote hurdles are formulaic and difficult to achieve. Promotes are negotiated at arm’s length with third-party investors whose interest is to set the hurdles at superior levels to warrant a payout of incentive fees to the company. When we achieve the hurdles, the venture investors receive outsized returns on their investment.

–	When we meet the difficult promote hurdles, our stockholders reap the benefits too. As a result of achieving the promote hurdles in three of our ventures (for which PPP awards were paid in 2016), $866.4 million in value was created for our stockholders.

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Executive Compensation

–	The $866.4 million in value creation captures the promotes paid to Prologis and the increase in net asset value of Prologis’ investment in the applicable ventures created by achieving the hurdles, plus management fees paid to Prologis by the ventures during the incentive periods. This amount does not include the portion of management fees attributable to our ownership share of the ventures. It also excludes equity transactions that, while impacting net asset value, did not create value for the ventures, such as capital contributions and returns of capital.

–	As a result of exceeding the promote hurdles, a portion of such promotes were paid as PPP awards to about 100 participants in total. $10.3 million in total PPP awards were awarded to the NEOs in 2016. These PPP awards were, in aggregate, only 1.2% of the $866.4 million of increased value created for our stockholders in achieving the promote hurdles.

Analysis of CEO compensation

¾	The Compensation Committee reviews compensation from the standpoint of target core compensation, targeting the market median of a comparison group of large-cap REITs. The committee also assesses outperformance plan compensation, setting it at levels commensurate with extraordinary performance levels.

Summary of CEO Core Compensation for 2016 Performance Year

Annual Base Salary	Annual Bonus	Annual LTI Equity Award	Aggregate Core Compensation for 2016 Performance Year(1)
No salary increase in 2016	For 2016 performance paid in 2017 Minimum-Target-Maximum 0%-150%-300% of salary	For 2016 performance year granted in 2017
$1,000,000	Paid at 154% of target ($2,310,000)	Paid at target ($8,250,000)	$11,560,000

(1)	Aggregate core compensation amounts are calculated differently than the total compensation amounts reflected in the Summary Compensation Table. Aggregate core compensation amounts include annual base salary, annual bonus and annual LTI equity awards for the 2016 performance year. It does not include annual LTI equity awards for the 2015 performance year (paid in 2016), POP awards for the performance period ended 2016 and PPP awards paid in 2016, nor does it include “Other Compensation”, bonus exchange premium amounts and POP participation point amounts (not yet earned) from the Summary Compensation Table.

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Executive Compensation

CEO core compensation aligns with performance

Strong correlation with relative three-year TSR and operational performance

¾	The following graph illustrates the directional relationship between CEO core compensation and company three-year TSR and Core FFO per share, demonstrating that compensation is aligned with our TSR and operational performance.

¾	Although we had strong operational performance in 2015, our three-year TSR at the end of 2015 underperformed the TSR indices of our equity formula. As core compensation primarily comprises annual LTI equity awards (measured by three-year TSR), our CEO’s core compensation decreased in 2015 year-over-year.

¾	In 2016, we outperformed both operationally and in three-year TSR, resulting in an increase in our CEO’s core compensation year-over-year.

(1)	Core FFO per share is a non-GAAP measure. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measure.

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Executive Compensation

Outperformance awards reflect performance that creates tremendous value to stockholders

CEO POP award is a small fraction (0.3%) of the $2.8 billion in aggregate value created for our stockholders above index performance.

¾	The POP hurdle is high-reach and formulaic. Due to the difficulty of the performance hurdle, we did not earn awards for the first two performance periods under the plan.

¾	By surpassing the POP hurdle, we create value for our stockholders above the performance of the MSCI REIT Index. In creating $2.8 billion of value by exceeding the POP hurdle for the 2014-2016 performance period, our CEO earned a $9.3 million POP award. This amount was only 0.3% of the $2.8 billion in outperformance generated for our stockholders above index performance.

(1)	CEO POP award for the 2014-2016 POP performance period.
(2)	We calculate our outperformance by comparing the aggregate dollar value of our actual TSR versus the aggregate value of our TSR had it tracked the growth of the MSCI REIT Index over the same period of time. The aggregate dollar value of our TSR is generally the sum of (i) the increase in value of existing and newly issued shares, plus (ii) cumulative dividends including reinvestment. Please see POP for further detail regarding the outperformance calculation. Prologis’ aggregate TSR over 2014-2016 was $11.0 billion vs. $8.2 billion had our stock performance matched the performance of the index. This calculation uses a market capitalization for Prologis of $18.7 billion at the beginning of the three-year period and $28.3 billion at the end of such period, a 51% increase.

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Executive Compensation

CEO PPP awards are a small fraction (0.4%) of the aggregate $866.4 million in value generated for our stockholders.

¾	As discussed above, our stockholders and venture investors benefit when we exceed the strenuous promote hurdles. Surpassing these promote hurdles means that we increased the net asset value of the applicable ventures to outsized levels, providing superior returns to our venture investors.

¾	Our stockholders realized $866.4 million in aggregate value created over the relevant measurement periods, which represents Prologis’ ownership share of the growth of net asset value of the three ventures, the management fees paid to Prologis during the measurement periods and the promotes paid to Prologis in achieving the hurdles.

¾	Due to exceeding the promote hurdles and earning the promotes for Prologis, $3.4 million in aggregate PPP awards were paid to our CEO in 2016. These PPP awards were only 0.4% of the $866.4 million in total value created for our stockholders in achieving the strenuous promote hurdles.

(1)	The “total value created in achieving the promote hurdles” is calculated by determining our ownership share of the growth in net asset value during the incentive period, gross of any promote accrual for the applicable ventures, adding in management fees paid by such ventures to Prologis during the same period. The “total value created in exceeding the promote hurdles” excludes equity transactions that, while impacting net asset value, did not create value for the fund, such as capital contributions, returns of capital, etc. It also excludes Prologis’ ownership share of management fees paid to Prologis by the ventures. The promotes relevant to this calculation were the promotes related to the PPP awards paid in 2016.
(2)	CEO PPP awards paid in 2016.

2016 Say-on-Pay Vote and Stockholder Outreach

91% vote in favor of our say-on-pay proposal.

¾	At our 2016 annual meeting, our stockholders approved our 2015 executive compensation, with 91% of the voting interests in favor of our proposal.

Outreach to more than 75% of our stockholders.

¾	We believe it is important to communicate regularly with our stockholders. In addition to our day-to-day interactions regarding our financial and operating performance, we enhanced our engagement program to reach out to our stockholders about our governance and compensation programs.

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Executive Compensation

¾	At the end of 2016, we and the Board reached out to stockholders representing more than 75% of our outstanding shares of common stock to update them and solicit feedback on recent governance and compensation program improvements and company performance to date.

¾	In November 2016, we hosted a major investor forum open to all of our current and prospective investors at which our CEO and executive team provided our 2017 long-term outlook and answered questions about our financial and operational performance, governance and compensation matters.

¾	Throughout 2016, our top stockholders had direct and regular access to our CEO and executive team. Members of our executive team had more than 400 in-person meetings with our investors in 2016. We understand from our stockholders that this direct and regular access to our executive team is appreciated and not common for all companies of our size and stature.

“Focus on the stockholder” continues to be our guiding principle.

¾	Changes to our proxy statement revolved around creating a document that would be more useful to our stockholders and foster a greater understanding of our company and its compensation and governance programs.

¾	In response to stockholder feedback, we made the following changes to our compensation and governance programs:

–	We adopted proxy access with a “3/3/20/20” market standard. This standard generally requires ownership of 3% of our common stock by up to 20 stockholders for at least three years to nominate up to the greater of 20% or two of our directors to be eligible for proxy access rights under our bylaws.

–	We brought additional rigor to our outperformance plan to make it more difficult to achieve payouts under the plan. We also added a lockup to restrict the sale of all equity received under POP for three years after the end of the applicable three-year performance period. This equity lockup keeps executives further aligned with our stockholders’ interests.

Discussion of Compensation Comparison Group

The Compensation Committee believes we should compensate our NEOs competitively and reasonably.

¾	The Compensation Committee sets a competitive reference point for the elements of target total core compensation (annual base salary, annual bonus and annual LTI equity awards) at the market median of a comparison group of large-cap REITs.

¾	Target compensation is positioned within a reasonable range of the competitive reference point based on the NEO’s level of experience, past performance and anticipated future contributions.

No REITs represent a true comparison to Prologis.

¾	In May 2016, FW Cook, our independent compensation consultant, conducted its annual competitive analysis of target compensation levels for our NEOs on behalf of the Compensation Committee. The comparison group used by FW Cook comprised 10 large-cap REITs that are generally the largest internally managed U.S. publicly traded equity REITs by market capitalization.

¾	FW Cook used size and scope of operations to determine which companies would accurately gauge competitive pay. Although the following REITs were among the closest in comparison to us, the combination of our worldwide reach, significant development platform, and size and scope of our strategic capital business put us in a unique category. Such companies may individually demonstrate strength in one or two of these categories, but not in all.

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Executive Compensation

¾	The comparison group did not include any industrial REITs because they were too small relative to us.

Compensation Comparison Group	Size(1)	Developer(2)	Global(3)	Strategic Capital(4)
Prologis	✓	✓	✓	✓
American Tower Corporation	✓		✓
AvalonBay Communities, Inc.		✓
Boston Properties, Inc.	✓	✓
Equity Residential	✓
General Growth Properties, Inc.	✓
HCP, Inc.			✓
Public Storage, Inc.	✓		✓
Simon Property Group, Inc.	✓	✓	✓
Ventas, Inc.	✓		✓
Vornado Realty Trust	✓	✓
(1)	Size threshold is at least $33.0 billion of AUM.
(2)	Total development portfolio is at least 5% of assets.
(3)	Operations outside of United States and Canada.
(4)	Based on management of a business including closed and open-ended funds and publicly-traded vehicles. Most comparison companies have joint ventures with one other partner. However, these joint ventures are structured and managed differently from our perpetual life funds (which can raise capital on a continual basis) and publicly traded vehicles with multiple investors that obtain liquidity by redemption or sale of their equity in the vehicles.

AUM of our compensation comparison group

AUM is the most appropriate measure for assessing the size and scope of comparison group REITs.

¾	Total operating revenues from our AUM exceeds our consolidated operating revenues by 77%. AUM captures an additional $28.8 billion in assets that we manage in our strategic capital business but which are not included in our consolidated balance sheet.

¾	The graphic below shows that our AUM is substantially greater than the AUM of most companies in our compensation comparison group.

(1)	AUMs of comparison group companies are derived from publicly available data. Prologis AUM includes estimated investment capacity.

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Executive Compensation

Compensation Elements and 2016 Decisions

Compensation components provide incentives to achieve strong TSR and operating performance.

¾	Our compensation program is structured into three main components: annual base salary, annual bonus and LTI awards (annual LTI equity awards and outperformance incentives). Each component plays a specific role in supporting our business model to achieve long-term value creation.

How Components of Our Compensation Program Fit Together

Although no other REITs compare directly to us, target core compensation is aimed at market median of our comparison group.

¾	As discussed above, we have larger scope and reach than most of the REITs in our comparison group. Nonetheless, target compensation from core compensation elements (annual base salary, annual bonus and annual LTI equity awards) is targeted within a reasonable range of the market median.

Together, annual LTI equity and outperformance opportunities result in aggregate long-term compensation that aligns with company performance levels.

¾	The annual LTI equity formula was set such that target awards will be earned if our performance is at market levels (i.e., equal to the weighted average return of three market indices). Outperformance opportunities are set at strenuous thresholds to drive exceptional performance beyond market levels.

¾	If we perform at market levels, our NEOs will receive LTI compensation at target (and consistent with market medians). However, if we outperform the strenuous hurdles in the outperformance plans, NEOs will receive total LTI compensation that reflects the level of outperformance.

¾	The outperformance compensation plans are additional long-term incentive opportunities commensurate with the size and scope of our business, but they only go into effect when outperformance levels are reached. For further detail, please see “Outperformance compensation plans.”

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Executive Compensation

Role of Compensation Program Components

Annual Base Salary	Annual Bonus Opportunity	Long-term Incentive Awards
		Annual LTI Equity Awards	Outperformance Compensation Plan Awards
Competitive to attract and retain talent capable of executing a unique business plan	Incentive to achieve annual operating goals Bonus metrics are performance measures of strategic priorities	Incentive to achieve long-term, relative stock performance Based on three-year TSR relative to indices of large-cap REITs and industrial REITs.	POP: incentive to achieve long-term, high-reach relative stock performance Payable only when performance exceeds stretch hurdles (as measured by relative three-year TSR)

PPP: incentive to achieve long-term, strenuous absolute operating performance in our strategic capital ventures

Payable only when performance exceeds stretch hurdles (as measured by internal rates of return for our strategic capital ventures)

Annual base salary for 2016 performance year

No increases were made to annual base salaries.

¾	Based on FW Cook’s competitive analysis discussed above, the Compensation Committee determined that our NEO’s base salaries continue to be competitive and held our CEO’s base salary at $1 million and our other NEO’s base salaries at $600,000 for the 2016 performance year.

Annual bonus for 2016 performance year

The annual bonus rewards successful execution of our strategic priorities.

¾	The Compensation Committee establishes annual bonus metrics based on our performance against our strategic priorities, which are weighted according to their significance. This practice aligns bonuses with the successful execution of our business plan.

¾	Our 2016 bonuses were largely determined by our performance along cornerstone operational metrics (weighted at 40% of all metrics reviewed): Core FFO per share, average occupancy, same store net operating income (“SSNOI”) growth and rent change on rollovers. These metrics are important to our stockholders in assessing the health and performance of our business.

	2016
Key Annual Bonus Metrics	Target	Actual
Core FFO per share(1)	$2.42	$2.57
Average Occupancy	95.7%	96.2%
SSNOI Growth(1)	3.3%	4.4%
Rent Change on Rollovers(2)	10.5%	13.8%
Overall Corporate Score: Above target
As the Compensation Committee weights portfolio operational metrics significantly higher than any other bonus metric category (40% vs. 10%-15%), our 2016 overall bonus score is largely driven by portfolio operational results. Our operational results were significantly above target, delivering some of our strongest results on record. We achieved our highest Core FFO per share, average occupancy, rent change on rollovers and SSNOI growth since our 2011 Merger, well ahead of our targets. Due to significant above-target performance on our operational bonus metrics, as well as strong performance on most other bonus metrics (as discussed below), the Compensation Committee determined that our overall corporate bonus score was above target.

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Executive Compensation

(1)	Core FFO per share and SSNOI are non-GAAP measures. See Appendix A for definitions and discussions of non-GAAP measurements and reconciliations to the most directly comparable GAAP measures. Target Core FFO per share is calculated with a constant level of promotes to isolate changes in our core operational performance. Actual Core FFO calculated with the same constant level of promotes is $2.48 per share. Average Occupancy, SSNOI Growth and Rent Change on Rollovers are based on our owned and managed portfolio.
(2)	Rent Change on Rollovers is generally the change in rent upon lease renewal.

Our bonus metrics are rigorous and difficult to achieve.

¾	Based on its analysis of the performance required to execute our strategic priorities, the Compensation Committee set the targets for the 2016 performance year to be rigorous, requiring substantial effort to achieve the targets in the context of the overall business plan.

¾	Most of the targets for the 2016 performance year required improvement of the applicable metrics over the 2015 targets. Our 2016 Core FFO per share bonus metric of $2.42 increased by 18% over our 2015 Core FFO per share target of $2.05(1). The 2016 average occupancy and rent change on rollover metrics increased by 70 basis points and 100 basis points, respectively, over the 2015 bonus metrics.

¾	Each year, the Compensation Committee analyzes our same store pool of operating properties to determine the level of SSNOI growth that is appropriate to earn target bonus levels. Our 2016 target SSNOI growth metric was 3.3% versus our 2015 target SSNOI growth metric of 3.8%(1). Since the composition of the same store pool of properties changes each year, SSNOI growth is indicative of growth in the portfolio throughout the year but may not necessarily increase year over year.

Significantly above-target operational performance results in a corporate bonus score above target.

¾	The Compensation Committee determined that our overall corporate bonus score was above target, mostly due to the above-target performance of our operational bonus metrics, which are the most significant bonus metrics by weight.

¾	In addition to evaluating operational metrics, the Compensation Committee also assesses metrics related to land, deployment, strategic capital, balance sheet and risk reduction and back office/organizational matters, weighted at 10% to 15% each and set at difficult levels to incentivize performance. The committee determined that these other metrics in aggregate were above target.

¾	In determining our corporate bonus score, the committee considered the following accomplishments as well as notable contributions by the NEOs:

Overall

–	Under the leadership of Mr. Moghadam, the executive team led the company in record-breaking operating performance and achievement of our goals mostly substantially above target. We delivered record period-end occupancy and substantial rental growth and development value creation. We are now positioned to take advantage of growth opportunities throughout the economic cycle.

Portfolio Operations (Weighted at 40%)

–	Our company-wide operational results in 2016 were strong as discussed above.

–	Mr. Reilly delivered outstanding results for the Americas, exceeding all targets for occupancy, rent change on rollovers and SSNOI growth. Mr. Anderson contributed strong operational performance in Europe, at or ahead of targets for all key metrics. He also delivered strong SSNOI growth in Asia, as well as significant average occupancy in Japan and rent change on rollovers in China, all ahead of target.

–	Mr. Nekritz led his team in negotiations and execution of over 2,500 lease transactions and over $3.5 billion in other real estate transactions.

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Executive Compensation

Land (Weighted at 10%)

–	In 2016, our monetization of land reduced our land bank to $1.4 billion according to plan. Notably, Mr. Curless continued to elevate company focus on land sales and executed dispositions that reduced the land bank by approximately $145 million.

Deployment (Weighted at 15%)

–	The profitability of our development business was very strong. We stabilized $2.5 billion of development projects at a 25.5% margin.

–	Mr. Curless led the build-to-suit development program resulting in 36 development starts. In addition, he oversaw the completion of over $1.5 billion in building dispositions in 63 transactions in the United States Mr. Anderson delivered strong stabilization activity in Europe and stabilizations and contributions in Japan that exceeded our plans.

Strategic Capital (Weighted at 10%)

–	Our strategic capital ventures had a strong year of operating performance and fee growth. Strategic capital fees/AUM increased to 53 basis points. Our European ventures had a particularly good year with strong performance and net asset value growth.

–	Mr. Anderson and Mr. Nekritz led our China fund extension, its $750 million equity raise and the merger between two of our European ventures. Mr. Nekritz also oversaw 21 equity investment transactions in our open-end vehicles. In Japan, Mr. Anderson and Mr. Olinger launched a successful equity raise for our publicly traded Japanese REIT.

Balance Sheet and Risk Reduction (Weighted at 15%)

–	Our balance sheet has become one of the strongest in our industry. Under the leadership of Mr. Olinger, we took our loan-to-value ratio(1) to 34.6% and our debt/adjusted EBITDA(1) ratio to 5.5x at year-end, substantially exceeding our target goals.

–	In 2016, under the stewardship of Mr. Olinger, we achieved an upgrade to our credit ratings from Moody’s and S&P of A3 and A-, respectively, defying expectations that our goal to achieve an A- credit rating would be delayed due to our capitalization plan to fund the strategic KTR-owned portfolio acquisition in 2015.

Back Office/Organization (Weighted at 10%)

–	By increasing efficiency across the organization through process improvement and leveraging our global systems and platform, we reduced general & administrative (“G&A”) expenses as a percentage of AUM to 52 basis points. Taking advantage of our scale as a competitive advantage, we enhanced our business intelligence capabilities and led the industry curve on research, publishing thought pieces around e-commerce, rent growth and supply.

–	Our entire executive team was keenly focused on reducing G&A company-wide. Mr. Reilly drove G&A/AUM down in his region, leveraging scale and managing significant growth without an overall increase in overhead. Mr. Anderson championed the adoption of real estate forecasting and information management tools designed to enhance efficiency, while Mr. Olinger and Mr. Nekritz led the company initiative to manage corporate overhead.

(1)	Core FFO per share, SSNOI, our loan-to-value ratio and debt/adjusted EBITDA are non-GAAP measures. See Appendix A for definitions and discussion of non-GAAP measurements and reconciliations to the most directly comparable GAAP measures. Our loan-to-value ratio excludes development gains.

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Executive Compensation

2016 Annual Bonus Decisions

Annual bonus determinations are based on corporate and individual scores tied to bonus metrics.

¾	The Compensation Committee determined the corporate score based on an assessment of our performance against the bonus metrics as discussed above.

¾	Corporate performance determines 80% of our CEO’s bonus and 60% of the bonus for our other NEOs.

–	Our corporate score for 2016 was “above target.”

–	To determine the corporate component of our NEO’s bonuses, the Compensation Committee considered the many factors that played a role in the company’s annual performance and exercised its judgment to determine the level of overall corporate performance.

¾	Individual performance determines 20% of the bonus for our CEO and 40% of the bonus for each other NEO.

–	All NEOs received an “above target” individual score for the 2016 performance year.

–	To determine the individual component of our NEO’s bonuses, the Compensation Committee assessed the contributions of each NEO to our business plan and where an individual’s performance stood in relation to overall corporate performance.

–	For key highlights of the bonus assessments of our NEOs relative to their contributions to our business plan reflected in our bonus metrics, please see “Annual bonus for 2016 performance year” above.

–	Bonuses for the 2016 performance year for our NEOs are outlined below.

2016 Annual Bonus Decisions

	2016 Bonus Opportunity (% of Salary)			2016 Corporate/ Individual Score Weightings	2016 Bonus Calculation Inputs		2016 Actual Bonus*
NEO	Min	Target	Max		% of Target Based on 2016 Corporate Score	% of Target Based on 2016 Individual Performance Rating	% Target	Amount
Hamid Moghadam	0%	150%	300%	80% corporate/ 20% individual	155.0%	150.0%	154.0%	$2,310,000
Thomas Olinger	0%	125%	250%	60% corporate/ 40% individual	155.0%	137.5%	148.0%	$1,110,000
Eugene Reilly	0%	125%	250%	60% corporate/ 40% individual	155.0%	150.0%	153.0%	$1,147,500
Edward Nekritz	0%	125%	250%	60% corporate/ 40% individual	155.0%	150.0%	153.0%	$1,147,500
Gary Anderson	0%	125%	250%	60% corporate/ 40% individual	155.0%	150.0%	153.0%	$1,147,500
Michael Curless	0%	125%	250%	60% corporate/ 40% individual	155.0%	150.0%	153.0%	$1,147,500
*	Target bonus levels are based on salary for the year.

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Executive Compensation

Our bonus exchange program—further aligns NEOs with stockholders

¾	Under our bonus exchange program, generally all of our employees may elect to receive all or a portion of their cash bonus in equity of the company, serving to further align our interests with our stockholders.

¾	Certain employees, including the NEOs, may elect to receive their bonus exchange equity either in the form of restricted stock units (the “RSUs”) of the company or LTIP units of Prologis, L.P. (the “LTIP Units”). Equity awards granted as a result of the bonus exchange are valued at 125% of cash bonus exchanged.

¾	Bonus exchange awards for our NEOs have a three-year vesting period (40% after the first year, 40% after the second year and 20% after the third year).

¾	Our NEOs, except for Mr. Curless, elected to exchange all of their 2016 bonus for LTIP units. Mr. Curless elected to receive 75% of his 2016 bonus in LTIP Units and the remainder in cash. For further detail about LTIP Units, please see the section below entitled “LTIP Units.”

Annual Bonus Exchange Equity Value for 2016 Performance Year

	Bonus Earned for 2016 Performance Year	Value of Equity Received in Bonus Exchange
Hamid Moghadam	$2,310,000	$2,887,500
Thomas Olinger	$1,110,000	$1,387,500
Eugene Reilly	$1,147,500	$1,434,375
Edward Nekritz	$1,147,500	$1,434,375
Gary Anderson	$1,147,500	$1,434,375
Michael Curless	$1,147,500	$1,075,781

Annual LTI equity awards

Our LTI equity award determination is formulaic and aligned with performance.

¾	In response to stockholder feedback, starting with the 2016 grants based on 2013-2015 performance, the Compensation Committee incorporated an equity award formula in our compensation program to provide greater transparency in how we determine the size of our equity awards.

¾	The Compensation Committee structured the equity award formula to foster greater objectivity and more clearly define the methodology it uses to determine awards.

¾	The equity formula did not change the committee’s approach from prior years but was adopted to formally evidence the committee’s methodology. The formula does not guarantee minimum compensation or make the program less performance-based. The committee back-tested the equity formula, which revealed results consistent with previous awards and our longstanding compensation philosophy.

Multiple benchmarks are required given our unique business model.

¾	We use two industrial REIT comparison groups (one domestic and one global) to compare against companies operating in our same asset class. However, the companies in these comparison groups are much smaller than we are. Therefore, we also use a large-cap REIT index, the Cohen & Steers REIT Index, as discussed below, to compare our performance against similarly sized companies.

¾	The Compensation Committee selected these indices because they are a balanced representation of investment alternatives for our stockholders (i.e., other industrial REITs and other large-cap REITs). As previously discussed, even among large-cap REITs, none has the same overall worldwide reach, substantial development business and size and scope of strategic capital business.

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Executive Compensation

Very few industrial REITs and even fewer global industrial REITs exist.

¾	Our industrial REIT comparison groups include only seven companies in total. Weightings between the domestic and global industrial REIT comparison groups generally reflect the relative breakdown between our global and domestic AUM.

The Cohen & Steers REIT Index as an additional benchmark mitigates volatility of the small comparison group of industrial REITs.

¾	The Cohen & Steers REIT Index includes approximately 30 well-capitalized REITs, mitigating volatility of our smaller industrial REIT comparison groups. The Compensation Committee believes it should use a measure important to our stockholders to evaluate our performance against other large-cap REITs.

¾	To compensate for the limitations of the industrial REIT comparison groups and stabilize the overall benchmark, the Compensation Committee included the Cohen & Steers REIT Index and weighted it at 50%. The larger Cohen & Steers REIT Index mitigates any aberrations and wide variances and is a better reflection of the steady performance of large-cap companies.

LTI Equity Award Indices

Benchmark Index	Composition	Volatility
Domestic Public Industrial REITs	East Group Properties (EGP) First Industrial (FR) DCT Industrial (DCT) Duke Realty (DRE)	High
Global Public Industrial REITs	Global Logistics Properties (MC0.SI) Goodman Group (GMG: AX) Segro plc (SGRO: LSE)	High
Cohen & Steers REIT Index	Approximately 30 well-capitalized REITs, which are among the largest REITs in their respective property sectors.	Low

Formula payout scale aligned with market practices.

¾	The Compensation Committee intended for 50% of target LTI equity awards to be tied directly to the relative TSR performance formula and the other 50% to be awarded based on a qualitative assessment of performance and to promote retention and alignment with our stockholders.

¾	This mix between relative TSR and qualitative performance is consistent with the average mix of our comparison group. The qualitative component is conditioned on individual and company performance in line with threshold levels of market compensation. No minimum equity grant value is guaranteed.

Long-Term Equity Incentives = Formulaic Approach.

¾	The equity award formula establishes that up to 50% of the target annual LTI equity grant value will be a qualitative portion of the award conditioned on market threshold levels of performance and is not guaranteed. Under the formula, any amounts awarded above 50% of target will be determined by our three-year annualized TSR performance against a weighted index of a combination of the Cohen & Steers REIT Index and comparison groups of domestic and global industrial REITs.

¾	Annual LTI equity award amounts are determined using the linear payout scale set forth below (with interpolation between levels).

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Executive Compensation

Annual LTI Equity Award Formula

Equity amounts above 50% of target are based on Prologis three-year TSR vs. index three-year TSR weighted as follows:

Cohen & Steers REIT Index TSR (weighted 50%)
+
Industrial REIT Group TSR (weighted 50%)

ì	ë

Domestic Industrial REITs (weighted 80%)	Global Industrial REITs (weighted 20%)

Prologis Three-Year TSR Basis Points Above/Below Weighted Index TSR	Total Annual LTI Equity Award as % of Target Value
+500 bps and above	150%
+400 bps	140%
+300 bps	130%
+200 bps	120%
+100 bps	110%
0	100%
-100 bps	90%
-200 bps	80%
-300 bps	70%
-400 bps	60%
-500 bps and below	Up to 50% conditioned on market threshold levels of performance and is not guaranteed

Our annual equity award program does not guarantee a minimum level of compensation.

¾	Consistent with prior years, the revised program design anticipates that total annual LTI equity awards would continue to be earned in a range of 50% to 150% of overall target levels.

¾	Prior to the revised program, the size of the annual equity awards within this range was determined based on relative TSR performance against the same indices used in the current program with the intent that the bottom end of the range (i.e., 50% of target) would be granted if warranted by individual and company performance commensurate with threshold levels of market compensation.

¾	The bottom end of the range is a qualitative component that is not tied to the relative TSR measurement against the various indices. This qualitative component continues to be conditioned on individual and company performance in line with threshold levels of market compensation.

¾	We did not in prior years, and currently do not, guarantee any minimum level of annual equity awards. The qualitative component currently can range (and could have ranged in the past) between 0% and 50% of target, depending on performance.

¾	The Compensation Committee reserves the right to award less than 50% of target, or to grant no equity to an executive, if warranted.

The equity formula did not change the performance-based nature of our annual equity award program.

¾	The Compensation Committee will continuously reevaluate the equity formula to ensure that it properly reflects the committee’s assessment of market compensation and the levels of performance that warrant market compensation. The required performance levels have not diminished and remain unchanged from previous years.

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Executive Compensation

LTI equity awards for the 2016 performance year (granted in 2017)

2014-2016 company performance against industrial REIT comparison groups and Cohen & Steers REIT Index

¾	Our outperformance relative to the weighted three-year annualized TSR of the industrial REIT comparison groups and Cohen & Steers REIT Index was 0.3%.

¾	Our three-year annualized TSR performance at year-end 2016 was 16.6%. The annualized three-year TSR for the Cohen & Steers REIT Index and the global and domestic industrial REIT comparison groups were 14.5%, 1.1% and 22.3%, respectively. The total weighted annualized three-year TSR of the Cohen & Steers REIT Index and the global and domestic industrial REIT comparison groups together was 16.3%.

¾	LTI equity awards for the 2016 performance year were paid at 100% of target.

	2016 Target Award Value	2016 Actual Award Value (Granted in 2017)
NEO		$	% Target
Hamid Moghadam	$8,250,000	$8,250,000	100%
Thomas Olinger	$2,100,000	$2,100,000	100%
Eugene Reilly	$2,600,000	$2,600,000	100%
Edward Nekritz	$2,100,000	$2,100,000	100%
Gary Anderson	$2,100,000	$2,100,000	100%
Michael Curless	$1,900,000	$1,900,000	100%

LTI equity awards for the 2015 performance year (granted in 2016)

Awarded at 50% of target.

¾	Our NEOs only received their 50% qualitative portion of their target LTI equity grants in accordance with the pre-established equity formula, despite our operational outperformance in the 2015 performance year.

¾	Although our NEOs performed substantially above market threshold levels of performance, we underperformed the weighted three-year annualized TSR hurdle by -5.5%. Please see our 2016 proxy statement for further detail.

¾	The Compensation Committee adhered to the equity formula, which resulted in no payout for the portion of the equity awards based on TSR performance. The Compensation Committee qualitatively assessed our performance at the end of 2015 and concluded that individual and company performance warranted the 50% qualitative amount.

LTI equity awards granted in 2016 are part of compensation for performance year 2015.

¾	Although the Summary Compensation Table presentation requires disclosure of LTI equity awards granted in 2016 to be included in aggregate compensation for 2016, the Compensation Committee considers these awards to be compensation for the 2015 performance year.

¾	As such, LTI equity awards granted in 2016 are part of the Compensation Committee’s assessment of compensation for the 2015 performance year, not the 2016 performance year.

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Executive Compensation

LTI Equity Awards Granted in 2016 for 2015 Performance Year

	2015 Target Award Value	2015 Actual Award Value (Granted in 2016)
NEO		$	% Target
Hamid Moghadam	$8,250,000	$4,125,000	50%
Thomas Olinger	$2,100,000	$1,050,000	50%
Eugene Reilly	$2,600,000	$1,300,000	50%
Edward Nekritz	$2,100,000	$1,050,000	50%
Gary Anderson	$2,100,000	$1,050,000	50%
Michael Curless	$1,900,000	$ 950,000	50%

Outperformance compensation plans

Outperformance compensation opportunities complete our pay package.

¾	Annual LTI equity is part of core compensation targeted at the market median to ensure competitive compensation opportunities.

¾	Outperformance compensation plans complete the total pay opportunity for our NEOs when exceptional levels of performance are reached.

¾	Performance indices used in our outperformance plans assess our operational and TSR outperformance. Our annual LTI equity and POP program use the four TSR indices important to our stockholders in determining our relative performance. PPP uses return metrics based on the promote hurdles as a gauge of operational success of our strategic capital ventures, which represent a significant portion of the assets we own and manage.

¾	Our outperformance plans extend beyond the NEOs to about 100 participants in total, distributing the compensation pools more broadly beyond the NEOs than most other outperformance plans we reviewed at the inception of the outperformance plans.

Prologis Outperformance Plan

POP uses rigorous TSR hurdles to promote superior long-term value creation.

¾	We created POP to promote long-term relative TSR outperformance as measured against the MSCI REIT Index, an index often used by our stockholders to assess our relative performance.

POP plan hurdles are high-reach and formulaic.

¾	The Compensation Committee intended that the performance hurdles under POP would be so difficult to exceed that it is unlikely to pay out regularly. The POP compensation pool only funds if and to the extent our three-year compound annualized TSR exceeds the three-year compound annualized TSR of the MSCI REIT Index by 100 basis points.

¾	Monte Carlo statistical simulations show no payout in 65% of the scenarios modeled. In fact, POP awards did not pay out for the first two performance cycles (2012-2014 and 2013-2015) under the plan.

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Executive Compensation

Our POP award payouts are a fraction of the value created for our stockholders.

¾	POP awards are a small percentage of the overall value created for our stockholders. If we simply achieve the index TSR, no POP compensation pool will fund. If we exceed the threshold of 100 basis points above the index, only 3% of our outperformance above the hurdle (subject to a cap) funds the POP compensation pool.

¾	We exceeded the performance hurdle for the 2014-2016 performance period, which resulted in an aggregate performance pool paid to 80 participants that is 2.2% of the $2.8 billion in value created for our stockholders above index performance. Calculated in accordance with POP, our three-year annualized TSR was 16.0% at year-end 2016, while that of the MSCI REIT Index was 12.6%.

Additional absolute TSR performance hurdle and award cap are safety measures.

¾	POP awards cannot be paid at a time when our absolute TSR is negative.

¾	If a pool funds because our relative TSR outperforms the index and exceeds the hurdle, but our absolute three-year TSR is not positive, then the awards will not be paid unless and until absolute TSR becomes positive. The award will expire seven years after the end of the performance period if absolute TSR does not become positive within that period.

¾	The POP compensation pool for each performance cycle is capped at the maximum of the greater of $75 million and 0.5% of our equity market capitalization at the start of a performance period.

We amended POP in 2016 to make it more difficult to earn the compensation pool.

¾	In response to stockholder feedback, we added additional rigor to POP to make it more challenging to earn the compensation pool.

¾	We increased the difficulty of the existing performance hurdle under POP. Not only does our three-year compound annualized TSR need to exceed the MSCI REIT Index by 100 basis points, but we are now required to meet or exceed the TSR of the MSCI REIT Index for an additional 3 years after the initial three-year performance period to earn any amounts above $75 million in aggregate.

¾	We also added a holding requirement on all equity awarded under POP until the third year after the end of the applicable three-year performance period.

Prologis Promote Plan

PPP uses rigorous investment return hurdles to encourage superior long-term value creation.

¾	We created PPP to encourage long-term operational outperformance in our strategic capital ventures. Performance of our ventures not only reflects the performance of a significant portion of the assets we own and manage but also translates into value created for our stockholders and venture investors.

Promote hurdles are formulaic and difficult to achieve.

¾	Strategic capital incentive fees (or promotes) are earned by the company when returns in certain of our strategic capital ventures exceed pre-negotiated preferred return hurdles. These promotes are third-party validated measures of operational success.

¾	For a number of our ventures, meeting a promote hurdle requires an internal rate of return in excess of an 8% to 10% annualized return. Promotes are often structured such that the company receives 15% to 20% of returns above the return hurdles until it receives a negotiated internal rate of return.

¾	To meet or surpass the promote hurdles, we must make smart capital allocation decisions and manage our assets to produce outstanding returns over an extended period of time.

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Executive Compensation

¾	Achievement of promote hurdles means that we have created greater net asset value overall in the applicable venture and superior returns for our venture investors. This also translates into tremendous value created for our stockholders increasing the value of our ownership share of the ventures as well as driving earnings from promote and management fee payments.

¾	When we achieve the difficult promote hurdle and the company earns the promote, the promote proceeds are used to fund a PPP compensation pool. This pool is 40% of the promote (after excluding our ownership share in the applicable venture) typically paid to about 100 participants in total.

PPP awards are subject to a cap.

¾	Individual awards under PPP are capped at the participants’ compensation (excluding awards under the two outperformance compensation plans) for the two most recently completed years.

Our PPP plan award payouts are a fraction of the value created for our stockholders.

¾	If we continue our strong operating performance, we anticipate that we will continue to earn promotes and create value that will result in awards under PPP.

¾	We exceeded promote hurdles and received promotes from three of our ventures, resulting in a payment of awards under PPP in 2016.

¾	PPP awards are a small percentage of returns in excess of the superior value created by hitting the hurdles. The PPP awards paid in 2016 to about 100 participants were in aggregate only 2.6% of the $866.4 million in stockholder value created in achieving the hurdles.

LTIP Units

¾	LTIP Units are profits interests in Prologis, L.P., our operating partnership. Certain executives, including NEOs, may elect to receive LTIP Units in lieu of RSUs. Our NEOs elected to receive all of their equity awards granted in 2016 in LTIP Units.

¾	LTIP Units were structured to be generally economically equivalent to RSUs. LTIP Units generally have the same three-year vesting terms as RSUs.

CEO waiver of retirement eligibility benefits

¾	For any equity awards granted starting in 2017, Mr. Moghadam waived any vesting benefits related to meeting retirement-eligibility thresholds under our incentive plan. Vesting under such awards will continue after he terminates employment as long as he continues in a substantial role with the company or its affiliates.

¾	Had Mr. Moghadam not waived such provisions, he would be entitled to certain benefits such as the acceleration of vesting of his equity awards upon termination of his employment after he meets the retirement-eligibility thresholds under our compensation plans.

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Executive Compensation

Other Compensation Elements and Considerations

Senior-level benefits

¾	In addition to benefits provided to all other U.S. employees, such as our 401(k) plan, health care and welfare coverage, paid time-off, life and accident insurance and short and long-term disability programs, we offer our NEOs the following senior-level and change-in-control benefits:

–	Deferred compensation plans

–	Retiree medical benefits—upon retirement after age 40 and having served as a member of the management executive committee (our CEO and certain direct reports) for five consecutive years, executives may continue health coverage under our plans at their own expense

–	Financial planning services

–	Company-paid parking

–	Personal use of leased corporate aircraft interest by our CEO if reimbursed by CEO

Change-in-control benefits

¾	Fair and reasonable severance in connection with a change in control to serve the best interests of stockholders during a threatened or actual change in control by:

–	Providing for continuity of management team’s services, as well as providing for their best efforts over any transition period

–	Increasing objectivity of management team in analyzing a proposed change in control and advising the Board if such proposal is in the best interests of stockholders

¾	Benefits apply on a double-trigger basis (change in control has occurred and NEO’s employment status is impacted) and consist of:

–	Cash severance payments that are a multiple of salary and/or cash bonus opportunity levels (two times salary and bonus for NEOs)

–	Accelerated vesting of unvested equity awards, available through change-in-control agreements or long-term equity incentive plans

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Executive Compensation

Other considerations

Compensation Governance Policies

What We Do

✓	Pay aligns with performance: performance measures heavily weighted to three-year relative TSR

✓	Most pay is at-risk and not guaranteed

✓	Robust stock ownership requirements: CEO: 10x salary Other NEOs: 3x salary

✓	Clawback policy for NEOs

✓	Double-trigger change-in-control provisions

✓	Independent compensation consultant

✓	Annual compensation risk-related review

✓	Minimal perquisites

What We Don’t Do

✗	No guaranteed salary / bonus increases

✗	No employment agreements for NEOs guaranteeing compensation

✗	No repricing or buyouts of stock options without stockholder approval

✗	No excise tax gross-ups

✗	No hedging or pledging of our common stock

Risk mitigation

¾	Compensation Committee conducts annual risk assessment of compensation programs: The Compensation Committee monitors the risk profile with respect to compensation policies and practices. No material risks were found.

¾	Quarterly reports to Board on company performance against business plan and strategic objectives: The Board provides oversight to ensure that our compensation structure is not driving the company to take excessive operational risks.

¾	Internal management controls: Controls and procedures ensure operations are completed in line with governance standards to ensure that excessive risks are not taken, including a series of checks and balances with respect to commitment of capital.

¾	Real estate risk management: Real estate risk management processes monitor key risks associated with our real estate assets, such as levels of occupancy, non-income-producing assets, leverage, foreign currency exposure and other factors.

¾	Recoupment policy: This policy is a mechanism to claw back compensation in the event of a financial restatement.

¾	Stock ownership guidelines: These guidelines align management interests with stockholders.

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Executive Compensation

Stock ownership guidelines

¾	All NEOs and directors are in compliance.

¾	The guidelines require stock ownership of at least a multiple of annual base salary for officers (10x base salary for CEO; 3x base salary for other NEOs; and 1x base salary for senior vice presidents, managing directors and regional presidents). Stock eligible under the guidelines includes common stock, vested, unvested and deferred equity awards (except stock options), associated dividend equivalents, earned LTIP Units and partnership units exchangeable into our common stock. The guidelines require retention of 50% of net shares received under our equity plans upon certain events until guidelines are met.

Hedging and pledging policies

All hedging and pledging of common stock is prohibited: Our insider trading policy prohibits all NEOs, employees and directors from hedging or pledging shares of our common stock. All of our NEOs and directors are currently in compliance with this prohibition.

Compensation recoupment (“Clawback”) policy

The Board has adopted a compensation clawback policy, which provides that in the event of a substantial restatement of our previously issued financial statements, a review will be undertaken by the Board of performance-based compensation awarded to certain officers that was attributable to our financial performance during the time periods restated. If the Board determines that an officer was improperly compensated and that it is in our best interests to recover or cancel such compensation, the Board will pursue all reasonable legal remedies to recover or cancel such performance-based compensation. The policy further provides that if the Board learns of any misconduct by certain officers that caused the restatement, the Board shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, punish the wrongdoer. Such punishment by the Board could include dismissal, legal action for breach of fiduciary duty or such other action to enforce the officer’s obligations to us as may fit the facts surrounding the particular case. In determining the appropriate punishment, the Board may take into account punishments imposed by third parties. The Board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such third parties.

Equity grant policy and program administration

Awards are administered by our human resources and stock plan administration departments. Grants are made generally in the first quarter of the year, after promotion, at the time of new hire or in accordance with PPP. Equity grant dates are not scheduled based on the timing of the release of material non-public information.

We discontinued the issuance of stock option awards after February 2011.

Impact of accounting and tax treatment

To the extent reasonable, all executive compensation will be deductible by the company for federal income tax purposes. However, the Compensation Committee may design compensation program components that are not deductible. Because we intend to qualify as a REIT under the Internal Revenue Code, we generally distribute 100% of our net taxable income each year and therefore, do not pay U.S. federal income tax. As a result, the possible loss of a federal tax deduction would not be expected to have a material impact on us. We intend that executive compensation comply with 409A of the Internal Revenue Code, which may impose additional taxes on our NEOs for arrangements that provide for the payment of deferred compensation that is not exempt or in compliance with Section 409A. In addition, we expense base salaries paid in the year they are earned and annual bonus awarded in cash in the year they are earned. In accordance with ASC Topic 718, we expense the value of equity awards granted, including those granted as part of annual bonus exchange, over the vesting period of such grants.

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Compensation Committee Report

We, the members of the Compensation Committee, have reviewed and discussed CD&A set forth above with the management of the company and, based on such review and discussion, have recommended to the Board that this CD&A be included in this proxy statement and, through incorporation by reference of this proxy statement, the company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee:

George L. Fotiades (Chair)

David P. O’Connor

William D. Zollars

Summary Compensation Table for Fiscal Year 2016*

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus(1)(2)(3) ($) (d)	Stock Awards(3)(4)(5) ($) (e)	Non-Equity Incentive Plan Compensation(5) ($) (g)	All Other Compensation(6) ($) (i)	Total ($) (j)
Hamid Moghadam	2016	$1,000,000	$2,310,000	$12,126,019	$—	$103,758	$15,539,777
Chief Executive Officer	2015	$950,000	$2,315,625	$11,618,871	$—	$97,229	$14,981,725
	2014	$850,000	$1,912,500	$13,671,081	$—	$81,140	$16,514,721
Thomas Olinger	2016	$600,000	$1,110,000	$3,816,211	$480,700	$40,247	$6,047,158
Chief Financial Officer	2015	$575,000	$1,133,000	$3,448,224	$—	$38,977	$5,195,201
	2014	$525,000	$932,000	$3,357,222	$262,920	$61,296	$5,138,438
Eugene Reilly	2016	$600,000	$1,147,500	$4,075,571	$480,700	$26,087	$6,329,858
CEO, The Americas	2015	$575,000	$1,240,000	$3,924,986	$—	$36,757	$5,776,743
	2014	$525,000	$998,000	$3,836,301	$262,920	$37,468	$5,659,689
Edward Nekritz	2016	$600,000	$1,147,500	$3,825,586	$480,700	$38,087	$6,091,873
Chief Legal Officer and	2015	$575,000	$1,168,000	$3,456,974	$—	$40,166	$5,240,140
General Counsel	2014	$525,000	$972,000	$3,367,222	$262,920	$28,144	$5,155,286
Gary Anderson	2016	$600,000	$1,147,500	$3,825,586	$480,700	$38,087	$6,091,873
CEO, Europe and Asia	2015	$575,000	$1,118,000	$3,444,474	$—	$27,158	$5,164,632
	2014	$525,000	$919,000	$3,353,972	$262,920	$23,175	$5,084,067
Michael Curless	2016	$600,000	$1,147,500	$3,653,866	$480,700	$36,347	$5,918,413
Chief Investment Officer	2015	$575,000	$1,168,000	$3,276,960	$—	$38,727	$5,058,687
	2014	$525,000	$959,000	$2,984,174	$262,920	$31,635	$4,762,729
*	Columns (f) and (h) have been omitted from this table because they are not applicable.
(1)	No salary or bonus amounts were deferred under our nonqualified deferred compensation plans in any year (see the narrative discussion that follows the Nonqualified Deferred Compensation in Fiscal Year 2016 table below). Amounts deferred under the Prologis 401(k) Savings Plan (“401(k) Plan”) at the election of the NEO, from salary and/or bonus payments are included in the amounts presented in columns (c) or (d) and are as follows:

¾	Mr. Moghadam, Mr. Reilly and Mr. Curless: $24,000 in 2016 and 2015 and $23,000 in 2014

¾	Mr. Olinger: $24,000 in 2016, $18,000 in 2015 and $17,500 in 2014

¾	Mr. Nekritz and Mr. Anderson: $24,000 in 2016 and 2015 and $17,500 in 2014

(2)	Bonuses earned for a fiscal year are paid in the subsequent fiscal year (e.g., the bonuses in column (d) earned for performance in 2016 were paid in the first quarter of 2017).

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(3)	Under the bonus exchange, the NEO may elect to receive all or a portion of his cash bonus in equity awards (RSUs or LTIP Units (discussed below in the narrative discussion that follows the Grants of Plan-Based Awards in Fiscal Year 2016 table). The value of equity awards received is equal to 125% of the cash bonus exchanged. Equity awards granted as part of the bonus exchange have a vesting period of three years (40% in the first year, 40% in the second year and 20% in the third year). The amount in column (d) includes the actual bonus awarded to the NEO participating in the bonus exchange regardless of whether cash or stock awards were received. The value of the stock awards in excess of the bonus award (the 25% premium) is included in column (e).

Name	Year(i)	Annual Cash Bonus Award(ii)	Amount Exchanged(iii)	25% Premium on Exchange(iv)	Exchanged Equity Value(v)	# of Shares or Units(vi)
Mr. Moghadam	2016	$2,310,000	$2,310,000	$577,500	$2,887,500	57,623
	2015	$2,315,625	$2,315,625	$578,906	$2,894,531	77,601
	2014	$1,912,500	$1,912,500	$478,125	$2,390,625	53,267
Mr. Olinger	2016	$1,110,000	$1,110,000	$277,500	$1,387,500	27,689
	2015	$1,133,000	$1,133,000	$283,250	$1,416,250	37,969
	2014	$932,000	$932,000	$233,000	$1,165,000	25,958
Mr. Reilly	2016	$1,147,500	$1,147,500	$286,875	$1,434,375	28,624
	2015	$1,240,000	$1,240,000	$310,000	$1,550,000	41,554
	2014	$998,000	$848,300	$212,075	$1,060,375	23,626
Mr. Nekritz	2016	$1,147,500	$1,147,500	$286,875	$1,434,375	28,624
	2015	$1,168,000	$1,168,000	$292,000	$1,460,000	39,142
	2014	$972,000	$972,000	$243,000	$1,215,000	27,072
Mr. Anderson	2016	$1,147,500	$1,147,500	$286,875	$1,434,375	28,624
	2015	$1,118,000	$1,118,000	$279,500	$1,397,500	37,466
	2014	$919,000	$919,000	$229,750	$1,148,750	25,596
Mr. Curless	2016	$1,147,500	$860,625	$215,156	$1,075,781	21,468
	2015	$1,168,000	$1,168,000	$292,000	$1,460,000	39,142
	2014	$959,000	$239,750	$59,938	$299,688	6,677
(i)	This is the year that the bonus is presented in the Summary Compensation Table. Bonuses for each year were awarded in the first quarter of the following year.
(ii)	Represents the bonus awarded to the NEO before the bonus exchange election.
(iii)	This column reflects the value of the bonus award that the NEO has elected to exchange. Mr. Moghadam, Mr. Olinger, Mr. Reilly, Mr. Nekritz and Mr. Anderson elected to exchange 100% of their bonuses for 2016. Mr. Curless elected to exchange 75% of his bonus in 2016. All NEOs elected to exchange 100% of their bonuses in 2015. Mr. Moghadam, Mr. Olinger, Mr. Nekritz and Mr. Anderson elected to exchange 100% of their bonuses for 2014; Mr. Reilly elected to exchange 85% of his bonus for 2014; and Mr. Curless elected to exchange 25% of his bonus for 2014. Accordingly, the NEOs exchanged the bonus amounts reflected in column (iii) for equity, and received the remainder of their bonus amounts in cash. As such, Mr. Curless received $286,875 of his 2016 bonus in cash; Mr. Reilly received $149,700 of his 2014 bonus in cash; and Mr. Curless received $719,250 of his 2014 bonus in cash.
(iv)	A premium of 25% of the portion of the bonus that is subject to the exchange is granted.
(v)	Represents the sum of the exchanged portion of the bonus and the 25% premium. This value is granted to the NEO in the form of equity with vesting over a three-year period (40% in the first year, 40% in the second year and 20% in the third year).
(vi)	Represents the total equity award granted to the NEO under the bonus exchange calculated based on the closing price of our common stock on the date the bonus is awarded. For all years presented, each NEO elected to receive the equity award in the form of LTIP Units.

Information on how we value equity awards is included in the narrative discussion that follows the “Grants of Plan-Based Awards in Fiscal Year 2016” table below.

(4)	Amounts represent the value of equity awards granted in each year including awards granted under our annual LTI equity award program, awards granted under PPP in 2016 and 2014 (discussed below) and the allocation of participation points under POP in each year. Column (e) also includes the value of the premium awarded resulting from the election of the bonus exchange in a particular year (discussed above).

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Annual LTI Equity Incentive Awards:

Under our annual LTI equity award program, we generally grant equity awards in the first quarter for the performance period ended in the previous year. For example, the annual awards in column (e) for 2016 were granted in February 2016 but were based on a performance period that ended in 2015. The amount of each NEO’s annual award is based on performance criteria, and the award is also subject to continued employment.

¾	2016: LTIP Units issued on March 9, 2016 (approved by the Compensation Committee on February 10, 2016) were:

Mr. Moghadam—110,589 LTIP Units valued at $4,124,970

Mr. Olinger—28,150 LTIP Units valued at $1,049,995

Mr. Reilly—34,852 LTIP Units valued at $1,299,980

Mr. Nekritz—28,150 LTIP Units valued at $1,049,995

Mr. Anderson—28,150 LTIP Units valued at $1,049,995

Mr. Curless—25,469 LTIP Units valued at $949,994

The number of LTIP Units were determined using the closing price of our common stock on the award grant date of February 10, 2016 ($37.30). This is the value used for accounting purposes to expense the grant.

¾	2015: LTIP Units issued on March 13, 2015 (approved by the Compensation Committee on February 10, 2015) were:

Mr. Moghadam—157,419 LTIP Units valued at $7,064,965

Mr. Olinger—35,093 LTIP Units valued at $1,574,974

Mr. Reilly—45,120 LTIP Units valued at $2,024,986

Mr. Nekritz—35,093 LTIP Units valued at $1,574,974

Mr. Anderson—35,093 LTIP Units valued at $1,574,974

Mr. Curless—31,082 LTIP Units valued at $1,394,960

The number of LTIP Units were determined using the closing price of our common stock on the award grant date of February 10, 2015 ($44.88). This is the value used for accounting purposes to expense the grant.

¾	2014: RSUs granted on February 13, 2014 were:

Mr. Moghadam—192,260 RSUs valued at $7,849,976

Mr. Olinger—30,614 RSUs valued at $1,249,970

Mr. Reilly—42,860 RSUs valued at $1,749,974

Mr. Nekritz—30,614 RSUs valued at $1,249,970

Mr. Anderson—30,614 RSUs valued at $1,249,970

Mr. Curless—25,716 RSUs valued at $1,049,984

The RSUs were valued at $40.83 per share, the closing price of our common stock on the grant date.

Information on how we value equity awards is included in the narrative discussion that follows the “Grants of Plan-Based Awards in Fiscal Year 2016” table below. Also see “Compensation Discussion and Analysis—Compensation Elements and 2016 Decisions—LTI equity awards for the 2015 performance year (granted in 2016).”

POP:

The values in column (e) include the NEO’s allocation of the estimated compensation pool value (or participation point value) awarded under POP. This value is included in the NEO’s compensation even though there is no assurance that the value of the participation points will ever be realized by the NEO.

¾	2016 (2016-2018 Performance Period): Values of participation points as of the date of the point allocation (June 3, 2016) were: Mr. Moghadam ($3,990,000) and all other NEOs (each $1,596,000).

¾	2015 (2015-2017 Performance Period): Values of participation points as of the date of the point allocation (February 10, 2015) were: Mr. Moghadam ($3,975,000) and all other NEOs (each $1,590,000).

¾	2014 (2014-2016 Performance Period): Values of participation points as of the date of the point allocation (February 13, 2014) were: Mr. Moghadam ($3,465,000) and all other NEOs (each $1,386,000).

POP and the exchange of participation points for POP LTIP Units are discussed below in the narrative that follows the “Grants of Plan-Based Awards in Fiscal Year 2016” table.

(5)	Awards in the form of cash and/or equity awards (vesting over a three-year period) were granted to participating employees, including all of the NEOs, in December 2016, March 2016 and July 2014 under PPP. The value of the equity portion of the award is included in column (e) based on the fair value on the grant date of the equity awards. The cash portion of the award is included in column (g). Because it is not possible to determine whether any incentive fees or promotes will be received in future years, only awards resulting from compensation pools that have funded are included in the compensation of the NEOs.

¾	2016 pool: Mr. Moghadam’s entire award was in the form of equity (75,089 LTIP Units or $3,433,549). Awards for each of the other NEOs were in the form of cash (35% or $480,700) and equity (65% in the form of 19,523 LTIP Units or $892,716). The LTIP Units were valued at $42.61 and $49.95 per share, the closing price of our common stock on the grant date (March 21, 2016 and December 1, 2016, respectively).

¾	2014 pool: Mr. Moghadam’s entire award was in the form of equity (45,329 LTIP Units or $1,877,980). Awards for each of the other NEOs were in the form of cash (35% or $262,920) and equity (65% in the form of 11,785 LTIP Units or $488,253). The LTIP Units were valued at $41.43 per share, the closing price of our common stock on the grant date (July 30, 2014).

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Additional information on the participation points allocated under PPP and how they are valued is included in the narrative that follows the “Grants of Plan-Based Awards in Fiscal Year 2016” table.

(6)	The amounts in column (i) represent the other compensation amounts paid to each of the NEOs in 2016, 2015 and 2014. These amounts include the following items:

		401(k) Plan Match	Financial Planning Services(a)	Parking(a)	Other(b)	Totals(c)
Mr. Moghadam	2016	$7,950	$81,458	$4,350	$10,000	$103,758
	2015	$7,950	$74,479	$4,800	$10,000	$97,229
	2014	$7,800	$68,750	$4,860	$—	$81,410
Mr. Olinger	2016	$7,950	$17,637	$2,160	$12,500	$40,247
	2015	$7,950	$16,307	$2,220	$12,500	$38,977
	2014	$7,800	$15,055	$1,980	$36,461	$61,296
Mr. Reilly	2016	$7,950	$17,637	$—	$500	$26,087
	2015	$7,950	$16,307	$—	$12,500	$36,757
	2014	$7,800	$15,055	$—	$14,613	$37,468
Mr. Nekritz	2016	$7,950	$17,637	$—	$12,500	$38,087
	2015	$7,950	$19,716	$—	$12,500	$40,166
	2014	$7,800	$10,144	$—	$10,200	$28,144
Mr. Anderson	2016	$7,950	$17,637	$—	$12,500	$38,087
	2015	$7,950	$19,208	$—	$—	$27,158
	2014	$7,800	$11,875	$—	$3,500	$23,175
Mr. Curless	2016	$7,950	$17,637	$2,160	$8,600	$36,347
	2015	$7,950	$16,307	$2,220	$12,250	$38,727
	2014	$7,800	$15,055	$1,980	$6,800	$31,635
(a)	We provide financial planning services and parking, if applicable, to certain of our employees, including the NEOs, based on their position with the company.

(b)	For 2016 includes: matching charitable contributions by the company’s charitable foundation.

For 2015 includes: matching charitable contributions by the company’s charitable foundation.

For 2014 includes: (i) service award for Mr. Reilly and (ii) matching charitable contributions by the company’s charitable foundation for Messrs. Olinger, Reilly, Nekritz, Anderson and Curless.

Our charitable foundation will match the amount of charitable contributions to qualifying organizations made by our directors and all of our employees. The annual maximum amount of matching contributions in one year applicable to our NEOs is $12,500, not including amounts matched under special matching initiatives related to specific events, such as natural disasters. Matching contributions available in a particular year that are not used may be carried over to the subsequent year. Amounts reported represent charitable contributions of our charitable foundation that were paid directly to outside organizations during the calendar year to match qualifying contributions made by the NEOs during that year and can also include amounts carried over from previous years.

(c)	No perquisite amounts are reported in any year for any of the NEOs as the aggregate amount of the incremental costs of any perquisites for an individual NEO does not exceed $10,000 in any year. In 2016, a leased corporate aircraft was used for a non-business purpose by Mr. Moghadam and Mr. Olinger. The incremental cost to the company for Mr. Moghadam was de minimis and reimbursed by him. There was no incremental cost to the company for Mr. Olinger’s personal use of the leased corporate aircraft. In 2014, a leased corporate aircraft was used for a non-business purpose by Mr. Nekritz due to a family emergency. The incremental cost to the company was $7,656. These amounts are not included in Mr. Moghadam’s, Mr. Olinger’s, or Mr. Nekritz’ compensation in 2016 or 2014 because the total of perquisites did not exceed $10,000.

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Grants of Plan-Based Awards in Fiscal Year 2016*

	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock Awards ($) (l)
Name (a)	Grant Date (b)		Maximum ($) (h)
Annual and PPP Grants:
Hamid Moghadam	03/09/16	(1)	—	110,589	$4,124,970
	06/03/16	(2)	$17,310,000	—	$3,990,000
	04/19/16	(3)	—	43,208	$1,841,093
	12/16/16	(3)	—	31,881	$1,592,456
Thomas Olinger	03/09/16	(1)	—	28,150	$1,049,995
	06/03/16	(2)	$6,924,000	—	$1,596,000
	04/19/16	(3)	—	11,234	$478,681
	12/16/16	(3)	—	8,289	$414,035
Eugene Reilly	03/09/16	(1)	—	34,852	$1,299,980
	06/03/16	(2)	$6,924,000	—	$1,596,000
	04/19/16	(3)	—	11,234	$478,681
	12/16/16	(3)	—	8,289	$414,035
Edward Nekritz	03/09/16	(1)	—	28,150	$1,049,995
	06/03/16	(2)	$6,924,000	—	$1,596,000
	04/19/16	(3)	—	11,234	$478,681
	12/16/16	(3)	—	8,289	$414,035
Gary Anderson	03/09/16	(1)	—	28,150	$1,049,995
	06/03/16	(2)	$6,924,000	—	$1,596,000
	04/19/16	(3)	—	11,234	$478,681
	12/16/16	(3)	—	8,289	$414,035
Michael Curless	03/09/16	(1)	—	25,469	$949,994
	06/03/16	(2)	$6,924,000	—	$1,596,000
	04/19/16	(3)	—	11,234	$478,681
	12/16/16	(3)	—	8,289	$414,035
Bonus Exchange Awards:
Hamid Moghadam	03/07/17	(4)	—	11,525	$577,500
Thomas Olinger	03/07/17	(4)	—	5,538	$277,500
Eugene Reilly	03/07/17	(4)	—	5,725	$286,875
Edward Nekritz	03/07/17	(4)	—	5,725	$286,875
Gary Anderson	03/07/17	(4)	—	5,725	$286,875
Michael Curless	03/07/17	(4)	—	4,294	$215,156
*	Columns (c) through (e), (f), (g), (j) and (k) have been omitted from this table because they are not applicable.

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(1)	Represents the annual long-term equity incentive awards for the performance year ended in 2015 that were granted in 2016. These awards were approved by the Compensation Committee on February 10, 2016 at which time the NEO elected to receive the award in the form of LTIP Units. The LTIP Units were issued on March 9, 2016 and vest ratably over three years. The value in column (l) represents the award in column (i) valued at $37.30 per share, which was the closing price of our common stock on the February 10, 2016 award grant date. This value is used for accounting purposes to expense the grant. Annual long-term equity incentive awards for the performance year ended in 2016 were granted by the Compensation Committee in February 2017 and are not included in this table. See “—Compensation Discussion and Analysis—Compensation Elements and 2016 Decisions—LTI equity awards for the 2015 performance year (granted in 2016).”

(2)	Represents the allocation of participation points in June 2016 under the POP for the 2016-2018 Performance Period. Since POP rewards only extraordinary performance, there is no Threshold or Target value. Notwithstanding the values of the participation points shown in this table, there can be no assurance that the company’s performance at the end of an applicable performance period will result in any payment under POP. The amount in column (h) represents the NEO’s allocation of the maximum pool value for the 2016-2018 Performance Period of $115.4 million. The value in column (l) is the grant-date fair value of the NEO’s allocation based on a valuation of the future compensation pool using a Monte Carlo simulation as of the grant date to estimate a fair value for accounting purposes, estimated at $26.6 million. Awards under POP may be paid in either cash or equity (with no vesting requirement), and the Compensation Committee has determined that the awards for the 2016-2018 Performance Period will be paid in equity, if at all.

(3)	The NEO was awarded a compensation opportunity through participation in PPP. PPP compensation pools were determined in March 2016 and December 2016 after incentive fees, or promotes, were earned and paid to us by three of our co-investment ventures. As a result, the NEOs each earned PPP awards related to these promotes. Mr. Moghadam’s entire award was paid in the form of equity, and the remaining NEOs’ awards were paid in the form of cash (35%) and equity (65%). Each NEO elected to receive the equity portion of their award in the form of LTIP Units, which were issued in April 2016 and December 2016 and vest ratably over a three-year period. The values of the LTIP Units granted are included in column (l) of this table based on the fair value of $42.61 per share for the April 2016 grant and $49.95 per share for the December 2016 grant, which were the closing prices of our common stock on the applicable grant dates (the dates the Compensation Committee granted the awards). This value is used for accounting purposes to expense the grant. See “Compensation Discussion and Analysis—Compensation Elements and 2016 Decisions—Outperformance compensation plans.”

(4)	Represents the LTIP Units granted to the NEO corresponding to the premium that results from electing the bonus exchange with respect to the bonus that was awarded in February 2017. Upon election, a premium of 25% is granted in the form of additional equity awards. This premium was granted in the form of LTIP Units that vest over three years (40% in each of the first two years and 20% in the last year). The value of the premium is included in column (e) of the “Summary Compensation Table for Fiscal Year 2016.” The value of the bonus award for 2016 (before the premium) is included as a bonus in column (d) of that table. The value in column (l) of this table represents the LTIP Units awarded for the premium and shown in column (i) valued at $50.11 per share, which was the closing price of our common stock on February 10, 2017, the date the bonus was awarded and the election to exchange was effective. This value is used for accounting purposes to expense the grant. The LTIP Units were issued on March 7, 2017.

Narrative Discussion to the Summary Compensation Table for Fiscal Year 2016 and the Grants of Plan-Based Awards in Fiscal Year 2016 Table

Equity compensation plans

At our annual meeting on May 3, 2012, our stockholders approved and adopted the Prologis, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”). The 2012 LTIP enables our executive officers, employees, directors and consultants to participate in the ownership of the company and allows us to attract and retain our executive officers, other employees and directors, as well as provide incentives to such persons to maximize our company performance.

In addition, we have other equity compensation plans under which equity awards were outstanding as of December 31, 2016:

¾	the Amended and Restated 2002 Stock Option and Incentive Plan and the Third Amended and Restated 1997 Stock Option and Incentive Plan, collectively, the “AMB Plans,” which were both approved by our stockholders; and

¾	the ProLogis 2006 Long-Term Incentive Plan, the ProLogis 2000 Share Option Plan for Outside Trustees and the ProLogis 1997 Long-Term Incentive Plan, collectively, the “Trust Plans,” which were assumed by us under the Merger agreement with all outstanding awards converted based on the Merger exchange ratio. The Trust Plans were approved by shareholders of the Trust.

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All future equity awards will be granted from the 2012 LTIP, and we will no longer grant any awards from the AMB Plans or the Trust Plans. The available shares of common stock reserved for issuance under the AMB Plans and the Trust Plans as of May 3, 2012 were added to the share reserve of the 2012 LTIP. All outstanding awards under the AMB Plans and the Trust Plans will remain outstanding until they vest, expire or are forfeited by the participant. As of December 31, 2016, we had 9.9 million shares of common stock remaining available for future issuance under our plans and 9.5 million shares of common stock subject to outstanding unvested awards.

The 2012 LTIP does not expire, but no further awards can be granted under the plan after the tenth anniversary date of the plan’s approval (May 3, 2022). The 2012 LTIP does not permit re-pricing of stock options without stockholder approval. Participants, including non-employee directors, in the 2012 LTIP may receive stock options, stock appreciation rights and full value awards, including dividend equivalents. Only employees may receive incentive stock options under the 2012 LTIP, however, we have not granted incentive stock options in the past and currently do not intend to grant any stock options of any kind.

For further detail, please see “Equity Compensation Plans” below.

Equity award terms

Under our annual LTI equity program and PPP, we currently intend to grant LTIP Units and RSUs. Restricted stock awards were last granted in 2012, and stock options were last granted in 2011. In addition, we provided certain executives with opportunities to earn awards under POP. Beginning in 2014, we offered to certain executives the option to elect to receive LTIP Units in lieu of RSUs that may be granted to them under our compensation program. The general terms of our equity awards outstanding at December 31, 2016 are as follows:

RSUs

Each RSU is convertible into one share of common stock upon vesting. The RSUs generally vest ratably over a continued service period of three years, such that the awards vest 34% after the first year, 33% after the second year and 33% after the third year. RSUs have no voting rights. Certain awards, such as special grants due to hiring or retention considerations, may have different vesting terms, including cliff vesting terms (i.e., the entire award vests on a specified future date). RSUs granted to NEOs as a part of the bonus exchange generally have a three-year vesting period, such that the bonus exchange awards vest 40% after the first year, 40% after the second year and 20% after the third year. Generally, RSUs earn dividend equivalents (either cash or equity) over the vesting period under the same payment terms as dividends paid on our common stock. RSUs are valued based on the closing price of our common stock on the grant date.

LTIP Units

Certain participants in the 2012 LTIP can elect to receive LTIP Units instead of RSUs. LTIP Units have similar terms to RSUs with respect to vesting provisions, voting rights and dividends. LTIP Units are different from POP LTIP Units granted under POP (as discussed below). LTIP Units are structured with the intent that the units will generally be economically equivalent to the RSUs that would be issued for the applicable awards and generally have the same vesting terms (three-year vesting) as the RSUs that are granted. Under certain conditions, an LTIP Unit is convertible into a common unit and then redeemable for one share of our common stock, or at our option, cash. Among other conditions, LTIP Units cannot be converted until they are vested and a waiting period of two years from the date of issuance is complete. Like RSUs, LTIP Units earn cash distributions equal to the dividend paid on our common stock. After vesting and other conditions are met, LTIP Units remain outstanding until such time as the holder of the LTIP Units elects to convert.

In December 2014, certain executives, including the NEOs, were also given the election to exchange outstanding, unvested RSUs or restricted stock awards (“RSAs”) into LTIP Units with the same vesting terms as the RSUs or RSAs that were exchanged. The RSUs and RSAs subject to this exchange were cancelled and LTIP Units were issued pursuant to these exchanges in January 2015.

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Executive Compensation

The exchange of the LTIP Units for unvested RSUs and RSAs in January 2015 did not result in incremental fair value for accounting purposes and does not change the total compensation of the NEO. As such, the issuance of the LTIP Units in this exchange (and subsequent cancellation of outstanding RSUs and RSAs) does not change the value of the equity awards as presented in the Summary Compensation Table or in the Grants of Plan-Based Awards Table.

For any equity awards granted starting in 2017, including issuances of LTIP Units, Mr. Moghadam has waived any vesting benefits related to meeting retirement-eligibility thresholds under our incentive plan. Vesting under such awards will continue after he terminates employment as long as he continues in a substantial role with the company or its affiliates.

Participation Points—POP

Under POP, certain employees are awarded a portion of a potential compensation pool to be determined based on the number of participation points allocated to them for each performance period. We made allocations of participation points under POP in 2016 for the 2016-2018 Performance Period, in 2015 for the 2015-2017 Performance Period and in 2014 for the 2014-2016 Performance Period.

The participation points are valued using a Monte Carlo simulation as of the grant date. Participation points under POP were structured with the intent that the points have no economic value to the participants unless and until performance criteria are met and an award is paid for the applicable performance period.

The total compensation pool applicable to about 100 participants in aggregate was initially represented by approximately 10,000 participation points. The actual awards for the performance period, if any, will be determined by multiplying the total compensation pool by a fraction, the numerator of which is the number of participation points held by a participant and the denominator of which is the total number of participation points held by all participants on the last day of the performance period. Awards can be paid in either cash or equity after the end of the three-year performance period. The Compensation Committee has determined that the awards will be paid, if at all, in vested common stock or LTIP Units. Earned POP awards cannot be paid unless and until absolute TSR becomes positive. Any earned POP award will expire seven years after the end of the performance period, if absolute TSR does not become positive within that period.

For each performance period, the Compensation Committee allocated participation points to the NEOs such that 15% of the compensation pool will be paid to Mr. Moghadam and 6% of the compensation pool will be paid to each of the other NEOs if such awards are earned. This percentage allocation of the compensation pool will be fixed regardless of the total number of participation points outstanding at the end of the performance period, so that the NEOs will not receive any greater percentage of the compensation pool if participants forfeit their points. In allocating the percentage of the compensation pools to the NEOs, the Compensation Committee took into consideration external market data concerning the typical ratio of CEO compensation to that of other NEOs and employees. The Compensation Committee generally allocated a smaller portion of the total compensation pool to the NEOs relative to the other participants than is typical in the outperformance plans of other companies the committee reviewed.

POP LTIP Units. Certain members of the executive management team, including the NEOs, elected to exchange their POP participation points for special LTIP Units (the “POP LTIP Units”) as defined under the operating partnership agreement of Prologis, L.P., as amended and/or restated from time to time.

The POP LTIP Units are structured with the intent that the units will be comparable economically to the awards under POP. A participant electing to receive the POP LTIP Units will receive the same percentage of the pool as if the participant had not participated in the exchange. Like other forms of awards under the plan, the POP LTIP Units will have no economic value to the participants until and unless the performance criteria are achieved at the end of a performance period and other conditions are met. Once the Compensation Committee determines whether the performance criteria have been met, the POP LTIP Units will be forfeited to the extent not earned based on the terms of POP. If an award is earned, an NEO will retain the number of POP LTIP Units equal in economic value to the percentage of the performance pool originally allocated to the NEO at the beginning of the applicable performance period. Any POP LTIP Units in excess of such amount will be forfeited.

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Upon the satisfaction of certain conditions, including achievement of the relevant performance criteria, each POP LTIP Unit may be convertible into a common unit of the operating partnership and then redeemable for one share of our common stock, or cash at our option.

As has become standard tax structuring for profits interests that only vest if performance hurdles are met, the POP LTIP Units are entitled to distributions during the performance period equal to 10% of our common stock dividend. However, contrary to most performance-based programs at other REITs, we are requiring participants to make a significant, non-refundable capital contribution for the POP LTIP Units they receive. This feature is intended to make POP LTIP Units comparable economically to POP participation points allocated to applicable participants under the POP, which creates downside risk for participants in the event vesting does not occur because they will then forfeit the capital invested in their POP LTIP Units, and is designed so that participants receive no additional compensation as a result of the exchange of participation points into POP LTIP Units.

As such, the issuance of POP LTIP Units in exchange for participation points does not affect the compensation amounts for the NEOs in the Summary Compensation Table or in the Grants of Plan-Based Awards Table. The exchange of the POP LTIP Units for participation points does not result in incremental fair value for accounting purposes and does not change the total compensation of the NEOs. As a result, the issuance of the POP LTIP Units in exchange for participation points does not change the presentation of the value of the participation points in the Summary Compensation Table or in the Grants of Plan-Based Awards Table. The POP LTIP Units are included in the Outstanding Equity Awards at Fiscal Year-End table at their threshold value at December 31, 2016.

¾	2014-2016 Performance Period: This performance period began on January 1, 2014 and ended on December 31, 2016, including 91 participants at its start. The value of the potential compensation pool on February 13, 2014, the date participation points were awarded, was $23.1 million, determined using a Monte Carlo simulation. Variables used in the simulation under a risk-neutral premise include: (i) expected volatility of our common stock of 46%; (ii) expected volatility of the MSCI REIT Index of 30%; and (iii) correlation between our common stock and the MSCI REIT Index of 89%. The potential compensation pool was capped at $93.5 million, which was 0.5% of our equity market capitalization at December 31, 2013. As of December 31, 2016, the value of this compensation pool was $62.2 million. Awards for the 2014-2016 performance period were determined by the Compensation Committee on January 17, 2017, resulting in a $9.3 million award paid to Mr. Moghadam and $3.7 million awards paid to each of our NEOs.

¾	2015-2017 Performance Period: This performance period began on January 1, 2015 and will end on December 31, 2017, including 97 participants at its start. The value of the potential compensation pool on February 13, 2015, the date participation points were awarded, was $26.5 million, determined using a Monte Carlo simulation. Variables used in the simulation under a risk-neutral premise include: (i) expected volatility of our common stock of 32%; (ii) expected volatility of the MSCI REIT Index of 24%; and (iii) correlation between our common stock and the MSCI REIT Index of 90%. The potential compensation pool was capped at $109.7 million, which was 0.5% of our equity market capitalization at December 31, 2014. As of December 31, 2016, the projected value of this compensation pool was $109.7 million.

¾	2016-2018 Performance Period: This performance period began on January 1, 2016 and will end on December 31, 2018, including 110 participants at its start. The value of the potential compensation pool on June 3, 2016, the date participation points were awarded, was $26.6 million, determined using a Monte Carlo simulation. Variables used in the simulation under a risk-neutral premise include: (i) expected volatility of our common stock of 23%; (ii) expected volatility of the MSCI REIT Index of 18%; and (iii) correlation between our common stock and the MSCI REIT Index of 89%. The potential compensation pool was capped at $115.4 million, which was 0.5% of our equity market capitalization at December 31, 2015. As of December 31, 2016, the projected value of this compensation pool was $109.7 million. In accordance with the 2016 amendment of POP, any amounts above $75 million will be paid over the course of three years after the end of the initial three-year performance period only if we continue to perform at or above the MSCI REIT index.

POP is also discussed under “—Compensation Discussion and Analysis—Compensation Elements and Decisions.”

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Participation Points—PPP

Under PPP, certain employees receive participation points representing their share of a potential compensation pool that, if funded, will be awarded to the participant in a percentage of equity with any remainder in cash. The equity portion of the award would be paid in RSUs or LTIP Units with a three-year vesting period. The participation points awarded have no value unless and until an incentive fee or promote is received. No awards or values are reported as of the date of the allocation of participation points because it is not possible to determine whether any incentive fees or promotes will be received in future years from a particular venture. For accounting purposes, the cash awards will be expensed when earned and paid to participants and the equity awards are expensed over the vesting period.

The Compensation Committee initially allocated 10,000 participation points to about 100 participants for each applicable venture, representing each venture’s PPP award pool. For each applicable venture, the Compensation Committee allocated 1,500 participation points to Mr. Moghadam and 600 participation points to each of the other NEOs. In determining the allocation of PPP participation points to the NEOs, the Compensation Committee utilized a similar rationale as with the awards of participation points made for POP discussed above.

PPP compensation pools were funded in 2016 and 2014. No PPP awards were earned in 2015. The value of a PPP award earned by an NEO is reported as compensation in the year the award is earned by the NEO on the date of determination by the Compensation Committee. In 2014, PPP was amended to allow the Compensation Committee to grant awards with the equity percentage over 50% and the remainder in cash. The cash awards earned by the NEOs in 2016 and 2014 under PPP are included as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal Year 2016 for the respective year. The equity awards (LTIP Units) are included as “Stock Awards” in the Summary Compensation Table for Fiscal Year 2016 for the respective year.

PPP is discussed in further detail under “—Compensation Discussion and Analysis—Compensation Elements and 2016 Decisions.”

Stock options

We discontinued the issuance of stock options prior to the Merger in June 2011. Stock options outstanding are all vested and exercisable. Stock options granted generally vested ratably over a continued service period of three years, however, certain stock options previously granted as a result of the bonus exchange vested over a one-year period (25% per quarter). Stock options were granted with an exercise price equal to the closing price of our common stock on the grant date. The exercise price for any outstanding stock option may not be decreased after the grant date except for reductions approved by our stockholders or if there is an overall adjustment to our outstanding shares, such as an adjustment triggered by a stock split. Stock options expire on the tenth anniversary of the grant date.

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Outstanding Equity Awards at Fiscal Year-End

(December 31, 2016)*

	Option Awards(1)			Stock Awards(1)

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Hamid Moghadam	356,957	$32.95	2/2/21
				73,547	(2)	$3,882,546
				15,111	(3)	$797,710
				103,896	(4)	$5,484,670
				31,960	(5)	$1,687,168
				110,589	(7)	$5,837,993
				77,601	(8)	$4,096,557
				43,208	(9)	$2,280,950
				31,881	(10)	$1,682,998
							343,413	(11)	—	(11)
							383,735	(12)	—	(12)
							234,179	(13)	—	(13)
Thomas Olinger	20,925	$48.76	2/21/18
	56,603	$15.92	2/10/19
	23,097	$22.14	2/11/20
				3,929	(3)	$207,412
				10,102	(6)(2)	$533,285
				23,161	(4)	$1,222,669
				15,574	(5)	$822,151
				28,150	(7)	$1,486,039
				37,969	(8)	$2,004,384
				11,234	(9)	$593,043
				8,289	(10)	$437,576
							137,365	(11)	—	(11)
							153,494	(12)	—	(12)
							93,671	(13)	—	(13)
Eugene Reilly				3,929	(3)	$207,412
				14,143	(6)(2)	$746,609
				29,779	(4)	$1,572,033
				14,175	(5)	$748,298
				34,852	(7)	$1,839,837
				41,554	(8)	$2,193,636
				11,234	(9)	$593,043
				8,289	(10)	$437,576
							137,365	(11)	—	(11)
							153,494	(12)	—	(12)
							93,671	(13)	—	(13)

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Executive Compensation

	Option Awards(1)			Stock Awards(1)

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Edward Nekritz	9,779	$135.76	12/18/17
	83,700	$15.39	11/11/18
				3,929	(3)	$207,412
				10,102	(6)(2)	$533,285
				2,630	(6)(2)	$138,838
				23,161	(4)	$1,222,669
				16,243	(5)	$857,468
				28,150	(7)	$1,486,039
				39,142	(8)	$2,066,306
				11,234	(9)	$593,043
				8,289	(10)	$437,576
							130,162	(11)	—	(11)
							153,494	(12)	—	(12)
							93,671	(13)	—	(13)
Gary Anderson				3,929	(3)	$207,412
				10,102	(6)(2)	$533,285
				23,161	(4)	$1,222,669
				15,357	(5)	$810,696
				28,150	(7)	$1,486,039
				37,466	(8)	$1,977,830
				11,234	(9)	$593,043
				8,289	(10)	$437,576
							137,365	(11)	—	(11)
							153,494	(12)	—	(12)
							93,671	(13)	—	(13)
Michael Curless				3,929	(3)	$207,412
				8,486	(6)(2)	$447,976
				20,514	(4)	$1,082,934
				4,006	(5)	$211,477
				25,469	(7)	$1,344,509
				39,142	(8)	$2,066,306
				11,234	(9)	$593,043
				8,289	(10)	$437,576
							137,365	(11)	—	(11)
							153,494	(12)	—	(12)
							93,671	(13)	—	(13)

* Columns (c) and (d) have been omitted from this table because they are not applicable.

(1)	Dollar amounts are based on the closing price of our common stock on December 31, 2016, which was $52.79 per share.
(2)	RSUs: vested on February 13, 2017.
(3)	LTIP Units: will vest on September 17, 2017.
(4)	LTIP Units: vested on March 13, 2017 (50%) and will vest on March 13, 2018 (50%).
(5)	LTIP Units: vested on March 13, 2017 (67%) and will vest on March 13, 2018 (33%).
(6)	Originally granted as RSUs or RSAs, these awards were exchanged for LTIP Units on January 20, 2015 at the election of the NEO. The LTIP Units issued in the exchange have the same vesting terms as the exchanged RSUs/RSAs. See the narrative discussion of LTIP Units that follows the Grants of Plan-Based Awards for 2016 table.

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(7)	LTIP Units: vested on March 9, 2017 (34%) and remainder will vest in equal amounts on each of March 9, 2018 and 2019.
(8)	LTIP Units: vested on March 9, 2017 (40%) and will vest on March 9, 2018 (40%) and March 9, 2019 (20%).
(9)	LTIP Units: will vest in equal amounts on each April 19, 2017, 2018 and 2019.
(10)	LTIP Units: will vest in equal amounts on each December 16, 2017, 2018 and 2019.
(11)	For the 2014-2016 Performance Period, column (i) represents the number of POP LTIP Units issued to the NEO in exchange for participation points originally allocated to the NEO under POP on February 13, 2014. No value is presented in column (j) because awards under POP have no threshold value. Actual awards were determined and paid after the end of the three-year performance period. As of December 31, 2016, the value of the compensation pool for the 2014-2016 Performance Period was $62.2 million. As a result, on January 17, 2017, Mr. Moghadam and each other NEO earned 177,669 and 71,067 POP LTIP units, respectively, for the 2014-2016 Performance Period. The remainder of POP LTIP Units originally issued to the NEOs were forfeited. See the narrative discussion of POP LTIP Units that follows the Grants of Plan-Based Awards Table for 2016.
(12)	For the 2015-2017 Performance Period, column (i) represents the number of POP LTIP Units issued to the NEO in exchange for participation points originally allocated to the NEO under POP on February 10, 2016. No value is presented in column (j) because awards under POP have no threshold value. Actual awards will not be determined or paid until the end of the three-year performance period. As of December 31, 2016, the projected value of the compensation pool for the 2015-2017 Performance Period was $109.7 million. See the narrative discussion of LTIP Units that follows the Grants of Plan-Based Awards Table for 2016.
(13)	For the 2016-2018 Performance Period, column (i) represents the number of POP LTIP Units issued to the NEO in exchange for participation points originally allocated to the NEO under POP on February 10, 2017. No value is presented in column (j) because awards under POP have no threshold value. Actual awards will not be determined or paid until the end of the three-year performance period. As of December 31, 2016, the projected value of the compensation pool for the 2016-2018 Performance Period was $109.7 million. See the narrative discussion of LTIP Units that follows the Grants of Plan-Based Awards Table for 2016.

Option Exercises and Stock Vested in Fiscal Year 2016

	Option Awards			Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)		Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Hamid Moghadam	834,332	$28,035,662	(1)	157,925	(2)	$5,696,355	(2)
				93,524	(3)(4)	$4,152,032	(3)(4)
Thomas Olinger				46,943	(3)(5)	$1,954,818	(3)(5)
Eugene Reilly	—	$—		57,609	(3)(6)	$2,366,007	(3)(6)
Edward Nekritz	—	$—		55,466	(3)(7)	$2,271,444	(3)(7)
Gary Anderson	—	$—		46,851	(3)(8)	$1,948,155	(3)(8)
Michael Curless	—	$—		36,944	(3)(9)	$1,535,501	(3)(9)
(1)	This value is the difference between the market price of our common stock and the exercise price of the stock options when they were exercised by Mr. Moghadam (July 14, 15 and 29, 2016). The stock options exercised were granted on February 10, 2009 at an exercise price of $15.92 and on February 11, 2010 at an exercise price of $22.14.
(2)	Represents the vesting of shares as presented below:

¾	74,273 shares with a value of $2,679,027, granted on February 5, 2013, vested on February 5, 2016; and

¾	83,652 shares with a value of $3,017,328, granted on February 13, 2014, vested on February 13, 2016.

Mr. Moghadam deferred all of these shares under our nonqualified deferred compensation plan. Mr. Moghadam has not sold any of the shares he acquired as a result of the vesting of these awards. See also the Nonqualified Deferred Compensation in Fiscal Year 2016 table below.

(3)	Under certain conditions, an LTIP Unit is convertible into a common unit of the operating partnership, which can then be redeemed into one share of our common stock (or cash at our election). Among other conditions, LTIP Units cannot be converted until they are vested and a waiting period of two years from the date of issuance is complete. See “Narrative Discussion to the Summary Compensation Table for Fiscal Year 2016 and the Grants of Plan-Based Awards in Fiscal Year 2016 Table.”
(4)	Represents the vesting of LTIP Units as presented below:

¾	74,830 units with a value of $3,179,527, issued on March 13, 2015, vested on March 13, 2016;

¾	3,585 units with a value of $194,845, RSUs originally granted on August 13, 2014 and exchanged for LTIP Units on January 20, 2015, vested on August 13, 2016 and

¾	15,109 units with a value of $777,660, issued on September 17, 2014, vested on September 17, 2016.

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(5)	Represents the vesting of LTIP Units as presented below:

¾	22,316 units with a value of $948,207, issued on March 13, 2015, vested on March 13, 2016;

¾	9,163 units with a value of $362,138 distributed from previously deferred shares of common stock held under the nonqualified deferred compensation (NQDC) plan and exchanged for LTIP Units on March 1, 2016;

¾	10,103 units with a value of $364,415, RSUs originally granted on February 13, 2014 and exchanged for LTIP Units on January 20, 2015, vested on February 13, 2016;

¾	1,433 units with a value of $77,884, RSUs originally granted on August 13, 2013 and exchanged for LTIP Units on January 20, 2015, vested on August 13, 2016; and

¾	3,928 units with a value of $202,174, issued on September 17, 2014, vested on September 17, 2016.

(6)	Represents the vesting of LTIP Units as presented below:

¾	24,792 units with a value of $1,053,412, issued on March 13, 2015, vested on March 13, 2016;

¾	13,312 units with a value of $522,363, RSUs originally granted on February 5, 2013 and exchanged for LTIP Units on January 20, 2015, vested on February 5, 2016;

¾	14,144 units with a value of $510,174, RSUs originally granted on February 13, 2014 and exchanged for LTIP Units on January 20, 2015, vested on February 13, 2016;

¾	1,433 units with a value of $77,884, RSUs originally granted on August 13, 2013 and exchanged for LTIP Units on January 20, 2015, vested on August 13, 2016; and

¾	3,928 units with a value of $202,174, issued on September 17, 2014, vested on September 17, 2016.

(7)	Represents the vesting of LTIP Units as presented below:

¾	22,761 units with a value of $967,115, issued on March 13, 2015, vested on March 13, 2016;

¾	11,979 units with a value of $470,056, RSUs originally granted on February 5, 2013 and exchanged for LTIP Units on January 20, 2015, vested on February 5, 2016;

¾	15,365 units with a value of $554,215, RSUs originally granted on February 13, 2014 and exchanged for LTIP Units on January 20, 2015, vested on February 13, 2016;

¾	1,433 units with a value of $77,884, RSUs originally granted on August 13, 2013 and exchanged for LTIP Units on January 20, 2015, vested on August 13, 2016; and

¾	3,928 units with a value of $202,174, issued on September 17, 2014, vested on September 17, 2016.

(8)	Represents the vesting of LTIP Units as presented below:

¾	22,171 units with a value of $942,046, issued on March 13, 2015, vested on March 13, 2016;

¾	9,216 units with a value of $361,636, RSUs originally granted on February 5, 2013 and exchanged for LTIP Units on January 20, 2015, vested on February 5, 2016;

¾	10,103 units with a value of $364,415, RSUs originally granted on February 13, 2014 and exchanged for LTIP Units on January 20, 2015, vested on February 13, 2016;

¾	1,433 units with a value of $77,884, RSUs originally granted on August 13, 2013 and exchanged for LTIP Units on January 20, 2015, vested on August 13, 2016; and

¾	3,928 units with a value of $202,174, issued on September 17, 2014, vested on September 17, 2016.

(9)	Represents the vesting of LTIP Units as presented below:

¾	13,239 units with a value of $562,525, issued on March 13, 2015, vested on March 13, 2016;

¾	9,858 units with a value of $386,828, RSUs originally granted on February 5, 2013 and exchanged for LTIP Units on January 20, 2015, vested on February 5, 2016;

¾	8,486 units with a value of $306,090, RSUs originally granted on February 13, 2014 and exchanged for LTIP Units on January 20, 2015, vested on February 13, 2016;

¾	1,433 units with a value of $77,884, RSUs originally granted on August 13, 2013 and exchanged for LTIP Units on January 20, 2015, vested on August 13, 2016; and

¾	3,928 units with a value of $202,174, issued on September 17, 2014, vested on September 17, 2016.

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Executive Compensation

Nonqualified Deferred Compensation in Fiscal Year 2016*

Name (a)	Plans		Executive Contributions in Last FY ($) (b)	Aggregate Earnings In Last FY ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)		Aggregate Balance at Last FYE ($) (f)
Hamid Moghadam	AMB NQ Plans & 2012 NQDC Plan	(1)	$5,986,937	$11,298,767	(2)	$—		$51,880,441
	Notional Account NQDC Plan(3)		$—	$9,821,165		$—		$22,100,633
Thomas Olinger	AMB NQ Plans & 2012 NQDC Plan	(1)	$364,922	$356,314	(2)	$(362,138	)(4)	$1,631,928
Eugene Reilly			$—	$—		$—		$—
Edward Nekritz			$—	$—		$—		$—
Gary Anderson			$—	$—		$—		$—
Michael Curless			$—	$—		$—		$—
*	Column (c) has been omitted from this table because it is not applicable.
(1)	The NEO deferred the receipt of RSUs that vested during 2016. See additional information on the awards deferred in the Option Exercises and Stock Vested in Fiscal Year 2016 table above. The value reported as a contribution represents the value on the date the shares were delivered to the rabbi trust which is not necessarily the value on the vesting date. The NEO did not defer any cash compensation in 2016. Dividends earned on our common stock that the NEO has deferred are credited to his account in cash, which is then invested in investment options other than our common stock. Our nonqualified deferred compensation plans are described in more detail in the narrative discussion that follows these footnotes.

(2)	Represents earnings that are computed based on the specific investment options that are elected by the NEO, as described in the narrative discussion that follows these footnotes. Primarily these earnings consist of the dividends paid on the shares of our common stock deferred by the NEO and the change in the market value of those shares. These amounts are not included in the NEO’s total compensation presented in the Summary Compensation Table for Fiscal Year 2016 above.

(3)	Participants in our nonqualified deferred compensation plans prior to the Merger received a lump-sum payment, triggered by the Merger, equal to the value of their account balance in June 2011. After the Merger, we established a new nonqualified deferred compensation plan that is discussed in further detail below. Under this Notional Account NQDC Plan, an initial account credit value was established for the NEO who received distributions from this plan in June 2011 as a result of the Merger. Participants in the Notional Account NQDC are credited with the excess in value, if any, of their Notional Earnings Account (representing the initial account credit value plus the cumulative earnings or losses associated with the underlying, hypothetical investments, if any) over the initial account credit value. The amount in column (f) represents the excess of the participant’s notional earnings account value over the initial account credit value as of December 31, 2016. The extent to which this excess is attributable to changes in values during 2016 is reflected as earnings for 2016 in column (d). The initial account credit value is not reflected in this table because the participant does not have a right to the initial account credit value. See the narrative discussion that follows these footnotes.

(4)	Represents a previously elected in-service distribution in accordance with terms of the plans.

Narrative Discussion to Nonqualified Deferred Compensation in Fiscal Year 2016 Table

2012 NQDC Plan

Effective 2012, we established a nonqualified deferred compensation plan (the “2012 NQDC Plan”). The 2012 NQDC Plan allows certain eligible employees and non-employee directors of the company and our participating subsidiaries to elect to defer up to 100% of their eligible compensation, such as annual salary, bonus, equity awards and directors’ fees, that were earned and vested on or after January 1, 2012. The deferred compensation under the 2012 NQDC Plan is our unsecured obligation and amounts deferred are held in a rabbi trust. Participants select from various investment options available under the plan to earn investment credits on their elective deferrals. There are no guaranteed returns for any of the investment options or for any participants in the plans. The amount of earnings that a participant receives depends on the participant’s investment elections related to cash balances in the account and, with respect to shares of our common stock that have been deferred, the

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dividends earned on that stock and the change in market value of the stock during the period. The 2012 NQDC Plan offers a variety of investment choices with respect to cash contributions. Our common stock is not an investment option available with respect to deferrals of cash compensation. The NEOs did not elect to defer any of their 2016 cash compensation (salary or bonus) under the 2012 NQDC Plan.

If a participant elects to defer the receipt of an equity award, the underlying common stock is held in the rabbi trust, which cannot be reinvested in any other investment option. Cash dividends earned on these shares of our common stock after deferral are credited with earnings and losses based on specific investment options, other than our common stock, that are selected by the participant. Distributions under these plans are made in a lump sum payment upon termination of employment, or service as a non-employee director, or in the event of a change in control or death of a participant. With respect to equity awards deferred by non-employee directors, participants may elect to receive distributions prior to termination of service.

We have reserved the right under the 2012 NQDC Plan to make discretionary matching contributions to participant accounts from time to time. No such discretionary contributions have been made. The participants’ elective deferrals and matching contributions, if any, are fully vested at all times. We pay all of the administrative costs associated with the 2012 NQDC Plan. Generally, the compensation that is deferred is tax-deferred until it is distributed to the participant. However, amounts deferred are subject to FICA and Medicare employee and employer taxes in accordance with statutory requirements.

In December 2014, the 2012 NQDC Plan was amended, primarily to allow for LTIP Units to be issued in lieu of other deferred compensation upon a distribution event.

AMB NQ Plans

Prior to the Merger in 2011, we maintained two nonqualified deferred compensation plans: (i) the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan (the “2005 NQ Plan”) and (ii) the Amended and Restated Nonqualified Deferred Compensation Plan (the “2002 NQ Plan”), (together, the “AMB NQ Plans”). The AMB NQ Plans allowed our directors and certain eligible employees to defer certain compensation, including the receipt of restricted stock awards and, in the case of the 2002 NQ Plan, gains from exercise of stock options, received under our equity compensation plans. The AMB NQ Plans provided that upon a change in control, such as the Merger in June 2011, participants would receive a lump-sum payment equal to the vested account balance. Such distributions were made in 2011.

Compensation subject to deferral elections made under the AMB NQ Plans prior to the Merger with respect to compensation earned in 2011 and beyond was not subject to the distributions under the AMB NQ Plans triggered by the Merger. Mr. Moghadam has deferred certain gains resulting from the exercise of stock options under the 2002 NQ Plan. In addition, Mr. Moghadam and Mr. Olinger have deferred shares of our common stock received upon vesting of certain equity awards under the 2005 NQ Plan.

The deferred compensation under the AMB NQ Plans is our unsecured obligation and amounts deferred are held in a rabbi trust. Participants select from various investment options available under the plans to receive investment credit on their elective deferrals. There are no guaranteed returns for any of the investment options or for any participants in the plans. The amount of earnings that a participant receives depends on the participant’s investment elections related to cash balances in the account and, with respect to deferred shares of our common stock, the dividends earned on the stock and the change in market value of the stock during the period. Cash dividends earned on shares of our common stock after deferral are credited earnings and losses based on specific investment options, other than our common stock, selected by the participant. Distributions under these plans are made in either a lump sum payment or installments. Participants can elect a specific distribution date in accordance with Section 409A of the Internal Revenue Code or, if no election is made, the amounts will be distributed upon termination of the participant’s employment with us. Distributions are also made in the event of change in control or a participant’s death or disability.

In December 2014, the 2005 NQ Plan was amended, primarily to allow for LTIP Units to be issued in lieu of other deferred compensation upon a distribution event under the plan.

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Notional Account NQDC Plan

The Notional Account NQDC Plan was adopted in conjunction with the Merger in 2011 with the purpose of providing the opportunity for certain participants of the AMB NQ Plans to continue to receive tax deferred earnings with respect to taxes on distributions triggered by the Merger.

Each participant in the AMB NQ Plans who continued to be employed by us after the Merger or continued as a non-employee director after the Merger received an initial account credit in a notional earnings account under the Notional Account NQDC Plan. Mr. Moghadam and Mr. Olinger participate in the Notional Account NQDC Plan. The initial account credit value for a participant was equal to the deemed amount of the tax liability on the distributions they received in 2011 that were triggered by the Merger. The initial account credit value is either invested in our common stock or hypothetically invested in measurement funds selected by the participant, which do not include our common stock. Measurement funds are used for measurement purposes only and plan participants do not have rights in or to the underlying hypothetical investments.

A notional earnings account is credited with hypothetical earnings or charged with hypothetical losses associated with the underlying hypothetical investments in measurement funds. Upon a distribution event under the plan, the participant is entitled to the excess, if any, of the value in the notional earnings account (representing the value of the initial account credit plus cumulative earnings or losses associated with the underlying hypothetical investments, if any) over the initial account credit value.

Mr. Moghadam’s initial account credit value was in the amount of $25,798,616. A rabbi trust was created to hold shares of our common stock and cash in the amount of Mr. Moghadam’s initial account credit balance. We issued 803,945 shares of our common stock to the rabbi trust representing Mr. Moghadam’s initial account credit value. The number of shares was determined based on the price of our common stock at the time, $32.09 per share. Mr. Moghadam is entitled to direct the voting of these shares and, as such, they are reflected as beneficially owned by him in the stock ownership table presented below. Mr. Moghadam is not entitled to receive these shares upon distribution of his notional earnings account under the plan. Upon a distribution event under the plan, Mr. Moghadam is entitled to the excess, if any, of the value in the notional earnings account (representing the value of the initial account credit plus cumulative earnings or losses associated with the underlying common stock, if any) over the initial account credit value.

Mr. Olinger’s initial account credit value was hypothetically invested in measurement funds selected by him. The initial account credit value for Mr. Olinger was $122,697.

In December 2014, the Notional Account NQDC Plan was amended, primarily to allow for LTIP Units to be issued in lieu of other deferred compensation upon a distribution event under the plan.

Investment funds and returns for 2016

The participants in our nonqualified deferred compensation plans can elect measurement funds, which are the same investment funds that are available to participants in our 401(k) Plan, with the exception of investments in our company stock. Our company stock is not an available investment option under the nonqualified deferred compensation plans. These investment funds are shown below with the returns earned by these investments funds in 2016:

Vanguard Treasury M/M Fund	0.25%	Metropolitan West High Yield Bond I	8.19%
PIMCO Real Return/Institutional	5.04%	Vanguard Interm. Term Bond Index Inst.	2.85%
Vanguard Short-Term Bond Index Admiral	1.49%	Vanguard Balanced Index Fund Instl	8.81%
Vanguard Target Retirement Income	5.25%	Vanguard Target Retirement 2010	5.22%
Vanguard Target Retirement 2015	6.16%	Vanguard Target Retirement 2020	6.95%
Vanguard Target Retirement 2025	7.48%	Vanguard Target Retirement 2030	7.85%

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Vanguard Target Retirement 2035	8.26%	Vanguard Target Retirement 2040	8.73%
Vanguard Target Retirement 2045	8.87%	Vanguard Target Retirement 2050	8.85%
Vanguard Target Retirement 2055	8.88%	Vanguard Target Retirement 2060	8.84%
American Beacon Small Cap Value I	26.77%	American Funds Growth Fund of Am.R6	8.82%
American Funds Wash. Mutual Inv R6	13.73%	Vanguard Growth Index Fund (Inst)	6.13%
Vanguard Institutional Index I	11.93%	Vanguard Mid-Cap Index Fund Instl.	11.23%
Vanguard Small Cap Growth Index (Inst)	10.74%	Artisan International Institutional	-9.41%
Vanguard Total Intl Stock Index Admiral	4.67%	Invesco Global Real Estate R5	2.06%

Potential Payments upon Termination or Change in Control

We have change in control and noncompetition agreements (the “CIC Agreements”) with our NEOs. The CIC Agreements are subject to automatic one-year extensions. Some form of severance benefits (cash payments and/or acceleration of vesting of unvested equity awards) are provided to our NEOs for: (i) in the CIC Agreements; (ii) under the equity award agreements; or (iii) under the terms of POP under the following scenarios:

¾	death

¾	disability

¾	retirement (as defined and under certain circumstances)

¾	termination without cause or termination by employee for good reason within two years of a change in control (as defined)

In the event of a change in control, the CIC Agreements provide for severance benefits on a “double-trigger” basis with severance benefits payable only upon termination of employment (which is, generally, termination without cause or termination by employee for good reason as such term is defined in the CIC Agreements), within two years following the change in control. Under the CIC Agreements, in consideration for the rights to receive such severance payments, the NEO is subject to confidentiality obligations during employment and after termination, non-competition obligations during the term of employment and non-solicitation obligations for two years after the date of termination. A change of control, as defined in the CIC Agreements, generally occurs upon: (i) the consummation of a transaction, approved by our stockholders, to merge or consolidate the company with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a change in control shall not occur if a transaction results in 50% or more of the beneficial ownership of the voting power of the company or other relevant entity being held by the same persons (although not necessarily in the same proportion) who held the voting power of the company immediately prior to the transaction (except that upon the completion of the transaction, employees or employee benefit plans of the company may be a new holder of such beneficial ownership); (ii) the beneficial ownership of securities representing 50% or more of the combined voting power of the company is acquired, other than from the company, by any person (with certain exceptions); or (iii) at any time during any period of two consecutive years, board members at the beginning of such period cease to constitute at least a majority of the board (unless the election or the nomination for election of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

Potential payments due to the NEOs under the scenarios listed above are presented in the table below based on the assumption that a termination occurred as of December 31, 2016. The acceleration of vesting of unvested equity awards benefit is estimated using the closing stock price of our common stock on December 31, 2016 of $52.79 per share. Under our company policy, each of our employees would be paid for their earned and unused vacation benefits upon termination under any termination scenario, so the value of this benefit is not included in

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the amounts below. Because the termination scenarios are as of December 31, 2016, the NEOs would have completed the performance year such that they would receive their annual bonus and their annual long-term equity incentive award for the 2016 performance year. Therefore, these payments are not considered to be severance benefits and such amounts are not included in the amounts presented.

Name of Executive/Type of Benefit	Death	Disability	After Change in Control: Termination without Cause or Voluntary Termination for Good Reason(1)
Hamid Moghadam
Cash severance (salary and bonus)(2)	$1,500,000	$—	$5,000,000
Health and welfare benefits(3)	$—	$—	$81,685
280G adjustment(4)	$—	$—	$(4,341,040)
Equity awards (vesting accelerated)(5)(6)	$58,654,592	$58,654,592	$58,654,592
Total Estimated Value	$60,154,592	$58,654,592	$59,395,237
Thomas Olinger
Cash severance (salary and bonus)(2)	$350,000	$—	$2,700,000
Health and welfare benefits(3)	$—	$—	$81,685
280G adjustment(4)	$—	$—	$—
Equity awards (vesting accelerated)(5)(6)	$20,468,158	$20,468,158	$20,468,158
Total Estimated Value	$20,818,158	$20,468,158	$23,249,843
Eugene Reilly
Cash severance (salary and bonus)(2)	$350,000	$—	$2,700,000
Health and welfare benefits(3)	$—	$—	$81,685
280G adjustment(4)	$—	$—	$—
Equity awards (vesting accelerated)(5)(6)	$21,500,044	$21,500,044	$21,500,044
Total Estimated Value	$21,850,044	$21,500,044	$24,281,729
Edward Nekritz
Cash severance (salary and bonus)(2)	$350,000	$—	$2,700,000
Health and welfare benefits(3)	$—	$—	$81,685
280G adjustment(4)	$—	$—	$—
Equity awards (vesting accelerated)(5)(6)	$20,704,235	$20,704,235	$20,704,235
Total Estimated Value	$21,054,235	$20,704,235	$23,485,920
Gary Anderson
Cash severance (salary and bonus)(2)	$350,000	$—	$2,700,000
Health and welfare benefits(3)	$—	$—	$81,685
280G adjustment(4)	$—	$—	$—
Equity awards (vesting accelerated)(5)(6)	$20,430,150	$20,430,150	$20,430,150
Total Estimated Value	$20,780,150	$20,430,150	$23,211,835
Michael Curless
Cash severance (salary and bonus)(2)	$350,000	$—	$2,700,000
Health and welfare benefits(3)	$—	$—	$91,150
280G adjustment(4)	$—	$—	$—
Equity awards (vesting accelerated)(5)(6)	$19,552,833	$19,552,833	$19,552,833
Total Estimated Value	$19,902,833	$19,552,833	$22,343,983

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(1)	Cause is generally defined in the CIC Agreements as: (i) the willful and continued failure by the executive to substantially perform specified duties; (ii) the engaging in conduct that is demonstrably injurious to the company (monetarily or otherwise); or (iii) the engaging in egregious misconduct involving serious moral turpitude. Termination by employee for good reason, as generally defined in the CIC Agreements, can occur should we: (i) change the executive’s duties such that they are inconsistent with the position held prior to the change in control and results in a material diminution in the executive’s authority, duties, or responsibilities; (ii) material reduction in the executive’s annual base compensation after the change in control; (iii) relocate the executive’s place of employment more than 50 miles from the current location or require the executive to be based anywhere other than where the executive was based prior to the change in control without the executive’s written consent resulting in a material change to geographic location; or (iv) not comply with the provisions of the agreements or arrangements pertaining to the officer’s compensation and benefits.

(2)	Under the death and disability scenarios contained in the CIC Agreements, the NEO would receive a cash severance payment equal to his annual base salary plus the annual bonus amount that he received or was entitled to receive for the most recent annual period (target level for 2016) less amounts that would be paid to the executive from other company benefits. The starting amount under each scenario ($2,500,000 for Mr. Moghadam and $1,350,000 for each of the other NEOs) is based on the executive’s annual base salary as of December 31, 2016 ($1,000,000 for Mr. Moghadam and $600,000 for each of the other NEOs) and the executive’s annual bonus at target for 2016 ($1,500,000 for Mr. Moghadam and $750,000 for each of the other NEOs). Under the death scenario, each executive’s severance payment has been reduced by $1,000,000, which is the approximate present value of the life insurance benefit provided by the company. The life insurance benefit provided by the company is two times base salary with a limit of $1,000,000. Under the disability scenario, the starting amount is the same as under the death scenario and each executive’s severance payment has been reduced to zero based on the expected present value of future disability benefits that the executive would receive that are provided and funded by the company. The annual disability benefit provided by the company is 60% of base salary subject to a maximum of $204,000 per year. For this purpose, it is assumed that the present value of the future annual disability benefits to be received will be in excess of the payments required under the CIC Agreements. Under the change in control scenario, the NEO would receive cash severance equal to two times his annual base salary and two times his annual bonus (at target) for the current year.

(3)	In the change in control scenario contained in the CIC Agreements, the NEO would receive a cash payment equal to the cost of continuation of health insurance coverage in place at the date of termination for 24 months. Additionally, the CIC Agreements provide for the payment of an amount equal to two times the company’s matching contribution under the 401(k) Plan ($16,200) and for outplacement services for one year with an estimated value of $25,000.

(4)	The CIC Agreements provide for the reduction of any payments to which the NEO is entitled after a change in control should such payments constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code). Such payments shall be either (a) reduced (but not below zero) so that the aggregate present value of the payment shall be $1.00 less than three times the officer’s “base amount” (also as defined in Section 280G of the Internal Revenue Code) so that no portion of the payment will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or (b) paid in full, whichever produces the better net after-tax result for the NEO (taking into account any applicable excise tax under Section 4999 and any applicable income taxes). Under the scenarios for 2016, none of the NEOs, except Mr. Moghadam, would receive a better net after-tax result with a reduction.

(5)	The estimates for each scenario reflect the value that would be realized as of December 31, 2016 as a result of accelerated vesting of earned but unvested stock awards, LTIP Units and participation points (or POP LTIP Units) awarded under the POP. Values are included to the extent that vesting would be accelerated under the applicable scenario under the terms of the applicable agreements. All stock options held by the NEOs are vested so no additional value is realized under any scenario related to stock options. For each scenario, the value attributable to stock awards is computed based on the closing price of our common stock on December 31, 2016 ($52.79).

Under the death and disability scenarios, awards under POP would not be paid until the end of the performance period and the actual awards paid would be based on performance for the entire performance period. Under these scenarios, the value of the participation points allocated to each NEO under POP (and the POP LTIP Units exchanged for such participation points) for the 2015-2017 Performance Period and the 2016-2018 Performance Period is computed as of December 31, 2016 using estimated compensation pools based on actual performance for the performance period through December 31, 2016. As of December 31, 2016, the estimated value of the aggregate compensation pool for these performance periods is $109.7 million for the 2015 – 2017 Performance Period and $109.7 million for the 2016 – 2018 Performance Period.

Under the change in control scenario, the Compensation Committee would determine the size of the compensation pool for each performance period and cash awards would be paid as of the executive’s termination date due to the change in control. Under this scenario, the value of the participation points allocated to each NEO under POP (and the POP LTIP Units exchanged for such participation points) for the 2015-2017 Performance Period and the 2016-2018 Performance Periods is computed consistently with the value applicable to the death and disability scenarios.

The POP awards earned for the 2014-2016 Performance Period were not included in the death, disability and change in control calculations as participants were eligible to earn their awards (pending approval by the Compensation Committee) as of December 31, 2016 and, as such, the awards would not be considered a death, disability or severance benefit.

(6)	The 2012 LTIP provides for acceleration of vesting of unvested stock awards and stock options upon retirement, defined as attaining 62 years of age with a combined sum of age and years of service equal to or exceeding 75. The POP allows participants to retain their participation points upon retirement using the 2012 LTIP definition of retirement. None of the NEOs met the retirement eligibility criteria as of December 31, 2016, the assumed date of the termination scenarios for this presentation. Therefore, no acceleration benefit is reported for a retirement scenario.

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Advisory Vote to Approve the Company’s Executive Compensation for 2016 (Proposal 2)

The Dodd-Frank Act allows our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.

The compensation of our NEOs is discussed above under “Executive Compensation.” Our executive compensation programs are designed to attract, motivate and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals and the realization of increased stockholder value. Please read CD&A for additional details about our executive compensation programs, including information about the compensation of our NEOs for 2016.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation that is described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the company’s 2016 executive compensation, as discussed and disclosed in the company’s proxy statement for the 2017 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation Tables and related narratives.”

You may vote for, vote against or abstain from voting to approve the above resolution on the company’s executive compensation for 2016. Assuming a quorum is present, to be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the shares of common stock having voting power present in person or by proxy at the annual meeting. Abstentions and broker non-votes are considered voting power present in person or by proxy and thus will have the same effect as votes cast “Against” the proposal.

As an advisory vote, this proposal is not binding on the company. However, the Compensation Committee values the opinions of our stockholders and will review and consider the voting results when making future executive compensation decisions. The company currently intends to hold an advisory vote on its executive compensation on an annual basis.

The Board unanimously recommends that the stockholders vote, on an advisory basis, “FOR” the approval of our 2016 executive compensation, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Advisory Vote on the Frequency of Future Advisory Votes on the Company’s Executive Compensation (Proposal 3)

As required by Section 14A of the Exchange Act, stockholders may cast a non-binding vote on how often we should include an advisory vote on executive compensation in our proxy materials for future annual or other meetings for which we must include executive compensation information. Stockholders may vote to have the advisory vote on executive compensation every year, every two years or every three years. Stockholders may also abstain from voting.

The Board believes that these votes should occur every year, if our stockholders so choose. You will be able to specify, through your vote, one of four choices on your proxy card: one year, two years, three years or abstain. The non-binding vote on the frequency of future advisory votes on executive compensation will be the frequency receiving the greatest number of votes at the annual meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal.

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As an advisory vote, this proposal is not binding on the company. However, the Board values input from our stockholders and will consider the outcome of the vote when making a determination on the frequency of future advisory votes on executive compensation.

The Board unanimously recommends that the stockholders vote, on an advisory basis, “FOR” future stockholder advisory votes on executive compensation to be held ANNUALLY.

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Director Compensation

¾	DIRECTOR COMPENSATION

Director Compensation

Non-employee directors are compensated with a mix of cash and equity-based compensation, with a higher percentage of the overall mix in equity-based compensation. An employee who also serves as a member of the Board, such as Mr. Moghadam, does not receive additional compensation for service on the Board.

In May 2016, FW Cook conducted a competitive review of our non-employee director compensation to ensure that our compensation levels are competitive and the structure of the program is consistent with corporate governance best practices. The Compensation Committee has targeted our non-employee director compensation at the 75th percentile of the S&P 500, but not to exceed the 90th percentile of a comparison group of 10 large-cap REITs. These REITs are the same companies that are in the comparison group that is used to evaluate executive compensation and are listed above under “Compensation Discussion and Analysis—Discussion of Compensation Comparison Group.” The targeted percentiles are reflective of our overall size, scope and breadth of business, which approximates the 75th percentile of the S&P 500 and exceeds that of most of the companies in the comparison group.

FW Cook’s review found that (i) our non-employee director compensation was near the 75th percentile of the comparison group but was below the median of the S&P 500, assuming a 5% increase from 2015 compensation levels for the comparison group and the S&P 500 and (ii) the mix between the cash and equity components of our non-employee director compensation (40% in cash and 60% in equity) was consistent with median competitive practice of both the comparison group and the S&P 500.

To maintain our desired competitive positioning (at 75th percentile of S&P 500, not to exceed the 90th percentile of the comparison group), FW Cook recommended an increase to our non-employee director annual compensation of $25,000 per director, with a $10,000 increase to the cash retainer and $15,000 increase to the annual equity grant. No changes to the retainers paid to the lead independent director and the committee chairs were recommended. The recommendations were approved by the full Board. The change in the equity component was effective with the annual grants made in May 2016. The change in the cash retainers was effective July 1, 2016.

Compensation applicable to service on the Board by our non-employee directors for 2016 was as follows:

¾	Annual cash retainer: $110,000, effective July 1, 2016 (increased from $100,000)

¾	Annual equity awards: Valued on the grant date at $165,000 (increased from $150,000)

–	In the form of deferred share units (“DSUs”), each convertible into one share of our common stock, that will vest upon the earlier of one year from the grant date or the date of the next annual meeting. After vesting, receipt of the underlying common stock is deferred until at least three years from grant date. The DSUs earn dividend equivalent units (“DEUs”) while they are outstanding.

¾	Lead independent director retainer: $50,000

¾	Annual retainer for serving as chair of a committee:

–	Audit: $30,000

–	Compensation: $25,000

–	Governance: $20,000

–	Executive: None

¾	Excess meeting fee: Meeting fee of $1,500 for each meeting attended in excess of a combined 20 Board and committee meetings per year.

The equity component of the compensation paid to our directors is awarded under the terms of the 2012 LTIP. See the narrative discussion that follows the Grants of Plan-Based Awards for Fiscal Year 2016 table above under “Executive Compensation.” In addition, we reimburse our directors for reasonable travel costs incurred to attend the meetings of the Board and its committees.

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Nonqualified Deferred Compensation Plans for Directors

2012 NQDC Plan and AMB NQ Plans

Messrs. Fotiades, Losh and Webb elected to defer receipt of their annual retainers and other fees earned, as applicable, in 2016. The compensation earned by these directors has been converted into phantom shares in a hypothetical fee deferral account, under the terms of the 2012 NQDC Plan. The footnotes to the Director Compensation for Fiscal Year 2016 table below contain information on the amount of deferrals applicable to these directors.

In 2012, Mr. Fotiades deferred his annual cash retainer into a cash account under the 2012 NQDC Plan. As of December 31, 2016, Mr. Fotiades’ balance in the cash account under the 2012 NQDC Plan was $141,603, including earnings in 2016 of $7,004.

See discussion of our deferred compensation plans in the narrative that follows the Nonqualified Deferred Compensation in Fiscal Year 2016 table above under “Executive Compensation.”

Notional Account NQDC Plan

Under the Notional Account NQDC Plan, Mr. Losh and Ms. Kennard received an initial account credit value in a notional earnings account equal to the amount of the deemed tax liability on the distributions they received in 2011 triggered by the Merger. The initial account credit value is hypothetically invested in measurement funds selected by the participant, which do not include our company stock. Measurement funds are used for measurement purposes only and plan participants do not have rights in or to the underlying hypothetical investments. Notional earnings accounts are credited with hypothetical earnings or charged with hypothetical losses associated with the underlying hypothetical investments. Upon their retirement from the Board, Mr. Losh and Ms. Kennard are entitled to the excess, if any, of the value in their notional earnings account (representing the value of the initial account credit plus cumulative earnings or losses associated with the underlying hypothetical investments, if any) over their initial account credit value.

The initial account credit values for Mr. Losh and Ms. Kennard were $469,558 and $98,047, respectively. As of December 31, 2016, the value of the notional earnings account exceeded the initial account credit value for Mr. Losh by $303,944, including an increase attributable to 2016 of $59,709, and for Ms. Kennard by $9,908, including an increase attributable to 2016 of $5,158.

See discussion of our deferred compensation plans in the narrative that follow the Nonqualified Deferred Compensation in Fiscal Year 2016 table above under “Executive Compensation.”

ProLogis Deferred Fee Plan for Trustees

This plan, which was assumed by us in the Merger, allowed members of the Trust’s board to receive their fees currently or elect to defer the receipt of their fees until after their board service ended. Deferrals were in the form of cash or Trust common shares. For those choosing shares, fees earned were credited to hypothetical fee deferral accounts based on the closing price of the common shares as of the date of the deferral. Under the Merger agreement, the Trust common shares in the deferral account were converted to our common stock using the Merger exchange ratio. Each share in the hypothetical account represents one share of our common stock and earns dividends under the same terms as dividends paid on our common stock. Upon retirement from the Board,

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the participant will be issued the shares of common stock included in their hypothetical fee deferral account pursuant to specific deferral elections, which generally delay payment until the next fiscal year after service on the Board ends. No additional deferrals could be made under this plan after December 31, 2011.

Mr. Fotiades participated in this plan at the time of the Merger. As of December 31, 2016, including amounts earned as dividends, Mr. Fotiades had a balance of 22,510 shares in his hypothetical fee deferral account.

Mr. Lyons and Mr. Zollars have hypothetical fee deferral accounts associated with prior service on the Trust’s board but were not participants in this plan at the time of the Merger. Mr. Lyons’ balance (722 shares as of December 31, 2016) is being distributed to him in five annual installments that began in 2015. Mr. Zollars’ balance (2,923 shares as of December 31, 2016) is being distributed to him in ten annual installments through 2020.

Director Compensation for Fiscal Year 2016*

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)		Stock Awards ($) (c)		All Other Compensation ($) (g)		Total(1) ($) (h)
George Fotiades	$130,000	(2)	$164,984	(3)	$12,500	(5)	$307,484
Christine Garvey	$105,000		$164,984	(3)	$12,500	(5)	$282,484
Lydia Kennard	$115,000		$164,984	(3)(4)	$12,500	(5)	$292,484
J. Michael Losh	$135,000	(2)	$164,984	(3)(4)	$12,500	(5)	$312,484
Irving Lyons III	$155,000		$164,984	(3)	$12,500	(5)	$332,484
David O’Connor	$105,000		$164,984	(3)	$12,500	(5)	$282,484
Jeffrey Skelton	$115,000		$164,984	(3)(4)	$—		$279,984
Carl Webb	$105,000	(2)	$164,984	(3)(4)	$12,500	(5)	$282,484
William Zollars	$105,000		$164,984	(3)	$12,500	(5)	$282,484
*	Columns (d), (e) and (f) have been omitted from this table because they are not applicable.
(1)	The compensation structure for the Board is described in the narrative discussion that precedes this table. Mr. Moghadam is an employee of the company and does not receive additional compensation associated with his service on the Board.

(2)	Directors may elect to defer their compensation under the 2012 NQDC Plan. Under this plan, the cash compensation is converted into phantom shares that are held in a hypothetical fee deferral account under the terms of the 2012 NQDC Plan. As of December 31, 2016, the balance in the hypothetical fee deferral accounts under the 2012 NQDC Plan (which also includes deferrals prior to 2016) and the years in which the deferral was elected were as follows:

¾ Mr. Fotiades (2013 to 2016):	11,884 shares (including 339 DEUs earned in 2016)
¾ Mr. Losh (2012 to 2016):	15,996 shares (including 473 DEUs earned in 2016)
¾ Mr. Webb: (2013 and 2016):	9,531 shares (including 271 DEUs earned in 2016)

Based on their individual elections, each of the directors’ phantom shares will be distributed to them upon termination of service on the Board. See the discussion above and also the narrative discussion that follows the Nonqualified Deferred Compensation in Fiscal Year 2016 table above under “Executive Compensation.”

(3)	Represents the grant date fair value of 3,596 DSUs awarded to each of our non-employee directors who were elected at our annual meeting on May 4, 2016. The value of the DSUs is based on the closing price of our common stock on the date of grant, which was $45.88 per share. The DSUs vest on the earlier of the date of the next annual meeting or the one-year anniversary of the grant date. These awards are expected to vest on May 4, 2017, the one-year anniversary of the grant date. Receipt of the vested DSUs is deferred until three years from the grant date. Messrs. Fotiades, Losh, Lyons and O’Connor have elected to further defer the receipt of the DSUs granted in 2016 until their service on the Board ends. While they are outstanding, DSUs earn DEUs, which are vested and paid to the director under the same terms as the underlying DSU award.

We awarded DSUs under similar terms to our directors in 2013, which were distributed (2,973 shares) in May 2016 to all directors other than Messrs. Fotiades, Losh, and Lyons and Ms. Garvey, each of whom had previously elected to defer receipt under our 2012 NQDC Plan, and Mr. O’Connor who was not a member of the Board in 2013. Awards granted in 2014 and 2015 are now fully vested and are scheduled to be distributed in May 2017 and April 2018, respectively, unless a specific deferral election has been made by the director.

Prior to the Merger, we granted restricted stock to our directors, and the Trust granted DSUs to members of its board. The restricted stock had a one-year vesting period and directors could elect to defer the awards after vesting under the AMB NQ Plans discussed above. The DSUs granted by the Trust were immediately vested, but were required to be deferred until after their service on the Trust’s board ended.

79

Director Compensation

The DSUs held by those trustees who joined our Board after the Merger were assumed by us under the Merger agreement, were converted based on the Merger exchange ratio, and continue to be deferred. These DSUs earn DEUs while they are outstanding.

DSUs and associated accrued DEUs outstanding as of December 31, 2016 were as follows and are vested unless otherwise noted (including DSUs and accrued DEUs granted by the Trust prior to the Merger):

¾ Mr. Fotiades:	36,993 shares (3,684 shares unvested) Receipt of all amounts deferred until service on the Board ends
¾ Ms. Garvey:

34,921 shares (3,684 shares unvested)

3,684 shares to be distributed in May 2019; 3,888 shares to be distributed in April 2018; 27,349 shares to be distributed in May 2017, when service on the Board ends due to retirement

¾ Ms. Kennard:	11,468 shares (3,684 shares unvested) 3,684 shares to be distributed in May 2019; 3,888 shares to be distributed in April 2018; 3,896 shares to be distributed in May 2017
¾ Mr. Losh:	18,950 shares (3,684 shares unvested) Receipt of all shares deferred until service on the Board ends
¾ Mr. Lyons:

27,265 shares (3,684 shares unvested)

3,371 shares to be distributed in January 2018 per specific deferral election; 3,896 shares to be distributed in May 2017; 4,110 shares were distributed in January 2017 per specific deferral election; receipt of remaining shares deferred until service on the Board ends

¾ Mr. O’Connor:	7,572 shares (3,684 shares unvested) 3,888 shares to be distributed in April 2018; receipt of remaining shares deferred until service on the Board ends
¾ Mr. Skelton:	11,468 shares (3,684 shares unvested) 3,684 shares to be distributed in May 2019; 3,888 shares to be distributed in April 2018; 3,896 shares to be distributed in May 2017
¾ Mr. Webb:	11,468 (3,684 shares unvested) 3,684 shares to be distributed in May 2019; 3,888 shares to be distributed in April 2018; 3,896 shares to be distributed in May 2017
¾ Mr. Zollars:	11,468 (3,684 shares unvested) 3,684 shares to be distributed in May 2019; 3,888 shares to be distributed in April 2018; 3,896 shares to be distributed in May 2017

(4)	In the past, stock options were granted to non-employee directors as part of their equity compensation (including stock options granted to those directors who previously served on the Trust’s board, which were assumed by us under the Merger agreement and converted based on the Merger exchange ratio). All stock options held by our current directors are fully vested and exercisable and were as follows as of December 31, 2016:

¾ Ms. Kennard:	25,871 options with exercise prices ranging from $17.71 to $59.59 and expiration dates ranging from May 10, 2017 to May 6, 2020.
¾ Mr. Losh:	15,109 options with exercise prices ranging from $26.58 to $59.59 and expiration dates ranging from May 10, 2017 to May 6, 2020. In May 2016, Mr. Losh exercised 14,380 options at an exercise price of $17.71 per share. Mr. Losh sold the underlying shares and realized a gain of $420,768 from the transaction.
¾ Mr. Skelton:	29,489 options with exercise prices ranging from $17.71 to $59.59 and expiration dates ranging from May 10, 2017 to May 6, 2020.
¾ Mr. Webb:	41,142 options with exercise prices ranging from $17.71 to $52.66 and expiration dates ranging from August 2, 2017 to May 6, 2020.

(5)	The Prologis Foundation will match the amount of charitable contributions to qualifying organizations made by our directors and all of our employees. Amounts reported represent charitable contributions of our charitable foundation that were paid directly to outside organizations to match qualifying contributions made by the director. The annual maximum amount of matching contributions in one year applicable to our directors is $12,500. Matching contributions in a particular year that are not used may be carried over to the subsequent year.

80

Security Ownership

¾	SECURITY OWNERSHIP

The number of shares of our common stock beneficially owned, as of the date indicated in the footnotes below, by each person known to us to be the beneficial owner of five percent or more, in the aggregate, of our outstanding common stock as of the date indicated in the footnotes below is as follows:

Name and Address(1)	Number of Shares Beneficially Owned	% of Outstanding Shares of Common Stock
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	74,782,417	14.14%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10022	49,095,443	9.30%
Cohen & Steers, Inc.(4) 280 Park Ave. 10th Floor New York, NY 10017	32,602,079	6.17%
State Street Corporation(5) State Street Financial Center One Lincoln Street Boston, MA 02111	30,999,673	5.86%

(1)	Entities included have filed a Schedule 13G representing that the shares of common stock they are reporting were acquired and are held in the ordinary course of business, were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of Prologis and were not acquired and are not held in connection with or as a participant in any transaction having such purpose or effect.

(2)	Information regarding beneficial ownership of our common stock by The Vanguard Group, Inc. (“Vanguard”), Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of Vanguard, and Vanguard Investments Australia, Ltd. (“VIA”), a wholly owned subsidiary of Vanguard, is included herein based on a Schedule 13G/A filed with the SEC on February 13, 2017, relating to such common shares beneficially owned as of December 31, 2016. Such report provides that Vanguard: (i) is the beneficial owner of all such common shares (680,110 and 1,617,531 of such common shares are beneficially owned as a result of its ownership of VFTC and VIA, respectively); (ii) has sole voting power with respect to 1,499,166 of such common shares; (iii) has shared voting power with respect to 657,061 of such common shares; (iv) has sole dispositive power with respect to 73,303,832 of such common shares; and (v) has shared dispositive power with respect to 1,478,585 of such common shares. The number of shares reported as beneficially owned by Vanguard in Vanguard’s Schedule 13G/A includes 39,981,767 common shares, representing 7.56% of our outstanding common stock, that Vanguard Specialized Funds—Vanguard REIT Index Fund (“Vanguard REIT Fund”) separately reported as beneficially owned in a Schedule 13G/A filed with the SEC on February 13, 2017. According to Vanguard REIT Fund’s Schedule 13G/A, Vanguard REIT Fund has sole voting power with respect to all such common shares and no dispositive power with respect to any such common shares.

(3)	Information regarding beneficial ownership of our common stock by entities related to BlackRock, Inc. is included herein based on a Schedule 13G/A filed with the SEC on January 25, 2017, relating to such common shares beneficially owned as of December 31, 2016. Such report provides that BlackRock Inc.: (i) is the beneficial owner of all such common shares and has sole dispositive power with respect to all such common shares and (ii) has sole voting power with respect to 43,855,806 of such common shares.

(4)	Information regarding the beneficial ownership of our common stock by entities related to Cohen & Steers, Inc. is included herein based on a Schedule 13G filed with the SEC on February 14, 2017, relating to such common shares beneficially owned as of December 31, 2016. Such report provides that Cohen & Steers, Inc. is the beneficial owner of all such common shares and has shared dispositive and voting power with respect to all such common shares.

(5)	Information regarding the beneficial ownership of our common stock by entities related to State Street Corporation is included herein based on a Schedule 13G filed with the SEC on February 8, 2017, relating to such common shares beneficially owned as of December 31, 2016. Such report provides that State Street Corporation is the beneficial owner of all such common shares and has shared dispositive and voting power with respect to all such common shares.

81

Security Ownership

The following table shows the number of shares of our common stock beneficially owned, as of March 9, 2017, by: (i) our CEO; (ii) our chief financial officer; (iii) our other NEOs currently employed by us; (iv) each of our directors; and (v) our directors and all our executive officers as a group.

	Shares Beneficially Owned

Name(1)	Number of Shares of Common Stock as of March 9, 2017(2)	Number of Shares of Common Stock That May Be Acquired by May 8, 2017(3)(4)(5)(6)(7)	Total Beneficial Ownership	% of Outstanding Shares of Common Stock(8)	% of Outstanding Shares of Common Stock and Units(9)
NEOs:
Hamid Moghadam(10)	3,857,223	1,108,225	4,965,448	0.94%	0.91%
Thomas Olinger(11)	67,192	266,816	334,008	*	*
Eugene Reilly(12)	153,461	229,793	383,254	*	*
Edward Nekritz(13)	219,144	191,619	410,763	*	*
Gary Anderson	1,689	180,214	181,903	*	*
Michael Curless(14)	49,462	155,671	205,133	*	*
Directors:			—
George Fotiades	24,049	—	24,049	*	*
Christine Garvey(15)	—	27,349	27,349	*	*
Lydia Kennard	24,360	29,767	54,127	*	*
J. Michael Losh(16)	25,339	15,109	40,448	*	*
Irving Lyons III(17)	118,840	3,896	122,736	*	*
David O’Connor	15,000	—	15,000	*	*
Jeffrey Skelton	36,127	33,385	69,512	*	*
Carl Webb	42,150	45,038	87,188	*	*
William Zollars	19,565	3,896	23,461	*	*
All directors and executive officers as a group (15 total)	4,653,601	2,290,778	6,944,379	1.31%	1.27%

*	Represents less than 0.1% of the outstanding shares of common stock and limited partnership units, as applicable.
(1)	The principal address of each person is: c/o Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.
(2)	This column includes shares of our common stock beneficially owned as of the date indicated. Includes vested shares of our common stock owned through our 401(k) Plan and our nonqualified deferred compensation plans, as applicable. Unless indicated otherwise, all interests are owned directly and the indicated person has sole voting and dispositive power. For discussion of our nonqualified deferred compensation plans, see the narrative discussion that follows the Nonqualified Deferred Compensation in Fiscal Year 2016 table above under “Executive Compensation.”
(3)	This column includes shares of our common stock that may be acquired within 60 days of March 9, 2017 through (i) the exercise of vested, non-voting options to purchase our common stock, (ii) scheduled vesting or payment of restricted stock, restricted stock units, or DSUs and associated accrued DEUs and (iii) the exchange of limited partnership units beneficially owned directly or indirectly. Unvested and unearned awards granted under our employee stock plans that do not vest, or are not earned, by May 8, 2017, or vested awards that do not have a scheduled payment date by May 8, 2017, are not included. Vested LTIP Units earned under our employee stock plans that have not been held for the minimum holding period and cannot be converted to common partnership units by May 8, 2017 are not included. Unless indicated otherwise, all interests are owned directly and the indicated person will have sole voting and dispositive power upon receipt.
(4)	This column does not include shares of phantom stock held in hypothetical fee deferral accounts under the terms of our nonqualified deferred compensation plans, all of which are non-voting. Phantom share balances as of March 9, 2017 were as follows:

¾ Mr. Fotiades:	11,884 shares
¾ Mr. Losh:	15,996 shares
¾ Mr. Webb:	9,531 shares

Generally, the director has deferred receipt of the underlying common stock until his service on the Board ends. See “Director Compensation—Director Compensation for Fiscal Year 2016.”

82

Security Ownership

(5)	This column does not include shares of phantom stock held in hypothetical fee deferral accounts by directors who were formerly members of the Trust’s board, all of which are non-voting. Balances as of March 9, 2017 were as follows:

¾ Mr. Fotiades:	22,510 shares
¾ Mr. Lyons:	480 shares
¾ Mr. Zollars:	2,192 shares

Mr. Lyons’ phantom stock is currently being distributed ratably over a five-year period that began in January 2015 and will end in January 2019. Mr. Zollars’ phantom stock is currently being distributed ratably over a 10-year period that began in January 2011 and will end in January 2020. Mr. Fotiades’ phantom stock will be distributed to him in January of the year following his termination from the Board. See “Director Compensation—Director Compensation for Fiscal Year 2016.”

(6)	This column does not include vested DSUs and associated accrued DEUs, all of which are non-voting, which were earned by directors who were formerly members of the Trust’s board. Balances as of March 9, 2017 were as follows:

¾ Mr. Fotiades:	18,042 shares
¾ Mr. Lyons:	8,314 shares

Generally, these awards are payable to the director when his or her service on the Board ends. See “Director Compensation—Director Compensation for Fiscal Year 2016.”

(7)	This column does not include vested DSUs and associated accrued DEUs, all of which are non-voting, receipt of which has been deferred to a date later than May 8, 2017, pursuant to a specific deferral election. See “Director Compensation—Director Compensation for Fiscal Year 2016.” Balances as of March 9, 2017 were as follows:

¾ Mr. Fotiades:	18,950 shares
¾ Mr. Garvey:	7,572 shares
¾ Mr. Kennard:	7,572 shares
¾ Mr. Losh:	18,950 shares
¾ Mr. Lyons:	10,944 shares
¾ Mr. O’Connor:	7,572 shares
¾ Mr. Skelton:	7,572 shares
¾ Mr. Webb:	7,572 shares
¾ Mr. Zollars:	7,572 shares

(8)	The percentage of shares of common stock beneficially owned by a person assumes that all the limited partnership units held by the person that can be exchanged as of May 8, 2017 are exchanged for shares of our common stock, that none of the limited partnership units held by any other persons are so exchanged, that all options for the purchase of shares of our common stock exercisable by May 8, 2017 held by the person are exercised in full, and that no options for the purchase of shares of our common stock held by any other persons are exercised. The percentage of shares of common stock beneficially owned by all directors and executive officers as a group assumes that all the limited partnership units held by the group that can be exchanged as of May 8, 2017 are exchanged for shares of our common stock, that none of the limited partnership units held by any person outside of the group are so exchanged, that all options for the purchase of shares of our common stock exercisable by May 8, 2017, held by the group are exercised in full, and that no options for the purchase of shares of our common stock held by any other persons outside of the group are exercised.
(9)	The percentage of shares of common stock and units beneficially owned by a person assumes that all of the limited partnership units held by the person that can be exchanged as of May 8, 2017 are exchanged for shares of our common stock, that all of the limited partnership units held by other persons that can be exchanged as of May 8, 2017 are so exchanged, that all options for the purchase of shares of our common stock exercisable by May 8, 2017, held by the person are exercised in full, and that no options for the purchase of shares of our common stock held by other persons are exercised. The percentage of shares of common stock and units beneficially owned by all directors and executive officers as a group assumes that all of the limited partnership units held by the group that can be exchanged as of May 8, 2017 are exchanged for shares of our common stock, that all of the limited partnership units held by other persons outside of the group that can be exchanged as of May 8, 2017 are so exchanged, that all options for the purchase of shares of our common stock exercisable by May 8, 2017 held by the group are exercised in full, and that no options for the purchase of shares of our common stock held by other persons outside of the group are exercised.
(10)	Includes 131,775 shares that are indirectly held through a trust of which Mr. Moghadam is the trustee, 982,414 shares are held through a rabbi trust pursuant to the AMB NQ Plans and the 2012 NQDC Plan, for which the trustee holds all voting power, 803,945 shares are indirectly held through the Notional Account NQDC Plan for which Mr. Moghadam has voting power. In addition, Mr. Moghadam shares voting and dispositive power with his spouse with respect to 1,939,089 of such shares.
(11)	Includes 38,022 shares directly owned and 29,170 shares held through a rabbi trust pursuant to the AMB NQ Plans and the 2012 NQDC Plan, for which the trustee holds all voting power.
(12)	Includes 150,650 shares directly owned and 2,811 shares held through a trust for which Mr. Reilly’s spouse is the trustee.
(13)	Includes 206,360 shares directly owned and 12,784 shares held through an account with Mr. Nekritz’s spouse who shares voting and dispositive power.
(14)	Includes 20,531 shares directly owned, 14,466 shares held in a trust for which Mr. Curless is the trustee and beneficiary, and 14,465 shares held through a trust for which Mr. Curless’ spouse is the trustee and beneficiary.
(15)	Includes deferred shares that will vest upon Ms. Garvey’s retirement from the Board on May 3, 2017.
(16)	Includes 21,339 shares directly owned and 4,000 shares indirectly owned through accounts of Mr. Losh’s children.
(17)	Includes 25,308 shares that are directly owned, 92,532 shares that are held through a family trust of which Mr. Lyons and his spouse are trustees and 1,000 shares held in trust for the benefit of Mr. Lyons’ daughter for which Mr. Lyons is the trustee.

83

Equity Compensation Plans

¾	EQUITY COMPENSATION PLANS

We currently grant equity awards only under the 2012 LTIP. However, we do have awards outstanding that were granted under the AMB Plans and the Trust Plans. All future equity awards will be granted from the 2012 LTIP. The available shares of common stock reserved for issuance under the AMB Plans and the Trust Plans as of May 3, 2012, the date our stockholders approved the 2012 LTIP, were added to the share reserve of the 2012 LTIP. All outstanding awards under the AMB Plans and the Trust Plans will remain outstanding until they vest, expire, or are forfeited by the participant. The 2012 LTIP does not expire but no further awards can be granted under the plan after the tenth anniversary date of the plan approval (May 3, 2022). Information about our equity compensation plans as of December 31, 2016 is as follows:

Plan Category (a)	# of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (b)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (c)	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (b)) (d)
Equity compensation plans approved by security holders(1)(2)	9,499,957	$36.14	9,885,954
Equity compensation plans not approved by security holders	—	—	—

(1)	The amount in column (b) includes 2,087,140 shares of common stock that can be issued upon the exercise of outstanding stock options (all of which are vested), 1,703,233 outstanding RSUs, DSUs, DEUs and phantom shares (of which 208,764 are vested), and 5,709,584 LTIP Units (of which 742,724 are vested).
(2)	The weighted average exercise price in column (c) relates to 2,087,140 outstanding stock options reflected in column (b), which have a weighted average term to expiration of 2.5 years. Of the amount in column (b), 7,412,817 will be issued for no consideration.

84

Audit Matters

¾	AUDIT MATTERS

Audit Committee Report

The purpose of the Audit Committee is to be an informed, vigilant and effective overseer of our financial accounting and reporting processes consistent with risk mitigation appropriate in the circumstances. The committee is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. The committee is comprised of the three directors named below. Each member of the committee is independent as defined by SEC and NYSE rules. In addition, the Board has determined that each member of the Audit Committee is an audit committee financial expert and is financially literate in accordance with applicable NYSE and SEC rules. Management is responsible for the company’s internal controls and the financial reporting process. The company’s independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements and the effectiveness of the company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. The committee’s function is more fully described in its charter, which has been approved by the Board. The charter can be viewed, together with any future changes, on our website at http://ir.prologis.com/governance.cfm.

We have reviewed and discussed the company’s audited financial statements for the fiscal year ended December 31, 2016 and unaudited financial statements for the quarterly periods ended March 31, June 30 and September 30, 2016 with management and KPMG LLP, the company’s independent registered public accounting firm. We also reviewed and discussed management’s assessment of the effectiveness of the company’s internal controls over financial reporting. The committee has discussed with KPMG LLP the matters that are required to be discussed by Auditing Standard No. 16, Communication With Audit Committees, issued by the PCAOB. KPMG LLP has provided to the company the written disclosures and the letter required by applicable PCAOB requirements regarding their communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP its independence. The committee also concluded that KPMG LLP’s performance of non-audit services to us and our affiliates, as pre-approved by the committee and described in the next section, does not impair KPMG LLP’s independence.

Based on the considerations referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for 2016. The foregoing report is provided by the following independent directors, who constitute the committee.

Audit Committee:

J. Michael Losh (Chair)

Christine N. Garvey

Carl B. Webb

85

Audit Matters

Independent Registered Public Accounting Firm

The Audit Committee engaged KPMG LLP as our independent registered public accounting firm for the fiscal years ended December 31, 2016 and 2015. KPMG LLP was also retained to provide certain audit-related and tax services in 2016 and 2015.

In the course of the provision of services on our behalf, we recognize the importance of our independent registered public accounting firm’s ability to maintain objectivity and independence in its audit of our financial statements and the importance of minimizing any relationships that could appear to impair that objectivity. To that end, the Audit Committee has adopted policies and procedures governing the pre-approval of audit and non-audit work performed by our independent registered public accounting firm. The independent registered public accounting firm is authorized to perform specified pre-approved services up to certain annual amounts and up to specified amounts for specific services. Such limits vary by the type of service provided. Individual engagements anticipated to exceed pre-established thresholds must be separately approved. All of the fees reflected below for 2016 and 2015 were either specifically pre-approved by the Audit Committee or pre-approved pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy. These policies and procedures also detail certain services which the independent registered public accounting firm is prohibited from providing to us.

The following table represents fees for professional audit services rendered for the audit of our consolidated financial statements for the years ended December 31, 2016 and 2015 and fees billed for other services rendered in each year.

Types of Fees	2016	2015
Audit fees(1)	$4,378,265	$4,843,232
Audit-related fees(2)	—	42,500
Tax fees(3)	324,883	309,083
All other fees(4)	—	—
Totals	$4,703,148	$5,194,815
(1)	Audit fees consists of fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, including all services required to comply with the standards of the PCAOB, and fees associated with performing the integrated audit of internal controls over financial reporting (Sarbanes-Oxley Section 404 work). Additionally, amounts include fees for services associated with comfort letters, statutory audits and reviews of documents filed with the SEC.
(2)	Audit-related fees consist of fees for assurance and related services associated with the audit of our employee benefit plans.
(3)	Tax fees are primarily fees for tax compliance, tax return preparation and pre-approved tax consultations.
(4)	No other fees were billed for 2016 or 2015.

Ratification of the Appointment of the Independent Registered Public Accounting Firm (Proposal 4)

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm retained to audit our financial statements. The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year 2017. KPMG LLP has been our external auditors since 2002. The Audit Committee is responsible for the audit fee negotiations associated with the company’s retention of KPMG LLP. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of KPMG LLP’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of KPMG LLP’s new lead engagement partner. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as our independent registered public accounting firm is in the best interest of the company and our stockholders.

86

Audit Matters

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year 2017. In the event our stockholders do not approve the appointment, the appointment will be reconsidered by the Audit Committee.

KPMG LLP representatives are expected to attend the 2017 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

You may vote for, vote against, or abstain from voting on ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year 2017. Assuming a quorum is present, to be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the shares of common stock having voting power present in person or by proxy at the annual meeting. Abstentions and broker non-votes are considered voting power present in person or by proxy and thus will have the same effect as votes cast “Against” the proposal.

The Board unanimously recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year 2017.

87

Additional Information

¾	ADDITIONAL INFORMATION

Proxy Materials and Voting Information

The Board is soliciting proxies to be voted at the 2017 annual meeting of stockholders and at any adjournment(s) or postponement(s) thereof. The annual meeting of stockholders will be held on May 3, 2017 at Le Meridien located at 333 Battery Street, San Francisco, California 94111, beginning at 1:30 p.m., Pacific time.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. In accordance with the rules of the SEC, instead of mailing a printed copy of the proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials (our 2017 Proxy Statement and our 2016 Annual Report to Stockholders, which includes our Annual Report on Form 10-K) to many of our stockholders by providing access to such documents through the Internet. Stockholders will receive printed copies of the proxy materials if they have elected this form of delivery or they are participants in our 401(k) Plan. Printed copies of the proxy materials will be provided upon request at no charge by submitting a written notice to Investor Relations, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

On or about March 24, 2017, the Notice of Annual Meeting and Internet Availability of Proxy Materials (“Notice of Internet Availability”) will be distributed to many of our stockholders, either in printed form by mail or electronically by email, in lieu of mailing the printed proxy materials. The Notice of Internet Availability instructs stockholders as to how they may: (i) access and review all of the proxy materials through the Internet; (ii) submit their proxy; and (iii) receive printed proxy materials. Also on or about March 24, 2017, printed proxy materials, including our 2017 Proxy Statement and our Annual Report on Form 10-K for 2016, will be mailed to all other stockholders, as requested or required. On the mailing date, all stockholders and beneficial owners will have the ability to access all of the proxy materials on the Internet at www.proxyvote.com or http://ir.prologis.com/annuals.cfm.

Stockholders may request to receive printed proxy materials by mail or electronically by e-mail by following the instructions included in the Notice of Internet Availability. Providing future proxy materials electronically by e-mail saves some of the costs associated with printing and delivering the materials and reduces the environmental impact of our annual meetings. An election to receive proxy materials electronically by e-mail will remain in effect until such time as the stockholder elects to terminate it.

Your vote is very important. For this reason, the Board is requesting that you permit your common stock to be represented and voted at the annual meeting by the proxies named on the proxy card. To ensure that your shares are voted at the annual meeting, authorize your proxy by telephone, through the Internet or by completing, signing, dating and returning the proxy card provided with the printed proxy materials. If you are a stockholder of record, you may still attend the annual meeting and vote despite having previously authorized your proxy by any of these methods. Any proxy may be revoked in the manner described below at any time prior to its exercise at the annual meeting. Stockholders must bring proof of current ownership of our common stock to be admitted to and attend the 2017 annual meeting.

For shares held in “street name” through a broker or other nominee, the broker or nominee is not permitted to exercise voting discretion with respect to certain of the matters to be acted upon at the annual meeting. If specific instructions are not provided, the stockholder’s shares will not be voted on those matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

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Proxy and Annual Meeting FAQ

Proxy materials

We are required under SEC regulations to provide you with a proxy statement when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is a legal designation of another person to vote the stock you own, which person is also referred to as your “proxy.” This designation may be done in a written document that is called a “proxy” or “proxy card.”

The proxy materials consist of our 2017 Proxy Statement and our 2016 Annual Report to Stockholders, which includes our 2016 Annual Report on Form 10-K.

Notice of Internet Availability

We have implemented the Notice and Access Rule enacted by the SEC for distribution of materials for our annual meeting. Accordingly, we are sending a Notice of Internet Availability to many of our stockholders of record and our beneficial owners. All stockholders will be able to access the proxy materials. We believe that the electronic availability of materials is an appropriate proxy communication solution that will allow us to provide our stockholders with the materials they need, while lowering the cost of delivery and reducing the environmental impact of our annual meetings. Stockholders may request to receive printed copies of the proxy materials.

Distribution of proxy materials

The Notice of Internet Availability will be distributed to many of our stockholders, either in printed form by mail or electronically by email, in lieu of mailing the printed proxy materials. The Notice of Internet Availability instructs stockholders as to how they may: (i) access and review all of the proxy materials through the Internet; (ii) submit their proxy; and (iii) receive printed proxy materials.

On or about March 24, 2017, printed proxy materials will be mailed to all other stockholders, as requested or required. On the mailing date, all stockholders and beneficial owners will have the ability to access all of the proxy materials on the Internet at www.proxyvote.com or http://ir.prologis.com/annuals.cfm.

Stockholders may request to receive proxy materials electronically by e-mail on an ongoing basis by selecting the link “Consent for Electronic Delivery” at http://ir.prologis.com/annual-reports. You can also sign up for electronic delivery of proxy materials by following the instructions on the proxy card with respect to how to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. If you register to receive future proxy materials electronically by e-mail, you will receive an e-mail next year with instructions on how to access those proxy materials and how to vote. If you change your e-mail address, you will need to update your registration. Your election on how to receive proxy materials will remain in effect until you terminate it.

Voting in person at the annual meeting

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares and a Notice of Internet Availability or printed proxy materials and a proxy card are being sent directly to you. As the stockholder of record, you have the right to vote in person at the annual meeting. If you choose to vote in person at the annual meeting, you can bring the proxy card mailed to you if you received printed proxy materials, or you can vote using a ballot that will be provided to you at the annual meeting. Even if you plan to attend the annual meeting, we recommend that you authorize your proxy to vote your shares in advance so that your vote will be counted should you later decide not to attend the annual meeting.

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Most of our stockholders hold their shares in street name through a broker, bank, trustee, or other nominee rather than directly in their own name. In this case, you are considered the beneficial owner of shares held in street name, and a Notice of Internet Availability or printed proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares, which will give you the right to vote the shares at the annual meeting. You will need to contact your broker, bank, trustee, or nominee to obtain a legal proxy. You will need to bring that legal proxy to the annual meeting in order to vote in person.

Voting without attending the annual meeting

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank, trustee, or nominee. In most cases, you will be able to do this by telephone, through the Internet, or by mail. If you are a stockholder of record, please refer to the summary instructions on the proxy card included with your proxy materials or the instructions on how to vote contained in the Notice of Internet Availability. If you hold your shares in street name, the voting instructions will be communicated to you by your broker, bank, trustee, or nominee. The Notice of Internet Availability also provides instructions on how you can request a printed copy of the proxy materials and proxy card, if you desire.

By Telephone or through the Internet—If you have telephone or Internet access, you may submit your proxy by following the instructions included with your proxy materials or, if you requested a printed copy of the proxy materials, on the proxy card. If you provide specific voting instructions, your shares will be voted as you have instructed.

By Mail—If you requested a printed copy of the proxy materials, you may submit your proxy by mail by signing the proxy card or, for shares held in street name, by following the voting instruction card included by your broker, bank, trustee, or nominee and mailing it in the postage-paid envelope that is included. If you provide specific voting instructions, your shares will be voted as you have instructed.

The telephone and Internet proxy voting facilities for stockholders of record will close at 11:59 p.m., Eastern time, on May 2, 2017, unless the meeting is postponed or adjourned, in which case such voting facilities may remain open or be reopened until the day before the postponed or adjourned meeting.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee, or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive from your broker, bank, trustee, or nominee.

If you vote by telephone or through the Internet, you do not have to return a proxy card or voting instruction card.

The telephone and Internet proxy voting procedures are designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the annual meeting if you later decide to attend the annual meeting in person.

Changing your vote

You may revoke your proxy at any time and change your vote at any time before the final vote at the annual meeting. If you are a stockholder of record, you may do this by signing and submitting a written notice to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111, by submitting a new proxy card with a later date, by voting again by telephone or through the Internet (your latest telephone or Internet proxy is counted), or by attending the annual meeting in person and voting by ballot at the annual meeting. If you hold

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your shares beneficially in street name, you will need to contact your broker, bank, trustee, or nominee to determine the process for revoking a voting instruction. Merely attending the annual meeting will not revoke a proxy unless you specifically request your proxy to be revoked.

All shares that have been properly voted (for which proxies have not been revoked) will be voted at the annual meeting.

Specific voting instructions not given

If you hold your shares directly in your name, and you sign and return a proxy card without giving specific voting instructions, the shares of common stock represented by that proxy will be voted as recommended by the Board. If you hold your shares in street name through a broker, bank, trustee, or nominee and you do not provide specific voting instructions, your broker, bank, trustee, or nominee will have discretion to vote such shares but only with respect to routine matters (Proposal 4).

If no voting instructions are received from you, and you hold your shares in street name, your broker, bank, trustee or nominee will not turn in a proxy card for your shares on the non-routine matters proposed at our annual meeting. Non-routine matters are the election of directors (Proposal 1), the advisory vote to approve the company’s executive compensation for 2016 (Proposal 2) and the advisory vote on the frequency of future advisory votes on the company’s executive compensation (Proposal 3).

If you hold shares in your 401(k) Plan account and do not provide the trustee of the 401(k) Plan with specific voting instructions, the trustee will vote all uninstructed shares held in our 401(k) Plan in the same proportion as how instructed shares held in the 401(k) Plan are voted.

Proxy solicitation

We pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers, or employees, in person or by telephone, facsimile, or other electronic means. These people will not be specially compensated for their solicitation of proxies.

In accordance with the rules and regulations of the SEC and NYSE, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our common stock.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PROLOGIS, INC. SINCE THE DATE OF THIS PROXY STATEMENT.

Admission to the annual meeting

Stockholders must bring proof of current ownership of our common stock to be admitted to and to attend the 2017 annual meeting.

Proposals to be voted at the annual meeting

At the annual meeting, you will be asked to consider and vote upon three proposals:

Proposal 1

To elect ten directors to the Board to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

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Proposal 2

Advisory vote to approve the company’s executive compensation for 2016;

Proposal 3

Advisory vote on the frequency of future advisory votes on the company’s executive compensation; and

Proposal 4

To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2017.

We will also consider other matters that may properly come before the annual meeting.

A summary of the proposals and the voting requirements with respect to each proposal are contained elsewhere in this proxy statement.

Board’s voting recommendations

The Board recommends a vote:

¾	“for” the election of each of the ten nominees to the Board named in the proxy statement (Proposal 1);

¾	“for” the approval of the company’s executive compensation for 2016 (Proposal 2);

¾	“for” holding future advisory votes on the company’s executive compensation annually (Proposal 3); and

¾	“for” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year 2017 (Proposal 4).

Who can vote

Each issued and outstanding share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Holders of record of Prologis common stock at the close of business on the record date, March 9, 2017, are entitled to notice of and to vote at the annual meeting. As of March 9, 2017, there were 529,559,791 shares of our common stock outstanding.

Quorum requirement

There is no right to cumulative voting. A quorum is met if a majority of the shares of common stock outstanding as of the record date are represented, in person or by proxy, at the annual meeting. Your shares are counted as present at the meeting if you are present and entitled to vote in person at the meeting, if you have properly submitted a proxy card, or if you authorize your proxy to vote your shares by telephone or through the Internet.

If you are present at the annual meeting in person or by proxy, but you abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote for purposes of determining a quorum.

Broker non-votes are also counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares of our common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions on how to vote with respect to that item from the beneficial owner.

Majority voting

Our bylaws provide that the vote required for election of directors is a “majority vote of the votes cast” in uncontested elections of directors. Accordingly, directors are required to be elected by the majority of votes cast

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by the shares present in person or represented by proxy with respect to such director in uncontested elections. A majority of the votes cast means that the number of shares voted “For” a director nominee by the holders of shares of common stock entitled to vote on the election of directors and represented in person or by proxy at the annual meeting must exceed the number of such shares voted “Against” the director nominee. Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal.

In a contested election (where a determination is made that the number of director nominees is expected to exceed the number of directors to be elected at a meeting), the vote standard will be a plurality of the votes cast with respect to such director. In the event of a contested election where the plurality vote standard applies, stockholders shall be permitted to vote only “for” a director nominee or to designate their vote be “withheld” from such nominee.

If a nominee who is serving as a director is not elected by a majority vote at the annual meeting, then, under Maryland law, such director would continue to serve as a “holdover director.” Under our bylaws, any director who fails to be elected by a majority vote shall tender his or her resignation to the Board, subject to acceptance by the Board. The Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified. The director who tenders his or her resignation will not participate in the Board’s decision. Non-incumbent directors who are not elected at the annual meeting would not become directors and would not serve on the Board as a “holdover director.”

Proxy access

In 2016, we adopted proxy access with a “3/3/20/20” market standard. The amendment and restatement of our bylaws provides that, subject to certain requirements, a stockholder, or a group of up to 20 stockholders, owning three percent or more of our outstanding common stock continuously for at least three years, can require us to include in our annual meeting proxy materials director nominations for up to 20% of the number of directors, or two directors, whichever is greater. Proxy access rights are subject to additional eligibility, procedural and disclosure requirements set forth in our bylaws.

Stockholder recommended nominees for director

The Governance Committee will evaluate nominees for director recommended by stockholders against the same criteria that it uses to evaluate other director nominees. The committee will consider nominees to the Board recommended by stockholders with respect to elections to be held at an annual meeting if notice of the nomination is timely delivered in writing to our secretary prior to the meeting. See “Submitting Stockholder Proposals” for notice requirements prescribed by our Bylaws.

Additional matters present at the annual meeting

We do not anticipate any other business to be brought before the 2017 annual meeting of stockholders. In addition to the scheduled items, however, the meeting may consider properly presented stockholder proposals and matters relating to the conduct of the meeting. As to any other business, the proxies, in their discretion, are authorized to vote on other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

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Submitting Stockholder Proposals

There are no stockholder proposals for consideration at the 2017 annual meeting. You may submit proposals, including director nominations, for consideration at our next annual meeting expected to be held in 2018 as follows:

Deadline for submitting stockholder proposals for inclusion in our 2018 proxy statement. Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) provides that certain stockholder proposals must be included in the proxy statement for our annual meeting. For a stockholder proposal to be considered for inclusion in the 2017 proxy statement for our 2018 annual meeting, it must be received at our principal executive offices (Pier 1, Bay 1, San Francisco, California 94111) no later than November 23, 2017. The proposal must comply with the SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in our proxy materials. Proposals and nominations should be addressed to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

If, however, the date of the 2018 annual meeting is advanced or delayed by more than 30 days from May 3, 2018, we must receive notice a reasonable time before we begin to print and distribute our proxy materials.

Deadline for submitting stockholder proposals or director nominations not to be included in our 2018 Proxy Statement. If you intend to present a proposal or nomination for director at our 2018 annual meeting, but you do not intend to have it included in our 2017 proxy statement, the notice of proposal or nomination must be delivered to, or mailed and received by, us at our principal executive offices (Pier 1, Bay 1, San Francisco, California 94111) between January 3, 2018 and February 2, 2018.

If, however, the date of the 2018 annual meeting is advanced or delayed by more than 30 days from May 3, 2018, we must receive the notice of proposal or nomination not more than 120 days prior to the date of the 2018 annual meeting and not less than 90 days prior to the date of the 2018 annual meeting.

If less than 100 days’ notice or prior public disclosure of the date of the 2018 annual meeting (which was advanced or delayed by more than 30 days from May 3, 2018) is given or made to stockholders, the deadline to receive the notice of proposal or nomination is the close of business on the 10th day following the day on which notice of the 2018 annual meeting date was mailed or publicly disclosed. Proposals and nominations should be addressed to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

Deadline for submitting proxy access director nominations to be included in our 2018 proxy statement. If you intend to present a nomination for director at our 2018 annual meeting pursuant to the proxy access provisions in our bylaws, the notice of proxy access nomination must be delivered to, or mailed and received by, us at our principal executive offices (Pier 1, Bay 1, San Francisco, California 94111) between January 3, 2018 and February 2, 2018.

If, however, the date of the 2018 annual meeting is advanced or delayed by more than 30 days from May 3, 2018, we must receive the notice of nomination not more than 120 days prior to the date of the 2018 annual meeting and not less than 90 days prior to the date of the 2018 annual meeting.

If less than 100 days’ notice or prior public disclosure of the date of the 2018 annual meeting (which was advanced or delayed by more than 30 days from May 3, 2018) is given or made to stockholders, the deadline to receive the notice of nomination is the close of business on the 10th day following the day on which notice of the 2018 annual meeting date was given or publicly disclosed. Proposals and nominations should be addressed to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

Stockholder notice. As set forth in our bylaws, for stockholder proposals other than director nominations, such stockholder’s notice must contain, among other things, with respect to each proposed matter:

¾	a brief description of the business and the reasons for conducting such business at the annual meeting;

¾	the name of the stockholder and any “stockholder associated person” (as defined in our bylaws);

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¾	the record address or current address, if different, of the stockholder and any stockholder associated person;

¾	the class, series and number of shares the stockholder and any stockholder associated person beneficially holds (including the number of shares held beneficially but not of record and the name of any nominee holder of such shares);

¾	any material interest the stockholder or any stockholder associated person has in such business;

¾	whether and the extent to which hedging or other transaction(s) have been entered into by the stockholder or on the stockholder’s behalf, or by a stockholder associated person or on that person’s behalf (including any agreement, arrangement, or understanding made with the effect or intent to mitigate loss, manage risk of stock price changes, or to increase the voting power of such stockholder or stockholder associated person) and a general description of such activity; and

¾	to the extent known by the stockholder giving notice, the name and address of any other stockholder supporting a proposal of other business.

Please review our bylaws for more information regarding requirements to submit a stockholder proposal outside of Rule 14a-8.

As set forth in our bylaws, for director nominations, a stockholder’s notice must contain, among other things, with respect to each proposed nominee:

¾	the name, age, business address and residence address of the proposed nominee;

¾	the principal occupation or employment of the proposed nominee;

¾	the class, series, and number of shares beneficially held by the proposed nominee, the date such shares were acquired, and the investment intent of such acquisition;

¾	any other information relating to the proposed nominee that is required to be disclosed under Regulation 14A of the Exchange Act;

¾	the proposed nominee’s written consent to serve as a director if elected and, with respect to proxy access nominations, to be named in our proxy materials;

¾	a statement whether such person, if elected or re-elected, or as a condition thereto, will tender an irrevocable resignation effective upon failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board; and

¾	with respect to the stockholder giving the notice: (i) the name of the stockholder, the record address (or current address, if different) of the stockholder, and the class, series and number of shares the stockholder beneficially holds (including the number of shares held beneficially but not of record and the name of any nominee holder of such shares); (ii) whether and the extent to which hedging or other transaction(s) have been entered into by the stockholder or on the stockholder’s behalf (including any agreement, arrangement, or understanding made with the effect or intent to mitigate loss, manage risk of stock price changes, or to increase the voting power of such stockholder) and a general description of such activity; and (iii) to the extent known by the stockholder giving notice, the name and address of any other stockholder giving notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director, as well as similar information regarding any stockholder associated person.

We may require a proposed nominee to furnish other information to determine the eligibility of such proposed nominee to serve as one of our directors. Please review our bylaws for more information regarding proxy access eligibility, procedural and disclosure requirements and other relevant requirements to nominate directors.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our directors, certain officers and certain beneficial owners of our common stock to file reports of holdings and transactions in our common stock with the SEC and the NYSE. Except as provided below, based on our records and other information available to us, we believe that, in 2016, all of the above persons and entities met all applicable SEC filing requirements. In 2016, all directors and Mr. Reilly inadvertently failed to file a report on a timely basis due to administrative error.

Annual Report to Stockholders and Corporate Governance Documents

Our Annual Report on Form 10-K for the year ended December 31, 2016 (which includes our consolidated financial statements), is mailed to stockholders along with this proxy statement, if a request is made to receive printed proxy materials or if the stockholder is a participant in our 401(k) Plan. Our Annual Report to Stockholders, which includes our Annual Report on Form 10-K, and this proxy statement are provided electronically by e-mail to those stockholders who have requested that form of delivery. The Notice of Internet Availability that is distributed to many of our stockholders provides information on how you may access our 2016 Annual Report to Stockholders and this proxy statement through the Internet, which will be available on or about March 24, 2017 at www.proxyvote.com or http://ir.prologis.com/annuals.cfm. We will provide copies of our annual report to requesting stockholders, free of charge, by contacting Investor Relations, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111, telephone (415) 394-9000.

Our Code of Ethics and Business Conduct, Governance Guidelines and our Audit, Compensation and Governance Committee charters can be viewed, on our website at http://ir.prologis.com/governance.cfm. In addition, copies of our Code of Ethics and Business Conduct, Governance Guidelines, our Audit, Compensation and Governance Committee charters and our bylaws can be obtained by any stockholder, free of charge, upon written request to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

March 23, 2017

San Francisco, California

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Appendix A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

¾	APPENDIX A: DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business.

Adjusted EBITDA. We use Adjusted EBITDA, a non-Generally Accepted Accounting Principles (“GAAP”) financial measure, as a measure of our operating performance. We calculate Adjusted EBITDA beginning with consolidated net earnings attributable to common stockholders and removing the effect of interest, income taxes, depreciation and amortization, impairment charges, third-party acquisition expenses related to the acquisition of real estate, gains or losses from the acquisition or disposition of investments in real estate (other than from land and development properties), gains from the revaluation of equity investments upon acquisition of a controlling interest, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our FFO measures (see definition below), and other items, such as stock based compensation and unrealized gains or losses on foreign currency. We make adjustments to reflect our economic ownership in each entity in which we invest, whether consolidated or unconsolidated.

We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view our operating performance on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense, gains and losses on the disposition of non-development properties and other items (outlined above), that affect comparability. We also include a pro forma adjustment in Adjusted EBITDA to reflect a full period of NOI (as defined below) on the operating properties we acquire and stabilize and to remove NOI on properties we dispose of during the quarters, assuming the transaction occurred at the beginning of the quarter. By excluding interest expense, Adjusted EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. Gains and losses on the early extinguishment of debt generally include the costs of repurchasing debt securities. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.

We believe that Adjusted EBITDA helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends. We believe that investors should consider Adjusted EBITDA in conjunction with net earnings and the other GAAP measures of our performance to improve their understanding of our operating results, and to make more meaningful comparisons of our performance against other companies. By using Adjusted EBITDA, an investor is assessing the earnings generated by our operations but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with our GAAP presentations. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures, distribution requirements, contractual commitments or interest and principal payments on our outstanding debt.

While EBITDA is a relevant and widely used measure of operating performance, it does not represent net income as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation to Adjusted EBITDA from consolidated net earnings, a GAAP measurement. The following table reconciles our net earnings for the fourth quarter of 2016 to Adjusted EBITDA for the same periods (in thousands).

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Appendix A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

Three Months Ended December 31,

2016
Net earnings attributable to common stockholders	$440,539
Gains on dispositions of real estate, net (excluding development properties and land)	(121,067)
Depreciation and amortization	225,736
Interest expense	70,569
Losses (gains) on early extinguishment of debt, net	—
Current and deferred income tax expense, net	17,966
Net earnings attributable to noncontrolling interests—limited partnership unitholders	12,063
Pro forma adjustments	(1,382)
Preferred stock dividends	1,658
Unrealized foreign currency and derivative losses (gains), net	(29,369)
Stock compensation expense	16,683
Acquisition expenses	2,075
Adjusted EBITDA, consolidated	$635,471
Reconciling items related to noncontrolling interests	(34,140)
Our share of reconciling items related to unconsolidated co-investment ventures	39,590
Adjusted EBITDA	$640,921

Annualized FFO Growth Rate is average year-on-year growth rate of Core FFO per share, over a period of time, reflecting the rate on an annual basis.

Annualized TSR is calculated based on the stock price appreciation and dividends paid to show a total return to a stockholder over a period of time. This calculation assumes dividends are reinvested into the stock on the day the dividend is paid. We annualize TSR by converting the total return of the stock at the end of a prescribed time period to an annualized basis.

Asset Management Fees represents the third-party share of asset management and transactional fees from both consolidated and unconsolidated co-investment ventures.

Assets Under Management (“AUM”) represents the estimated value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding the third-party investors’ share of the estimated fair value of the assets in the co-investment ventures to our share of total market capitalization (calculated using the market price of our equity plus our share of total debt).

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Appendix A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

Calculation of Per Share Amounts (in thousands, except per share amounts):

	2016	2015	2014	2013	2012
Net earnings
Net earnings (loss)	$1,203,218	$862,788	$622,235	$315,422	$(80,946)
Noncontrolling interest attributable to exchangeable limited partnership units	37,079	13,120	3,636	1,305	(162)
Gains, net of expenses, associated with exchangeable debt assumed exchanged	—	(1,614)	—	—	—
Adjusted net earnings (loss)—Diluted	$1,240,297	$874,294	$625,871	$316,727	$(81,108)
Weighted average common shares outstanding—Basic	526,103	521,241	499,583	486,076	459,895
Incremental weighted average effect on exchange of limited partnership units	16,833	8,569	3,501	2,060	1,953
Incremental weighted average effect of equity awards	3,730	1,961	3,307	3,410	—
Incremental weighted average effect on exchangeable debt assumed exchanged(a)	—	2,173	—	—	—
Weighted average common shares outstanding—Diluted	546,666	533,944	506,391	491,546	461,848
Net earnings (loss) per share—Basic	$2.29	$1.66	$1.25	$0.65	$(0.18)
Net earnings (loss) per share—Diluted	$2.27	$1.64	$1.24	$0.64	$(0.18)
Core FFO
Core FFO	$1,400,498	$1,181,290	$953,147	$813,224	$813,863
Noncontrolling interest attributable to exchangeable limited partnership units	4,273	213	209	2,828	227
Interest expense on exchangeable debt assumed exchanged	—	3,506	16,984	16,940	16,896
Core FFO—Diluted	$1,404,771	$1,185,009	$970,340	$832,992	$830,986
Weighted average common shares outstanding—Basic	526,103	521,241	499,583	486,076	459,895
Incremental weighted average effect on exchange of limited partnership units	16,833	6,897	1,964	3,411	3,238
Incremental weighted average effect of equity awards	3,730	1,961	3,307	3,410	2,173
Incremental weighted average effect on exchangeable debt assumed exchanged(a)	—	2,173	11,879	11,879	11,879
Weighted average common shares outstanding—Diluted	546,666	532,272	516,733	504,776	477,185
Core FFO per share—Diluted	$2.57	$2.23	$1.88	$1.65	$1.74
(a)	In March 2015, the exchangeable debt was settled primarily through the issuance of common stock. The adjustment in 2015 assumes the exchange occurred on January 1, 2015.

Compound Annual Growth Rate, also referred to as CAGR, is used to determine the annual growth rate over a specified period of time longer than one year. The compound annual growth is calculated by dividing the ending value by the beginning value and multiplying the result to the power of one divided by the number of years in the calculation and then subtracting one from the result. We determined the three-year compound annual growth

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Appendix A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

rate of our Core FFO per share at December 31, 2016, to be 16% by dividing the 2016 diluted Core FFO per share of $2.57 by 2013 diluted Core FFO per share of $1.65, then multiplying the result to the one-third power and then subtracting one from the result.

Debt/Adjusted EBITDA is a non-GAAP measure used by us to analyze our debt risk portfolio. We make adjustments to reflect our economic ownership in each entity in which we invest, whether consolidated or unconsolidated. The following table presents the calculation of Debt/Adjusted EBITDA, excluding development gains, for the fourth quarter of 2016 (in thousands).

Three Months Ended December 31,
2016
Debt as a % of gross real estate assets:
Consolidated debt—at par	$10,632,534
Less: noncontrolling interests share of consolidated debt—at par	(634,945)
Prologis share of unconsolidated entities debt—at par	1,557,561
Total Prologis share of debt—at par	11,555,150
Less: Prologis share of outstanding foreign currency derivatives	(22,349)
Less: consolidated cash and cash equivalents	(807,316)
Add: consolidated cash and cash equivalents—third party share	52,519
Less: unconsolidated entities cash—Prologis share	(138,773)
Total Prologis share of debt, net of adjustments	$10,639,231
Adjusted EBITDA	640,920
Adjusted EBITDA- annualized minus development gains and promote	1,839,448
Net promote for the twelve months ended	$78,917
Adjusted EBITDA- annualized	1,918,365
Debt as a % of gross real estate assets excluding development gains	5.5x

Development Margin is calculated on developed properties as the Value Creation less estimated closing costs and taxes, if any, on properties expected to be sold or contributed, divided by the TEI.

Funds from Operations attributable to common stockholders and unitholders (“FFO”). FFO is a non-GAAP financial measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings.

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. We also consider the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of our investment, to be similar as a gain from the sale of previously depreciated properties under the NAREIT definition of FFO. We exclude similar adjustments from our unconsolidated entities and the third-parties’ share of our consolidated ventures.

Our FFO Measures. Our FFO measures begin with NAREIT’s definition and we make certain adjustments to reflect our business and the way that management plans and executes our business strategy. While not infrequent or unusual, the additional items we adjust for in calculating FFO, as modified by Prologis and Core FFO, both as defined below, are subject to significant fluctuations from period to period. Although these items may have a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long term. These items have both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

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Appendix A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

We calculate our FFO measures based on our proportionate ownership share of both our unconsolidated and consolidated ventures. We reflect our share of our FFO measures for unconsolidated ventures by applying our average ownership percentage for the period to the applicable reconciling items on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our FFO measures to remove the noncontrolling interests share of the applicable reconciling items based on our average ownership percentage for the applicable periods.

These FFO measures are used by management as supplemental financial measures of operating performance and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

We analyze our operating performance primarily by the rental revenues of our real estate and the revenues from our strategic capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities.

FFO, as modified by Prologis attributable to common stockholders and unitholders (“FFO, as modified by Prologis”).

To arrive at FFO, as modified by Prologis, we adjust the NAREIT defined FFO measure to exclude:

¾	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

¾	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from our defined FFO measure;

¾	unhedged foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated entities;

¾	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third-party debt of our foreign consolidated subsidiaries and our foreign unconsolidated entities; and

¾	mark-to-market adjustments associated with derivative financial instruments.

We use FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate our performance against other REITs that do not have similar operations or operations in jurisdictions outside the U.S.

Core FFO attributable to common stockholders and unitholders (“Core FFO”). In addition to FFO, as modified by Prologis, we also use Core FFO. To arrive at Core FFO, we adjust FFO, as modified by Prologis, to exclude the following recurring and nonrecurring items that we recognized directly in FFO, as modified by Prologis:

¾	gains or losses from contribution or sale of land or development properties that were developed with the intent to contribute or sell;

¾	income tax expense related to the sale of investments in real estate and third-party acquisition costs related to the acquisition of real estate;

¾	impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties;

¾	gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock; and

¾	expenses related to natural disasters.

We use Core FFO, including by segment and region, to: (i) assess our operating performance as compared to similar real estate companies and the industry in general, (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods, relative to resource allocation

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Appendix A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

decisions; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; (v) provide guidance to the financial markets to understand our expected operating performance; and (v) evaluate how a specific potential investment will impact our future results.

Limitations on the use of our FFO measures. While we believe our modified FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of these limitations are:

¾	The current income tax expenses and acquisition costs that are excluded from our modified FFO measures represent the taxes and transaction costs that are payable.

¾	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Furthermore, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of logistics facilities are not reflected in FFO.

¾	Gains or losses from non-development property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions.

¾	The deferred income tax benefits and expenses that are excluded from our modified FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our modified FFO measures do not currently reflect any income or expense that may result from such settlement.

¾	The foreign currency exchange gains and losses that are excluded from our modified FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

¾	The gains and losses on extinguishment of debt that we exclude from our Core FFO may provide a benefit or cost to us as we may be settling our debt at less or more than our future obligation.

¾	The natural disaster expenses that we exclude from Core FFO are costs that we have incurred.

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Appendix A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete Consolidated Financial Statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our modified FFO measures to our net earnings computed under GAAP for years ended December 31 as follows (in millions).

	2016	2015	2014	2013	2012
FFO
Reconciliation of net earnings to FFO measures:
Net earnings (loss) attributable to common stockholders	$1,203.2	$862.8	$622.2	$315.4	$(80.9)
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	899.8	854.5	617.8	624.6	705.7
Impairment charges on certain real estate properties	—	—	—	—	34.8
Gains on dispositions of investments in real estate properties, net	(423.0)	(500.8)	(553.2)	(271.3)	(207.0)
Reconciling items related to noncontrolling interests	(104.8)	(78.1)	47.9	(9.0)	(27.7)
Our share of reconciling items included in earnings from unconsolidated entities	162.1	185.6	186.5	159.8	127.3
Subtotal—NAREIT defined FFO	1,737.3	1,324.0	921.2	819.5	552.2
Add (deduct) our modified adjustments:
Unrealized foreign currency and derivative losses (gains), net	(7.5)	1.0	19.0	32.8	14.8
Deferred income tax benefit, net	(5.5)	(5.1)	(87.2)	(20.0)	(8.8)
Current income tax expense related to acquired tax liabilities	—	3.5	30.5	20.7	—
Reconciling items related to noncontrolling interests	0.7	(1.3)	—	—	—
Our share of reconciling items included in earnings from unconsolidated entities	(22.9)	(13.6)	4.0	2.2	(5.8)
FFO, as modified by Prologis	1,702.1	1,308.5	887.5	855.2	552.4
Adjustments to arrive at Core FFO:
Gains on dispositions of development properties and land, net	(334.4)	(258.1)	(172.4)	(427.6)	(112.6)
Current income tax expense (benefit) on dispositions	24.2	(0.2)	15.4	87.8	(15.8)
Acquisition expenses	4.6	47.0	4.2	3.0	7.2
Losses (gains) on early extinguishment of debt and repurchase of preferred stock, net	(2.5)	86.3	171.8	286.1	14.1
Reconciling items related to noncontrolling interests	4.3	(11.1)	—	—	—
Our share of reconciling items included in earnings from unconsolidated entities	2.2	8.9	46.6	8.7	23.1
Impairment charges	—	—	—	—	264.8
Merger, acquisition and other integration expenses	—	—	—	—	80.7
Core FFO	$1,400.5	$1,181.3	$953.1	$813.2	$813.9

Investment Capacity is our estimate of the gross real estate which could be acquired by our co-investment ventures through the use of existing equity commitments from us and our partners assuming the ventures maximum leverage limits are used.

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Appendix A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

Liquidity is equal to the sum of the current availability of our consolidated credit facilities ($3.2 billion) plus our consolidated cash and cash equivalents ($0.8 billion).

Loan-to-value (“LTV”), or debt as percentage of gross real estate assets, is a non-GAAP measure used by us to analyze the leverage risk in our debt risk portfolio. We make adjustments to reflect our economic ownership in each entity in which we invest, whether consolidated or unconsolidated. The following table presents the calculation of LTV at December 31, 2016 and 2015 (in thousands). The LTV calculations for December 31, 2014, 2013 and 2012 are provided in our earnings supplemental information for the fourth quarter of each respective year (furnished on Forms 8-K on January 27, 2015, January 30, 2014 and February 6, 2013, respectively).

	2016	2015
Debt as a % of gross real estate assets:
Consolidated debt—at par	$10,632,534	$11,620,995
Less: noncontrolling interests share of consolidated debt—at par	(634,945)	(674,048)
Prologis share of unconsolidated entities debt—at par	1,557,561	1,768,900
Total Prologis share of debt—at par	11,555,150	12,715,847
Less: Prologis share of outstanding foreign currency derivatives	(22,349)	(34,769)
Less: consolidated cash and cash equivalents	(807,316)	(264,080)
Add: consolidated cash and cash equivalents—third party share	52,519	51,204
Less: unconsolidated entities cash—Prologis share	(138,773)	(163,595)
Total Prologis share of debt, net of adjustments	$10,639,231	$12,304,607
Gross real estate assets—consolidated	27,937,964	28,617,020
Less: gross real estate assets—noncontrolling interests	(3,824,024)	(3,971,956)
Gross real estate assets—Prologis share of unconsolidated entities	6,670,199	7,373,323
Gross real estate assets—Prologis share	$30,784,139	$32,018,387
Debt as a % of gross real estate assets excluding development gains	34.6%	38.4%

Net Operating Income (“NOI”) is a non-GAAP financial measure used to evaluate our operating performance and represents rental revenue less rental expenses.

Net Promote includes actual promotes earned from third-party investors during the period, net of related cash expenses.

Same Store. We evaluate the operating performance of the operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include properties from our owned and managed portfolio in our same store analysis. We have defined the same store portfolio, for the three months ended December 31, 2016, as those properties that were in operation at January 1, 2015, and have been in operation throughout the same three-month periods in both 2016 and 2015 (including development properties that have been completed and available for lease). We have removed all properties that were disposed of to a third party or were classified as held for sale to a third party from the population for both periods. We believe the factors that affect rental revenues, rental expenses and NOI in the same store portfolio are generally the same as for the total operating portfolio. To derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the recent period end exchange rate to translate from local currency into the U.S. dollar, for both periods.

Same store is a commonly used measure in the real estate industry. Our same store measures are non-GAAP financial measures that are calculated beginning with rental revenues, rental recoveries and rental expenses from the financial statements prepared in accordance with GAAP. As our same store measures are non-GAAP financial measures, they have certain limitations as analytical tools and may vary among real estate companies. As a result, we provide a reconciliation from our financial statements prepared in accordance with GAAP to Same Store Property NOI with explanations of how these metrics are calculated.

A-8

Appendix A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

We calculate our same store results on a quarterly basis. The following table summarizes same store NOI and the change from prior period for the four quarters of 2016 and on a cumulative annual basis and the square feet of the portfolio used in the calculation (dollars and square feet in millions):

	Three Months Ended

	March 31,(1)	June 30,(1)	September 30,(1)	December 31,	Full Year
2016 NOI—same store portfolio	$617.8	$628.6	$632.0	$619.3	$2,497.7
2015 NOI—same store portfolio	$585.0	$600.6	$605.5	$602.2	$2,393.3
Percentage change	5.6%	4.7%	4.4%	2.8%	4.4%
Square feet of portfolio	517.5	511.1	504.3	500.7
(1)	A reconciliation of our same store results for these fiscal quarters to the Consolidated Statements of Income is provided in our previously filed quarterly reports on Form 10-Q for the respective quarter.

The following is a reconciliation of our consolidated rental revenues, rental recoveries, rental expenses and property NOI for the full year, as included in the Consolidated Statements of Income and within Note 20 to the Consolidated Financial Statements, in our annual reports on Form 10-K for year ended December 31, 2016, to the respective amounts in our same store portfolio analysis for the three months ended December 31 (dollars in millions):

	Three Months Ended

	March 31,	June 30,	September 30,	December 31,	Full Year
2016
Rental revenues	$437.1	$426.2	$435.8	$435.7	$1,734.8
Rental recoveries	117.0	120.0	124.4	124.2	485.6
Rental expenses	(146.6)	(140.7)	(140.5)	(141.1)	(568.9)
Property NOI	$407.5	$405.5	$419.7	$418.8	$1,651.5
2015
Rental revenues	$324.5	$357.8	$418.2	$435.6	$1,536.1
Rental recoveries	94.3	103.6	114.6	124.6	437.1
Rental expenses	(127.1)	(125.8)	(140.3)	(151.0)	(544.2)
Property NOI	$291.7	$335.6	$392.5	$409.2	$1,429.0

A-9

Appendix A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

	Three Months Ended December 31,

	2016	2015	Percentage Change
Rental Revenues(1)(2)
Consolidated:
Rental revenues as included in the Consolidated Statements of Income	$435.7	$435.6
Rental recoveries as included in the Consolidated Statements of Income	124.2	124.6
Consolidated adjustments to derive same store results:
Rental revenues and recoveries of properties not in the same store portfolio—properties developed, acquired and sold to third parties during the period and land subject to ground leases	(168.4)	(177.7)
Effect of changes in foreign currency exchange rates and other	(0.6)	(0.3)
Unconsolidated co-investment ventures—rental revenues	436.5	423.1
Same store portfolio—rental revenues(2)	$827.4	$805.3	2.7%
Rental Expenses(1)(3)
Consolidated:
Rental expenses as included in the Consolidated Statements of Income	$141.1	$151.0
Consolidated adjustments to derive same store results:
Rental expenses of properties not in the same store portfolio—properties developed, acquired and sold to third parties during the period and land subject to ground leases	(46.1)	(51.8)
Effect of changes in foreign currency exchange rates and other	13.9	7.4
Unconsolidated co-investment ventures—rental expenses	99.2	96.5
Same store portfolio—rental expenses(3)	$208.1	$203.1	2.5%
NOI(1)
Consolidated:
Property NOI as included in the Consolidated Statements of Income	$418.8	$409.2
Consolidated adjustments to derive same store results:
Property NOI of properties not in the same store portfolio—properties developed, acquired and sold to third parties during the period and land subject to ground leases	(122.3)	(125.9)
Effect of changes in foreign currency exchange rates and other	(14.5)	(7.7)
Unconsolidated co-investment ventures—property NOI	337.3	326.6
Same store portfolio—NOI	$619.3	$602.2	2.8%
(1)	We include 100% of the Same Store NOI from the properties in our same store portfolio. During the periods presented, certain properties owned by us were contributed to a co-investment venture and are included in the same store portfolio. Neither our consolidated results nor those of the co-investment ventures, when viewed individually, would be comparable on a same store basis because of the changes in composition of the respective portfolios from period to period (e.g. the results of a contributed property are included in our consolidated results through the contribution date and in the results of the unconsolidated entities subsequent to the contribution date).
(2)	We exclude the net termination and renegotiation fees from our same store rental revenues to allow us to evaluate the growth or decline in each property’s rental revenues without regard to items that are not indicative of the property’s recurring operating performance. Net termination and renegotiation fees represent the gross fee negotiated to allow a customer to terminate or renegotiate their lease, offset by the write-off of the asset recorded due to the adjustment to straight-line rents over the lease term. The adjustments to remove these items are included in “effect of changes in foreign currency exchange rates and other” in this table.
(3)

Rental expenses include the direct operating expenses of the property, such as property taxes, insurance and utilities. In addition, we include an allocation of the property management expenses for our direct-owned properties based on the property management services provided to each property (generally, based on a percentage of revenues). On consolidation, these amounts are eliminated and the

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Appendix A: Definitions and Reconciliations of GAAP and Non-GAAP Financial Measures

actual costs of providing property management services are recognized as part of our consolidated rental expenses. These expenses fluctuate based on the level of properties included in the same store portfolio and any adjustment is included as “effect of changes in foreign currency exchange rates and other” in this table.

Stabilization is defined as the earlier of when a development property has been completed for one year or is 90% occupied. Upon stabilization, a property is moved into our portfolio of operating properties.

Stabilized Capitalization Rate is calculated as “Stabilized NOI” divided by the “Acquisition Cost”.

Stabilized NOI is equal to the estimated twelve months of potential gross rental revenue (base rent, including above or below market rents plus operating expense reimbursements) multiplied by 95% to adjust income to a stabilized vacancy factor of 5%, minus estimated operating expenses.

Total Expected Investment (“TEI”) represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change. Non-U.S. dollar investments are translated to U.S. dollars using the exchange rate at period end.

Total Stockholder Return (“TSR”) is calculated based on the stock price appreciation and dividends paid to show a total return to a stockholder over a period of time. This calculation assumes dividends are reinvested into the stock on the day the dividend is paid.

Value Creation represents the value that we will create through our development and leasing activities. We calculate value creation by estimating the Stabilized NOI that the property will generate and applying a stabilized capitalization rate applicable to that property. The value creation is calculated as the amount by which the value exceeds our total expected investment and does not include any fees or promotes we may earn. Value Creation for our value-added properties that are sold includes the realized economic gain.

Weighted Average Annualized Growth Rate is the growth rate of an investment assuming that the investment has been compounding over a period of time. The growth rate is weighted by using the daily market capitalization of the applicable company averaged over a specified period of time.

Weighted Average Annualized TSR weights the annualized TSR of a company by using the daily market capitalization of the company averaged over the same period of time as the TSR. If applicable, the average daily market capitalization is then converted to USD using the applicable currency’s average daily exchange rate over the same period of time.

A-11

PROLOGIS, INC. PIER 1, BAY 1
SAN FRANCISCO, CA 94111
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PROLOGIS, INC.
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The Board of Directors recommends you vote FOR the For Against Abstain following proposal:
4. Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year 2017
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
E23417-P85906-Z69290
PROLOGIS, INC.
Annual Meeting of Stockholders May 3, 2017 1:30 P.M. Pacific Time This proxy is solicited by the Board of Directors
The undersigned hereby appoints each of Hamid R. Moghadam, Thomas S. Olinger, and Edward S. Nekritz as proxies for the undersigned with full power of substitution in each of them, to represent the undersigned at the Annual Meeting of Stockholders to be held on May 3, 2017, and at any and all adjournments or postponements thereof with all powers possessed by the undersigned if personally present at the meeting, and to cast at such meeting all votes that the undersigned is entitled to cast at such meeting in accordance with the instructions indicated on the reverse side of this form.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED AND THE SHARES ARE HELD DIRECTLY IN YOUR NAME, IT WILL BE VOTED (1) FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT, (2) FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPANY’S EXECUTIVE COMPENSATION FOR 2016, (3) FOR AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION EVERY YEAR, (4) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2017, AND (5) IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
IF THESE SHARES ARE HELD IN YOUR 401(K) PLAN ACCOUNT AND DO NOT PROVIDE SPECIFIC VOTING INSTRUCTIONS, THE TRUSTEE WILL VOTE ALL UNINSTRUCTED SHARES HELD IN THE COMPANY’S 401(K) PLAN IN THE SAME PROPORTION AS HOW INSTRUCTED SHARES HELD IN THE 401(K) PLAN ARE VOTED. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, THE PROXY STATEMENT, AND THIS PROXY. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
Continued and to be signed on reverse side